EXECUTION VERSION STOCK PURCHASE AGREEMENT dated as of October 25, 2023 by and among ULTRA CLEAN HOLDINGS, INC., HOFFMAN INSTRUMENTATION SUPPLY, INC., THE STOCKHOLDERS OF HOFFMAN INSTRUMENTATION SUPPLY, INC., and LVL3 INSTRUMENTATION LLC, as Representative of the Company Equityholders relating to the purchase and sale of 100% of the Common Stock of HOFFMAN INSTRUMENTATION SUPPLY, INC.

i TABLE OF CONTENTS PAGE ARTICLE 1 DEFINITIONS Section 1.01. Definitions .....................................................................................................2 Section 1.02. Other Definitional and Interpretative Provisions .......................................20 ARTICLE 2 PURCHASE AND SALE Section 2.01. Purchase and Sale .......................................................................................21 Section 2.02. Purchase Price; Estimated Closing Statement; Allocation of Purchase Price .......................................................................................................................22 Section 2.03. Closing; Pre-Closing Deliverables; Closing Deliverables.........................24 Section 2.04. Company Stock Option Payments; CBA Payments ....................................27 Section 2.05. Closing Balance Sheet; Post-Closing Statement ........................................27 Section 2.06. Post-Closing Adjustment of Purchase Price ...............................................30 Section 2.07. Release of Adjustment Holdback Fund .......................................................31 Section 2.08. Contingent Installment Payment; Post-Closing Earnout Payments ...........31 Section 2.09. Withholding Taxes ......................................................................................36 ARTICLE 3 REPRESENTATIONS AND WARRANTIES OF THE COMPANY Section 3.01. Corporate Existence and Power .................................................................37 Section 3.02. Authorization...............................................................................................37 Section 3.03. Governmental Authorization .......................................................................38 Section 3.04. Noncontravention ........................................................................................38 Section 3.05. Capitalization ..............................................................................................38 Section 3.06. Subsidiaries .................................................................................................39 Section 3.07. Financial Statements ...................................................................................40 Section 3.08. Absence of Certain Changes .......................................................................40 Section 3.09. No Undisclosed Material Liabilities ...........................................................43 Section 3.10. Material Contracts ......................................................................................43 Section 3.11. Tax Matters .................................................................................................46 Section 3.12. Litigation .....................................................................................................48 Section 3.13. Compliance with Laws and Court Orders ..................................................48 Section 3.14. Properties ....................................................................................................49 Section 3.15. Products ......................................................................................................51 Section 3.16. Intellectual Property ...................................................................................51 Section 3.17. Data Privacy and Cybersecurity .................................................................55 Section 3.18. Insurance Coverage ....................................................................................55 Section 3.19. Licenses and Permits ..................................................................................56 Section 3.20. Top Vendors ................................................................................................57

ii Section 3.21. Inventories...................................................................................................57 Section 3.22. Receivables .................................................................................................57 Section 3.23. Finders’ Fees ..............................................................................................58 Section 3.24. Employees ...................................................................................................58 Section 3.25. Employee Benefit Plans ..............................................................................58 Section 3.26. Labor Matters .............................................................................................62 Section 3.27. Environmental Matters ...............................................................................62 Section 3.28. Related Party Transactions.........................................................................64 ARTICLE 4 REPRESENTATIONS AND WARRANTIES OF SELLERS Section 4.01. Corporate Existence and Power .................................................................64 Section 4.02. Authorization...............................................................................................65 Section 4.03. Governmental Authorization .......................................................................65 Section 4.04. Noncontravention ........................................................................................65 Section 4.05. Ownership of Shares ...................................................................................65 Section 4.06. Finders’ Fees ..............................................................................................66 ARTICLE 5 REPRESENTATIONS AND WARRANTIES OF BUYER Section 5.01. Corporate Existence and Power .................................................................66 Section 5.02. Authorization...............................................................................................66 Section 5.03. Governmental Authorization .......................................................................67 Section 5.04. Noncontravention ........................................................................................67 Section 5.05. Financing ....................................................................................................67 Section 5.06. Litigation .....................................................................................................67 Section 5.07. R&W Insurance Policy ...............................................................................67 Section 5.08. Finders’ Fees ..............................................................................................67 Section 5.09. Purchase for Investment .............................................................................68 ARTICLE 6 COVENANTS OF BUYER AND SELLERS Section 6.01. Further Assurances .....................................................................................68 Section 6.02. Public Announcements ................................................................................68 Section 6.03. Confidentiality .............................................................................................69 Section 6.04. D&O Tail Policy .........................................................................................69 Section 6.05. R&W Insurance Policy ...............................................................................69 Section 6.06. Preservation of Books and Records; Access to Information ......................70 Section 6.07. Reimbursements for Tenant Improvements .................................................70 ARTICLE 7 TAX MATTERS Section 7.01. Pre-Closing Filing and Payment ................................................................71 Section 7.02. Straddle Tax Period Allocation ..................................................................71

iii Section 7.03. Cooperation ................................................................................................72 Section 7.04. Termination of Tax Sharing Agreements ....................................................72 Section 7.05. Tax Contests ................................................................................................72 Section 7.06. Tax Refunds .................................................................................................73 Section 7.07. Tax Deductions ...........................................................................................73 Section 7.08. Post-Closing Actions ...................................................................................74 Section 7.09. Transfer Taxes ............................................................................................74 Section 7.10. Survival .......................................................................................................74 ARTICLE 8 EMPLOYEE BENEFITS SECTION 8.01. Employee Matters ......................................................................................74 ARTICLE 9 SURVIVAL; INDEMNIFICATION; R&W INSURANCE Section 9.01. Survival .......................................................................................................75 Section 9.02. Indemnification ...........................................................................................76 Section 9.03. Independent Investigation; Waiver of Other Representations ....................78 Section 9.04. Third Party Claim Procedures....................................................................80 Section 9.05. Direct Claim Procedures ............................................................................81 Section 9.06. R&W Insurance Policy Process ..................................................................82 Section 9.07. Purchase Price Adjustment .........................................................................82 Section 9.08. Certain Limitations .....................................................................................82 ARTICLE 10 HOLDER REPRESENTATIVE Section 10.01. Designation of Holder Representative ......................................................83 Section 10.02. Decisions Binding .....................................................................................84 Section 10.03. Liability of the Holder Representative ......................................................84 Section 10.04. Indemnification of the Holder Representative ..........................................84 Section 10.05. Replacement of Holder Representative .....................................................84 Section 10.06. Holder Representative Fund .....................................................................85 ARTICLE 11 MISCELLANEOUS Section 11.01. Notices.......................................................................................................85 Section 11.02. Amendments and Waivers .........................................................................86 Section 11.03. Expenses ....................................................................................................86 Section 11.04. Disclosure Schedule References ...............................................................87 Section 11.05. Successors and Assigns .............................................................................87 Section 11.06. Governing Law..........................................................................................88 Section 11.07. Jurisdiction ...............................................................................................88 Section 11.08. WAIVER OF JURY TRIAL ........................................................................88 Section 11.09. Counterparts; Effectiveness ......................................................................88

iv Section 11.10. Entire Agreement ......................................................................................88 Section 11.11. Severability ...............................................................................................89 Section 11.12. Specific Performance ................................................................................89 Section 11.13. Conflict Waiver; Attorney-Client Privilege ..............................................89 Section 11.14. Affiliate Liability .......................................................................................90 Section 11.15. No Third Party Beneficiaries ....................................................................91 Section 11.16. Release of Claims ......................................................................................91 Exhibits Exhibit A: Form of Optionholder Letter Exhibit B: Form of Warrant Termination Agreement Exhibit C: Form of CBA Holder Letter Schedules Company Disclosure Schedule Schedule I: Stockholders Schedule II: Estimated Closing Statement Schedule III: Payment Instructions Schedule IV: Key Employees Schedule V: Accounting Principles Schedule VI: Adjusted EBITDA Calculation Schedule VII: Operating Profit Calculation

STOCK PURCHASE AGREEMENT This STOCK PURCHASE AGREEMENT (this “Agreement”) dated as of October 25, 2023 is made by and among Ultra Clean Holdings, Inc., a Delaware corporation (the “Buyer”), Hoffman Instrumentation Supply, Inc. d/b/a HIS Innovations Group, an Oregon corporation (the “Company”), the Stockholders (as defined below) listed on Schedule I hereto (each, a “Seller” and collectively, the “Sellers”) and LVL3 Instrumentation LLC, an Oregon limited liability company, solely in its capacity as representative of the Company Equityholders as set forth herein (the “Holder Representative”). Each of the Buyer, the Company and each Seller are referred to herein as a “Party” and collectively as the “Parties”. W I T N E S S E T H: WHEREAS, the Stockholders set forth on Schedule I hereto collectively own all of the issued and outstanding shares of Company Common Stock (as defined below), as of the Closing; WHEREAS, the Sellers desire to sell to Buyer, and Buyer desires to purchase from the Sellers, all of the issued and outstanding shares of Company Common Stock, upon the terms, in the manner and subject to the conditions set forth in this Agreement; WHEREAS, this Agreement, the other Transaction Documents (as defined below) and the transactions contemplated hereby and thereby (collectively, the “Transactions”) have been duly adopted and approved by the requisite actions of the Company, the Sellers and Buyer; WHEREAS, on or prior to the date hereof, each (a) Optionholder (as defined below) has delivered to the Company a letter in the form attached hereto as Exhibit A (each, an “Optionholder Letter”), (b) Warrantholder (as defined below) has delivered to the Company warrant termination agreement the form attached hereto as Exhibit B (each, a “Warrant Termination Agreement”) and (c) each CBA Holder (as defined below) has delivered to the Company a letter in the form attached hereto as Exhibit C (each, a “CBA Holder Letter”); WHEREAS, concurrently with the execution and delivery of this Agreement, and as a condition and inducement to Buyer’s willingness to enter into this Agreement, each of the individuals listed on Schedule IV of this Agreement has entered into a restricted stock unit letter agreement with an Affiliate of Buyer, to become effective at Closing; and WHEREAS, (i) concurrently with the execution and delivery of this Agreement, Buyer is acquiring, in connection with the consummation of the Transactions, a representation and warranty insurance policy covering certain representations and warranties set forth in this Agreement (the “R&W Insurance Policy”), and (ii) Buyer has provided to the Company and the Holder Representative a true and complete copy of the form of the binders for the R&W Insurance Policy and will, substantially concurrent with the execution hereof, pay any applicable deposits required to be paid in connection therewith;

2 NOW, THEREFORE, in consideration of the foregoing and the representations, warranties, covenants and agreements contained herein, the Parties hereto agree as follows: ARTICLE 1 DEFINITIONS Section 1.01. Definitions. (a) The following terms, as used herein, have the following meanings: “Accounting Principles” means U.S. GAAP applied consistently with the past practices of the Company (to the extent in accordance with GAAP), except as set forth on Schedule V. “Action” means any action, suit, inquiry, hearing, investigation, audit (including Tax audit), litigation, arbitration, mediation, grievance, prosecution or proceeding (including any civil, criminal, administrative, regulatory, investigative or appellate proceeding). “Adjustment Holdback Amount” means $500,000. “Advisor Expenses” means any fees, costs or expenses that become payable to Manalto Advisors, LLC or any of its Affiliates or Representatives following the Closing pursuant to that certain Letter Agreement, dated November 7, 2020, by and between Manalto Advisors, LLC and the Company or otherwise. “Affiliate” means, with respect to any Person, any other Person who, as of the relevant time for which the determination of affiliation is being made, directly or indirectly controls, is controlled by or is under common control with such Person. For purposes of this definition, “control” when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise, and the terms “controlling” and “controlled” have correlative meanings. For the avoidance of doubt, following the Closing, the Affiliates of Buyer shall include the Company. “Anti-Boycott Laws” means 15 C.F.R. pt. 760 et seq. and 26 U.S.C. §§ 908 and 999, as om time amended fr to time, and other similar laws and regulations applicable to the Sellers or the Company or its Subsidiaries. “Anti-Corruption Laws” means the Foreign Corrupt Practices Act of 1977, as amended, and any rules or regulations thereunder, or any other Applicable Law regarding anti-corruption in the United States or any non-U.S. jurisdiction applicable to the Sellers or the Company or its Subsidiaries . “Applicable Law” means, with respect to any Person, any transnational, domestic or foreign federal, state or local law (statutory, common or otherwise), constitution, treaty, convention, ordinance, code, rule, regulation, order, injunction, judgment, decree, ruling or other similar requirement enacted, adopted, promulgated or applied by a Governmental

3 Authority that is binding upon or applicable to such Person, as amended unless expressly specified otherwise. “Base Cash Consideration” means $50,000,000. “Balance Sheet” means the unaudited consolidated balance sheet of the Company and its Subsidiaries as of the Balance Sheet Date. “Balance Sheet Date” means June 30, 2023. “Business Day” means a day, other than Saturday, Sunday or other day on which commercial banks in New York, New York are authorized or required by Applicable Law to close. “Buyer Fundamental Representation” means those representations and warranties in Section 5.01, Section 5.02, Section 5.04(a) and Section 5.08. “Cash” means the aggregate amount of cash, bank deposits and marketable securities (but, in the case of marketable securities, only short-term, highly liquid investments that are readily convertible to known amounts of cash within forty-five (45) days and are so near their maturity that they present insignificant risk of changes in value because of changes in interest rates); provided that Cash shall (i) be calculated net of (x) restricted balances (including security deposits, bond guarantees, collateral reserve accounts and amounts held in escrow) to the extent not freely usable, distributable or transferable (including as a result of Taxes imposed as a result of such use, distribution or transfer), and (y) outstanding outbound checks, draws, ACH debits and wire transfers and (ii) include inbound checks, draws, ACH credits and wire transfers deposited or available for deposit to the extent there has been a reduction of accounts receivable that would have otherwise been taken into account in Closing Net Working Capital in respect thereof. “Calculation Time” means 11:59 p.m. Pacific Time on October 25, 2023. “CBA” means each cash-equivalent award granted under a Company Equity Plan, whether vested or unvested, that is outstanding and unsettled as of immediately prior to the Closing. “CBA Holder” means, as of immediately prior to the Closing, the holder of a CBA in his, her or its capacity as such. “CBA Share” means, with respect to the CBA Holder, an amount equal to (a) one percent (1%) multiplied by (b) a fraction, the numerator of which is 87,745 and the denominator of which is the Fully Diluted Number. “CBA Threshold” means, without giving effect to the CBA Share, that $34,000,000 of Purchase Price has been actually received by, or is actually due and payable to, the Stockholders, Optionholders and Warrantholders.

4 “Change of Control Event” means, with respect to any Person, the occurrence of any of the following transactions with respect to such Person following the Closing Date: (a) a sale of all or substantially all of the assets and properties of such Person (or any successor to all or substantially all of the assets of such Person) to a Person other than an Affiliate of the Buyer; (b) a merger, consolidation, reconstitution or similar transaction involving such Person (or any successor to all or substantially all of the assets of such Person), the result of which is that a Person other than an Affiliate of Buyer directly or indirectly owns or controls 50% or more of the voting securities of the continuing or surviving entity immediately after such transaction; or (c) a sale or exchange, directly or indirectly, of the issued and outstanding equity interests of such Person (or any successor to all or substantially all of the assets of such Person) by the direct or indirect holders thereof in a single transaction, or series of related transactions, the result of which a Person other than an Affiliate of the Buyer owns or controls, directly or indirectly, 50% or more of the voting securities of such Person (or any successor to all or substantially all of the assets of such Person) immediately after such transaction; provided that a Change of Control Event of Buyer shall not constitute a Change of Control Event of the Company (or any successor to all or substantially all of the assets of the Company). “Closing Consideration” means an amount in cash equal to (i) the Estimated Purchase Price, minus (ii) the Adjustment Holdback Amount, minus (iii) the Indemnity Holdback Amount. “COBRA” means the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended, and any rules or regulations promulgated thereunder. “Code” means the Internal Revenue Code of 1986, as amended, and any rules or regulations promulgated thereunder. “Collective Bargaining Agreement” means any written or oral agreement, memorandum of understanding or other contractual obligation between the Company or any of its Subsidiaries and any labor organization or other authorized employee representative collectively representing Service Providers. “Company Common Stock” means the common stock, no par value, of the Company. “Company Disclosure Schedule” means the disclosure schedule dated as of the date of this Agreement and delivered by the Company to Buyer in connection with the execution and delivery of this Agreement. “Company Employee” means an employee of the Company or any of its Subsidiaries. “Company Equityholder” means each Stockholder, Optionholder, CBA Holder and Warrantholder. “Company Equity Plan” means the Company’s 2019 Omnibus Equity Incentive Plan, or any other plan, arrangement or standalone agreement adopted or entered into by

5 the Company or any of its Affiliates pursuant to which it may or has granted or issued to any current or former Service Provider any equity or equity-based awards relating to Company Common Stock, including options, warrants, restricted units, unit appreciation rights, phantom units, profits interests or any other similar award. “Company Fundamental Representation” means those representations and warranties in Section 3.01(a), Section 3.02, Section 3.04(a), Section 3.05, Section 3.06, and Section 3.23. “Company Stock Option” means each option to purchase shares of Company Common Stock granted under a Company Equity Plan, whether vested or unvested, that is outstanding and unexercised as of immediately prior to the Closing. “Company Warrant” means each warrant exercisable for, exchangeable into, or otherwise settled in shares of Company Common Stock, whether vested or unvested, that is outstanding and unexercised as of the Closing. “Continuing Employees” has the meaning specified in Section 8.01. “Contract” means any written or oral agreement, lease, sublease, license, sublicense, contract, sale or purchase order, instrument, obligation, or commitment that is or purports to be legally binding, including any exhibits, annexes, appendices or attachments thereto, and any amendments, modifications, supplements, extension or renewals thereof. “COVID-19” means the infectious disease known as coronavirus disease 2019, or COVID-19, caused by severe acute respiratory syndrome coronavirus 2 (SARS-CoV-2), and any evolutions thereof or related or associated epidemics, pandemics or disease outbreaks. “Employee Plan” means any (i) “employee benefit plan” as defined in Section 3(3) of ERISA, (ii) compensation, employment, consulting, severance, termination protection, change in control, transaction bonus, retention or similar plan, agreement, arrangement, program or policy or (iii) other plan, agreement, arrangement, program or policy providing for compensation, bonuses, profit-sharing, equity or equity-based compensation or other forms of incentive or deferred compensation, vacation benefits, insurance (including any self-insured arrangement), medical, dental, vision, prescription or fringe benefits, life insurance, relocation or expatriate benefits, perquisites, disability or sick leave benefits, employee assistance program, workers’ compensation, supplemental unemployment benefits or post-employment or retirement benefits (including compensation, pension, health, medical or insurance benefits), in each case whether or not written (x) that is sponsored, maintained, administered, contributed to or entered into by the Company or any of its Affiliates for the current or future benefit of any current or former Service Provider or (y) for which the Company or any of its Subsidiaries has any direct or indirect liability. For the avoidance of doubt, a Collective Bargaining Agreement shall constitute an agreement for purposes of clauses (ii) and (iii).

6 “Employee Welfare Benefit Plan” has the meaning specified in Section 3(1) of ERISA. “Environmental Laws” means any Applicable Law or any binding enforcement agreement with any Governmental Authority, relating to protection of human health and safety (as related to exposure to Hazardous Substances), the environment, or to Hazardous Substances. “Environmental Permits” means all permits, licenses, franchises, certificates, approvals and other similar authorizations of Governmental Authorities relating to or required by Environmental Laws and affecting, or relating in any way to, the business of the Company or any of its Subsidiaries as currently conducted. “ERISA” means the Employee Retirement Income Security Act of 1974, as amended, and any rules or regulations promulgated thereunder. “ERISA Affiliate” with respect to an entity means any other entity that, together with such first entity, would be treated as a single employer under Section 414 of the Code. “Estimated Cash” means $1,005,625.00, as set forth on the Estimated Closing Statement, which is the Company’s good faith estimate of Closing Cash as of the date hereof. “Estimated CBA Consideration” means $0.00, as set forth on the Estimated Closing Statement, which is the Company’s good faith estimate of the CBA Consideration as of the date hereof. “Estimated Indebtedness” means $19,154,070.66, as set forth on the Estimated Closing Statement, which is the Company’s good faith estimate of Indebtedness as of the date hereof. “Estimated Option Consideration” means $33,481.78, as set forth on the Estimated Closing Statement, which is the Company’s good faith estimate of the Option Consideration as of the date hereof. “Estimated Per Share Closing Consideration” means $294.17, as set forth on the Estimated Closing Statement, which is the Company’s good faith estimate of the Per Share Closing Consideration as of the date hereof. “Estimated Purchase Price” means an amount in cash equal to (i) the Base Cash Consideration, plus (ii) the Estimated Cash, plus (iii) the difference, which may be a positive or negative number, between (x) the Estimated Working Capital and (y) the Target Working Capital, minus (iv) the Estimated Indebtedness, minus (v) the Estimated Transaction Expenses. “Estimated Share Consideration” means $26,801,034.31, as set forth on the Estimated Closing Statement, which is the Company’s good faith estimate of the Share Consideration as of the date hereof.

7 “Estimated Transaction Expenses” means $2,383,773.04, as set forth on the Estimated Closing Statement, which is the Company’s good faith estimate of the Company’s Transaction Expenses as of the date hereof. “Estimated Warrant Consideration” means $0.00, as set forth on the Estimated Closing Statement, which is the Company’s good faith estimate of the Warrant Consideration as of the date hereof. “Estimated Working Capital” means $7,972,556.71, as set forth on the Estimated Closing Statement, which is the Company’s good faith estimate of Closing Net Working Capital as of the date hereof. “Export and Import Control Laws” means (i) U.S. laws, regulations, or orders governing imports, exports, and customs, (ii) non-U.S. laws, regulations, or orders governing imports, exports, and customs in all other countries in which the Company has conducted and/or currently conducts business, and (iii) Anti-Boycott Laws. “Fraud” means, with respect to any Party, (i) an intentional misrepresentation of a material fact in a specific representation or warranty expressly set forth in Article 3, Article 4 or Article 5; (ii) with actual knowledge by the Party making such representation or warranty that such representation or warranty was materially false when made (iii) with the specific intent on the part of the Party making such representation or warranty to induce the Party to which such representation or warranty was made to act, or refrain from acting, in reliance upon such materially false representation or warranty (iv) that such receiving Party, in justifiable reliance upon such materially false representation or warranty took or refrained from taking action; and (v) such Party actually suffered damage by reason of such reliance. For the avoidance of doubt, “Fraud” does not include (a) constructive fraud, statutory fraud, equitable fraud, negligent misrepresentation or omission or promissory fraud or (b) any fraud based on constructive knowledge, negligent misrepresentation or recklessness. “Fully Diluted Number” means, without duplication, immediately prior to the Closing: (i) the aggregate number of shares of Company Common Stock issued and outstanding, plus (ii) the aggregate number of shares of Company Common Stock issuable upon the exercise of all Company Stock Options outstanding immediately prior to the Closing (regardless of whether any such outstanding Company Stock Option has become exercisable in accordance with the Company Equity Plan and/or any other terms applicable to it), plus (iii) the aggregate number of shares of Company Common Stock issuable upon the exercise of all Company Warrants outstanding immediately prior to the Closing (regardless of whether any such outstanding Company Warrant has become exercisable in accordance with the Company Warrant and/or any other terms applicable to it); provided, that (a) each share of Company Common Stock held in the Company’s treasury immediately prior to the Closing shall not be included in the calculation of the Fully Diluted Number, (b) no Company Common Stock issuable upon the exercise of any Company Stock Option outstanding immediately prior to Closing shall be included in the calculation of the Fully Diluted Number unless and until the aggregate Purchase Price then paid or due and payable divided by the Fully Diluted Number (without giving effect to clauses (b) and

8 (c) of this proviso) exceeds the exercise price per share of such Company Stock Option, and (c) no Company Common Stock issuable upon the exercise of any Company Warrant outstanding immediately prior to the Closing shall be included in the calculation of the Fully Diluted Number unless and until the aggregate Purchase Price then paid or due and payable divided by the Fully Diluted Number (without giving effect to clauses (b) and (c) of this proviso) exceeds the exercise price per share of such Company Warrant. For the avoidance of doubt, the Fully Diluted Number shall be recalculated with respect to any portion of the Purchase Price that becomes due and payable following the Closing (as if such amounts and all previously paid amounts had been due and payable at the Closing) at such time as Payment Instructions are required to be delivered by the Holder Representative to Buyer pursuant to this Agreement. “Fundamental Representations” means the Company Fundamental Representations, the Seller Fundamental Representations and the Buyer Fundamental Representations. “Generative AI Tools” means any and all artificial intelligence tools, machine learning algorithms (including large language models), neural networks, and other similar systems, Software or platforms, in each case, capable of producing any type of content or output (including, but not limited to, text (including Software code), imagery, video, audio, data or other media). “Governing Documents” means the legal document(s) by which any Person (other than an individual) establishes its legal existence or which govern its internal affairs, including the charter, articles or certificate of incorporation, association or formation, bylaws, operating agreement, limited liability company agreement, partnership agreement, investor rights’ agreement, shareholders’ agreement, voting agreement, voting trust agreement, joint venture agreement, registration rights agreement and any similar agreement, and any amendments or supplements to any of the foregoing. “Governmental Authority” means any transnational, domestic or foreign federal, state or local governmental, regulatory or administrative authority, department, court, agency or official, including any political subdivision thereof. “Hazardous Substances” means any pollutant, contaminant, waste or chemical in the form, concentration or condition of which it is regulated by or may form a basis of liability under Environmental Laws as toxic, radioactive, ignitable, corrosive, reactive or otherwise hazardous or having any constituent elements displaying any of the foregoing produc-, bycharacteristics, including petroleum, its derivatives ts and other hydrocarbons, or any per- or polyfluoroalkyl substances in the form and to the extent regulated under any Environmental Law. “Holdback Fund” means an amount equal to the Adjustment Holdback Amount, plus the Indemnity Holdback Amount withheld from the aggregate Purchase Price at Closing by Buyer.

9 “Indebtedness” means, without duplication, with respect to the Company, calculated in accordance with the Accounting Principles, all obligations and other Liabilities (including all obligations in respect of principal, accrued interest, penalties, fees, prepayment penalties (other than prepayment penalties in respect of Indebtedness owed to Manufacturers Capital, Intech Funding Corp, or First Citizens Bank) breakage costs, premiums and other expenses) of the Company for (i) borrowed money (including overdraft facilities), (ii) evidenced by notes, bonds, debentures or similar Contracts or securities, (iii) created or arising under any conditional sale or other title retention agreement issued or assumed as full or partial payment with respect to property acquired by the Company (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property), (iv) secured by a purchase money mortgage or other Lien to secure all or part of the purchase price of the property subject to such Lien, (v) for the deferred purchase price of assets, property, goods or services, including all seller notes, earnout payments and purchase price adjustment payments, (vi) for capitalized liabilities of the Company as lessee under leases that are capitalized or required to be capitalized in accordance with the Accounting Principles, which for the avoidance of doubt shall exclude any impact of operating leases capitalized in accordance with the Financial Accounting Standards Board’s Accounting Standards Update 2016-02, Leases (Topic 842), (vii) obligations under or in respect of letters of credit, acceptance credit, bankers’ acceptances or similar facilities (to the extent drawn), (viii) for Contracts relating to interest rate and currency protection, swap agreements, collar agreements and other hedging agreements (at the termination value thereof), (ix) in respect of forward sale and purchase agreements, (x) for all unpaid income Taxes of the Company and its Subsidiaries accrued (or required under U.S. GAAP to be accrued) for any Pre-Closing Tax Period (including (A) any liability for Taxes or other liabilities as a result of or relating to Section 965 or an election under Section 965(h) of the Code and (B) any Taxes required to be included under Sections 951 or 951A of the Code with respect to any non-U.S. Subsidiaries for the taxable year of such non-U.S. Subsidiaries that includes (but does not end on) the Closing Date, calculated as if the taxable year of each controlled foreign corporation (within the meaning of Section 957 of the Code) giving rise to such amounts ended on the Closing Date), (xi) any accrued but unpaid obligation or liability in respect of underfunded or unfunded defined benefit pension plans or retiree health or welfare benefit plans or deferred compensation plans, (xii) severance or other termination-related payments or obligations that are due or accrued as of the Closing but unpaid (except to the extent taken into account as a Transaction Expense or Closing Net Working Capital), (xiii) the employer portion of any payroll, social security, employment and similar Taxes payable or incurred in connection with the payments described in clauses (xi) and (xii), (xiv) the maximum amount of unpaid settlement obligations under those certain settlement agreements set forth on Section 1.01-DEBT of the Company Disclosure Schedule, (xv) any other amounts payable by the Company to a Related Party that remains unpaid as of the Closing other than ordinary course employment compensation consistent with the applicable salary or wage rate set forth in Section Section 3.24(a) of the Company Disclosure Schedule; and (xvi) in the nature of guarantees of the obligations described in clauses (i) through (xvi) above of any other Person. For the avoidance of doubt, Indebtedness includes all Specified Debt and all other Indebtedness included on the Estimated Closing Statement.

10 “Indemnified Taxes” means any and all Taxes (a) for which the Company or any of its Subsidiaries is liable attributable to any Pre-Closing Tax Period, together with any interest, penalty or addition to Tax accruing after the Closing Date on any Taxes described in this clause (a), (b) of any Person for which the Company or any of its Subsidiaries is liable as a transferee or successor, by Contract or pursuant to any Applicable Law, (c) arising out of or resulting from any inclusion under Sections 951 or 951A of the Code (or any similar or corresponding provision of state or local Law) in respect of any “foreign corporation” owned (directly or indirectly) by the Company to the extent such inclusion results from any transactions or ownership of assets occurring between (x) the beginning of the taxable year of such foreign corporation that includes the Closing Date and (y) the Closing, or (d) any Taxes resulting from any breach or inaccuracy of any representation set forth in Section 3.11, provided, however, that the foregoing Indemnified Taxes will not include any Taxes (A) to the extent accounted for or included as a liability in the Closing Indebtedness, Closing Company Transaction Expenses or the Closing Net Working Capital, (B) that are attributable to any action taken outside the ordinary course of business on the Closing Date after the Closing that is not contemplated by this Agreement or (C) in the case of Taxes otherwise described the preceding clause (d), would not have been payable but for the unavailability, in any Taxable period (or portion thereof) beginning after the Closing Date, of any amount of any tax attribute of the Company or any of its Subsidiaries (including net operating loss or Tax credit) originally arising in a Pre-Closing Tax Period. “Indemnity Holdback Amount” means $150,000. “Intellectual Property Rights” means any and all intellectual property and similar proprietary rights throughout the world, including all (i) inventions, whether or not patentable, reduced to practice or made the subject of one or more pending patent applications, (ii) national and multinational statutory invention registrations, patents and patent applications (including all provisionals, non-provisionals, reissues, divisionals, continuations, continuations-in-part, extensions, supplementary protection certificates and reexaminations thereof and all foreign equivalents of the foregoing) registered or applied for in the United States and all other nations throughout the world, and all inventions disclosed in each such registration, patent or patent application, (iii) trademarks, service marks, brand names, trade dress, logos, certifications, trade names, corporate names, domain names and social media identifiers and accounts, in the United States and all other nations throughout the world, including all variations, derivations, combinations, registrations and applications for registration of the foregoing and all goodwill associated therewith, (iv) copyrights (whether or not registered), works of authorship, mask work rights, and registrations and applications for registration thereof in the United States and all other nations throughout the world, including all derivative works, moral rights, renewals, extensions, reversions or restorations associated with such copyrights, now or hereafter provided by law, regardless of the medium of fixation or means of expression, (v) Software, (vi) trade secrets, know-how and other confidential or proprietary information (including manufacturing and production processes and procedures and techniques, results of experimentation and testing, technical data and research and development information) and, whether or not confidential, business information (including pricing and cost information, business and marketing plans and customer and supplier lists), (vii) industrial designs (whether or not registered) and all registrations and

11 applications therefor, (viii) databases and data collections, (ix) rights of publicity, (x) copies and tangible embodiments of any of the foregoing, in whatever form or medium, (xi) all rights to apply for, obtain, prosecute, claim priority to, register, maintain and defend any of the foregoing, (xii) all rights in all of the foregoing provided by treaties, conventions and common law and (xiii) all rights to sue or recover and retain damages, costs and attorneys’ fees for past, present and future infringement, misappropriation or other violation of any of the foregoing. “International Plan” means any Employee Plan that is not a U.S. Plan. “IRS” means the Internal Revenue Service. “IT Assets” means any and all computers, Software, firmware, middleware, servers, workstations, routers, hubs, switches, data communications lines, and other information technology assets and equipment (including laptops and mobile devices), and all documentation related to any of the foregoing, in each case, owned by, or licensed or leased to (or purported to be owned by or licensed or leased to), the Company or any Subsidiary. “knowledge” of any Person that is not an individual means the knowledge of such Person’s officers after reasonable inquiry. “Liability” means any debt, liability or obligation, whether due or to become due, absolute or contingent, inchoate or otherwise, matured or unmatured, liquidated or unliquidated, accrued or unaccrued, known or unknown, secured or unsecured, or determined or determinable, and includes all costs and expenses relating thereto. “Licensed Intellectual Property Rights” means any and all Intellectual Property Rights owned by a third party and licensed or sublicensed, or purported to be licensed or sublicensed, to either the Company or any Subsidiary or for which the Company or any Subsidiary has obtained, or has purported to have obtained, a covenant not to be sued or similar right. “Lien” means, with respect to any property or asset, any mortgage, lien, pledge, charge, security interest, license, encumbrance or other adverse claim of any kind in respect of such property or asset. For the purposes of this Agreement, a Person shall be deemed to own subject to a Lien any property or asset which it has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, capital lease or other title retention agreement relating to such property or asset. “Material Adverse Effect” means a material adverse effect on (i) the condition (financial or otherwise), business, assets or results of operations of the Company and its Subsidiaries, taken as a whole, excluding any adverse effect resulting from (A) changes in the general economic or political conditions in the United States not having a materially disproportionate effect on the Company and its Subsidiaries, taken as a whole, relative to other participants in the industry in which the Company and any of its Subsidiaries operate, (B) changes (including changes of Applicable Law, including in compliance with Applicable Laws resulting from or relating to COVID-19 or other disease, virus, or outbreak) or conditions generally affecting the industry in which the Company and its

12 Subsidiaries operate and not specifically relating to or having a materially disproportionate effect on the Company and its Subsidiaries, taken as a whole, relative to other participants in the industry in which the Company and its Subsidiaries operate, (C) acts of war, sabotage or terrorism or natural disasters involving the United States of America not having a materially disproportionate effect on the Company and its Subsidiaries, taken as a whole, relative to other participants in the industry in which the Company and its Subsidiaries operate, (D) the public announcement of this Agreement or the Transactions contemplated by this Agreement, (E) the failure of the Company to meet, with respect to any period or periods, any internal projections, forecasts, estimates of earnings or revenues, or business plans (except that the underlying causes of any such changes may be considered in determining whether a Material Adverse Effect has occurred), or (F) crises affecting public health, safety or welfare, including any epidemic, pandemic, or disease outbreak (including the COVID-19 virus), public health emergencies, including the continuation, escalation or worsening of such conditions not specifically relating to or having a materially disproportionate effect on the Company and its Subsidiaries, taken as a whole, relative to other participants in the industry in which the Company and its Subsidiaries operate, or (ii) the Company’s or any Seller’s ability to consummate the transactions contemplated by this Agreement. “Multiemployer Plan” means a “multiemployer plan” as defined in Section 3(37) of ERISA. “Net Working Capital” means (A) the sum of the current assets of the Company and its Subsidiaries (excluding Closing Cash, intercompany receivables that are not eliminated in consolidation and all income Tax assets, and any deferred tax assets), minus (B) the sum of the current liabilities of the Company and its Subsidiaries (excluding Closing Indebtedness, any amounts accrued for Closing Company Transaction Expenses and all income Tax liabilities and any deferred tax liabilities, but including, for the avoidance of doubt, an accrual for 2023 employee bonuses), in the case of each component of (A) and (B), determined in accordance with the Accounting Principles. “Optionholder” means, as of immediately prior to the Closing, each holder of a Company Stock Option in his, her or its capacity as such. “Order” means any judgment, decree, injunction, ruling, award, subpoena, verdict or order of any Governmental Authority or arbitrator. “Owned Intellectual Property Rights” means any and all Intellectual Property Rights owned, or purported to be owned, by either the Company or any Subsidiary. “PBGC” means the Pension Benefit Guaranty Corporation. “Permitted Equity Liens” means (a) restrictions on any sale, assignment or transfer of securities under applicable securities Laws, and (b) restrictions on any sale, assignment or transfer of the Company Common Stock or other equity interests of the Company or its Subsidiaries set forth in the Governing Documents of the Company or its Subsidiaries.

13 “Permitted Liens” means (a) statutory Liens for Taxes not yet due and payable or the amount or validity of which is being contested in good faith by appropriate proceedings and for which adequate reserves have been established in accordance with the Accounting Principles, (b) mechanics’, carriers’, workers’, repairers’ and similar statutory Liens arising or incurred in the ordinary course of business for amounts not overdue, (c) Liens arising in the ordinary course of business under worker’s compensation, unemployment insurance, social security, retirement and similar legislation, (d) Liens or other defects, the existence of which have not had and would not reasonably be expected to have, individually or in the aggregate, any material impact on the Company or any of its Subsidiaries, (e) Liens for which either affirmative title insurance coverage, bonding or an indemnification in favor of the Company or any of its Subsidiaries that is the titleholder to the subject property has been obtained and is in effect, (f) Liens securing the Indebtedness reflected as liabilities in the Financial Statements or referred to in notes to the Financial Statements, (g) with respect to the Real Property, (i) Liens imposed or promulgated by Applicable Law with respect to real property, including zoning, entitlement, building and other land use regulations imposed by Governmental Authorities having jurisdiction over the Real Property, which are not violated by the current use or occupancy of the applicable Real Property or the business operated thereon and (ii) covenants, conditions, restrictions, easements and other similar matters that would be disclosed by an inspection or accurate survey of any parcel of Real Property; provided that the same, individually and in the aggregate, do not impair in any material respect the occupancy, use or operation of any Real Property for purposes of the ownership or operation of the business of the Company and its Subsidiaries, (h) Liens that shall be released, waived or otherwise terminated at or prior to the Closing, and (i) Liens identified on Section 1.01-PL of the Company Disclosure Schedule. “Per Option Share Closing Consideration” means, with respect to each share of Company Common Stock subject to a Company Stock Option outstanding as of immediately prior to the Closing (after giving effect to any acceleration resulting from or in connection with the transactions contemplated by this Agreement), an amount equal to the excess of the Estimated Per Share Closing Consideration over the exercise price per share of such Company Stock Option as set forth on the Payment Instructions; provided that if the exercise price per share of such Company Stock Option exceeds the Estimated Per Share Closing Consideration, then the Per Option Share Closing Consideration shall be $0. “Per Share Closing Consideration” means a dollar amount equal to the quotient obtained by dividing (i) the Closing Consideration, plus the aggregate exercise price in respect of all Company Stock Options outstanding immediately prior to the Closing (to the extent such Company Stock Options are included in the Fully Diluted Number), plus the aggregate exercise price in respect of all Company Warrants outstanding immediately prior to the Closing (to the extent such Company Warrants are included in the Fully Diluted Number) by (ii) the Fully Diluted Number. “Per Warrant Share Closing Consideration” means, with respect to each share of Company Common Stock subject to a Company Warrant outstanding as of immediately prior to the Closing (after giving effect to any acceleration resulting from or in connection with the transactions contemplated by this Agreement), an amount equal to the excess of

14 the Estimated Per Share Closing Consideration over the exercise price per share of such Company Warrant as set forth on the Payment Instructions; provided that if the exercise price per share of such Company Warrant exceeds the Estimated Per Share Closing Consideration, then the Per Warrant Share Closing Consideration shall be $0. “Person” means an individual, corporation, partnership, limited liability company, association, trust or other entity or organization, including a Governmental Authority. “Personal Information” means, “personal information,” “personally identifiable information,” “personal data,” and any terms of similar import, in each case as defined under any Applicable Law relating to data privacy, data protection, cybersecurity and/or the processing of such information or data. “Pre-Closing Tax Period” means any Tax period ending on or before the Closing Date; and, with respect to a Straddle Tax Period, the portion of such Tax period ending on the Closing Date. “Pro Rata Indemnity Share” means, with respect to each Seller, a fraction (expressed as a percentage) (i) the numerator of which is the Fully Diluted Number of shares of Company Common Stock held or deemed held by such Seller immediately prior to the Closing, and (ii) the denominator of which is the aggregate Fully Diluted Number of shares held by all Sellers immediately prior to the Closing, as set forth as the “Pro Rata Indemnity Share” opposite each Seller’s name on the Payment Instructions; provided for the avoidance of doubt, (a) that the aggregate Pro Rata Indemnity Shares of all Sellers shall equal one hundred percent (100%) and (b) Pro Rata Indemnity Shares shall be recalculated with respect to any portion of the Purchase Price that becomes due and payable following the Closing at such time as Payment Instructions are required to be delivered by the Holder Representative pursuant to this Agreement. “Pro Rata Share” means, with respect to each Stockholder, Optionholder and Warrantholder, a fraction (expressed as a percentage) (i) the numerator of which is the Fully Diluted Number of shares of Company Common Stock held or deemed held by such Stockholder, Optionholder and Warrantholder immediately prior to the Closing, and (ii) the denominator of which is the Fully Diluted Number, in each case as of immediately prior to the Closing, as set forth as the “Pro Rata Share” opposite such Person’s name on the Payment Instructions; provided that for the avoidance of doubt, (a) the aggregate Pro Rata Shares of all Stockholders, Optionholders and Warrantholders shall equal one hundred percent (100%) and (b) the Pro Rata Shares shall be recalculated with respect to any portion of the Purchase Price that becomes due and payable following the Closing at such time as Payment Instructions are required to be delivered by the Holder Representative to Buyer pursuant to this Agreement. “Related Party” means, with respect to any Person, such Person’s direct or indirect Affiliates, Subsidiaries, members, managers, general or limited partners, other equityholders, successors, assignees, directors, officers, employees or immediate family members (or any direct or indirect Affiliates, Subsidiaries, representatives, members,

15 managers, general partners, other equityholders, successors, assignees, directors, officers, employees or immediate family members of any of the foregoing). “Release” means any release, spill, leak, pumping, pouring, emitting, emptying, discharge, injection, escape, leaching, dumping, placing, discarding, abandonment, disposal, deposit, dispersing or migration into or through the environment. “Representatives” means, with respect to any Person, the partners, employees, officers, directors, managers, members, equity financial orowners, agents, consultants, other advisors, counsel or other representatives of such Person or any of its Affiliates. “Sanctioned Country” means any country or other territory that is itself the subject of comprehensive Sanctions (as of the date of this Agreement, Cuba, Iran, North Korea, Syria, and the Crimea, Donetsk, and Luhansk regions of Ukraine). “Sanctions” means economic or financial sanctions or trade embargoes imposed, administered or enforced from time to time by any Sanctions Authority. “Sanctions Authority” means (i) the United States (including the United States Department of Commerce, the United States Department of State, and the United States Department of the Treasury’s Office of Foreign Assets Control), (ii) the United Nations Security Council, (iii) the European Union, (iv) the United Kingdom, including HM’s Treasury, and (v) the respective Governmental Authorities of any of the foregoing. “Sarbanes-Oxley Act” means the Sarbanes-Oxley Act of 2002. “Seller Employee Plan” means any Employee Plan that is sponsored, maintained or entered into by a Seller or any of its Affiliates other than the Company or any of its Subsidiaries. “Seller Fundamental Representation” means, with respect to any Seller, those representations and warranties in Section 4.01, Section 4.02, Section 4.04(a), Section 4.05 and Section 4.06. “Service Provider” means any director, officer, employee, consultant, advisor, individual independent contractor or other similar service provider of the Company or any of its Subsidiaries. “Software” means any and all (i) software, computer programs, applications, systems, specifications and embedded versions thereof (including operating systems) and all software implementation of algorithms (including those for artificial intelligence technologies, machine learning technologies and deep learning technologies), models and methodologies, firmware, middleware, APIs, development and design tools, applets, compilers and assemblers, whether in source code, object code, human readable form or other form, (ii) databases, data files and compilations, including any and all libraries, data and collections of data, whether machine readable, on paper or otherwise, (iii) text, diagrams, descriptions, flow-charts and other work product used to design, plan, organize and develop any of the foregoing, screens, user interfaces, report formats, firmware,

16 microcode and implementations, development tools, templates, menus, buttons and icons, (iv) technology supporting, and the contents and audiovisual displays of, any internet site(s) and (v) documentation, other works of authorship and media, including programmers’ notes and source code annotations, user manuals and training materials, relating to or embodying any of the foregoing or on which any of the foregoing is recorded. “Stockholder” means a holder of Company Common Stock immediately prior to Closing. “Straddle Tax Period” means a Tax period that begins on or before the Closing Date and ends thereafter. “Subsidiary” means, with respect to any Person, any entity of which securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions are at the time directly or indirectly owned by such Person. “Target Working Capital” means $9,955,821.92. “Tax” means (i) any tax, levy, governmental fee or other like assessment or charge of any kind whatsoever (including any payments required to be made to any state abandoned property administrator or other public official pursuant to an abandoned property, escheat or similar Law), together with any interest, penalty, addition to tax or additional amount, and any liability for any of the foregoing as transferee or successor, (ii) in the case of the Company or any of its Subsidiaries, liability for the payment of any amount of the type described in clause (i) as a result of being or having been before the Closing a member of an affiliated, consolidated, combined, unitary or similar group, or a party to any agreement or arrangement, as a result of which liability of such Company or any of its Subsidiaries to a Governmental Authority is determined or taken into account with reference to the activities of any other Person and (iii) liability of the Company or any of its Subsidiaries for the payment of any amount as a result of being party to any Tax Sharing Agreement. “Tax Return” means any Tax return, statement, report, election, declaration, disclosure, schedule or form (including any estimated tax or information return or report) filed or required to be filed with any Taxing Authority. “Tax Sharing Agreement” means any agreement or arrangement (whether or not written) entered into prior to the Closing binding the Company or any of its Subsidiaries that provide for the allocation, apportionment, sharing or assignment of any Tax Liability or benefit, or the transfer or assignment of income, revenues, receipts, or gains for the purpose of determining any Person’s Tax Liability (other than any customary commercial contract entered into in the ordinary course of business the principal subject matter of which is not Taxes). “Taxing Authority” means any Governmental Authority responsible for the imposition or collection of any Tax.

17 “Title IV Plan” means any Employee Plan (other than any Multiemployer Plan) that is subject to Title IV of ERISA. “Transaction Documents” means this Agreement, the Optionholder Letters, the Warrant Termination Agreements and the CBA Holder Letters. “Transaction Expenses” means (i) all fees, costs and other expenses of any investment bankers, financial advisors, attorneys, accountants and other consultants, advisors or other Representatives incurred by or on behalf of, or payable by, the Company and each of its Subsidiaries in connection with the preparation for, negotiation or consummation of the transactions contemplated by the Transaction Documents, including the Holder Representative Fund ,(ii) any assignment, change in control or similar fees expressly due and payable as a result of the execution and delivery of this Agreement and ns contemplatedthe other Transaction Documents or the consummation of the transactio hereby or thereby, including any stay or retention, change in control, transaction or similar bonuses, compensation, incentive and/or severance payments, equity or equity-based compensation arrangement or other payment to be made to any Service Provider arising as a result of, or in connection with, the execution or delivery of this Agreement or the other Transaction Documents or the consummation of the transactions contemplated hereby or thereby, but, in each case, not any such amount payable in connection with actions taken by Buyer after the Closing; provided, that, notwithstanding anything in the foregoing to the contrary, this clause (ii) shall include (to the extent unpaid as of the Closing) or exclude the retention amounts that become payable following the Closing as set forth on Section 1.01-TX of the Company Disclosure Schedules, (iii) any fees, costs, expenses and other Liabilities incurred (or that would be incurred or made) as a result of the termination or settlement of any Related Party Contract or account that is required to be terminated or settled pursuant to Section 3.28(c), (iv) fifty percent (50%) of the costs associated with the D&O Tail as provided for in Section 6.04, and (v) the employer portion of any payroll, employment or similar Taxes associated with any payments arising as a result of the execution or delivery of this Agreement or the other Transaction Documents or the consummation of the transactions contemplated hereby or thereby, including the payments contemplated by clauses (ii) and (iii) above and payments relating to the Company Stock Options and the CBA (including Post-Closing Payments, with such amounts to be deducted from the aggregate amount of any Post-Closing Payment); provided that Transaction Expenses shall not include, and Buyer shall bear, all costs and expenses related to the R&W Insurance Policy, including the total premium, underwriting costs, brokerage commission, and other fees and expenses of such policy . “Transaction Expenses Payoff Instructions” means reasonably satisfactory documentation setting forth an itemized list of all, and amounts of all, Unpaid Transaction Expenses, including the identity of each payee, dollar amounts owed and wire transfer instructions, an IRS Form W-9 for such payee, and any other information necessary to effect the final payment in full thereof. “Transfer Tax” means sales, use, transfer, real property transfer, recording, documentary, value added, stamp, registration and stock transfer Taxes and any similar

18 Taxes (and any applicable interest or penalties and the cost of preparing and filing Tax Returns with respect thereto). “Unpaid Transaction Expenses” means the aggregate amount of Transaction Expenses that are unpaid as of immediately prior to the Closing. “U.S. GAAP” means generally accepted accounting principles in the United States, applied on a basis consistent with the Company’s past practices used in preparing the Financial Statements. “U.S. Plan” means any Employee Plan that covers Service Providers located primarily within the United States. “Warrantholder” means, as of immediately prior to the Closing, each holder of a Company Warrant in his, her or its capacity as such. “WARN” means the Worker Adjustment and Retraining Notification Act and any comparable foreign, state or local law. (b) Each of the following terms is defined in the Section set forth opposite such term: Term Section 2024 Base Earnout Amount 2.08(c)(i) 2024 Earnout Payment 2.08(b)(i) 2024 Operating Profit Threshold 2.08(c)(ii) 2024 Shortfall Earnout Amount 2.08(c)(iii) 2025 Base Earnout Amount 2.08(c)(iv) 2025 Earnout Payment 2.08(b)(ii) 2025 Operating Profit Threshold 2.08(c)(v) 2025 Shortfall Earnout Amount 2.08(c)(vi) Accounting Referee 2.05(c) Actual 2023 EBITDA 2.08(c)(vii) Actual Operating Profit 2.08(c)(viii) Adjustment Shortfall Amount 2.06(a)(i)(B) Aggregate Base Earnout Amount 2.08(c)(ix) Agreement Preamble Annual Financial Statements 3.07(a) Applicable Data Protection Law 3.17(a) Applicable Data Protection Requirements 3.17(a) Buyer Preamble Buyer Indemnified Parties 9.02(a) Buyer Released Parties 11.16(a) Calculation Objection Notice 2.08(d)(iii) CBA Consideration 2.02(d) CBA Holder Letter Recitals Closing 2.03(a)

19 Closing Balance Sheet 2.05 Closing Cash 2.05 Closing Company Transaction Expenses 2.05 Closing Date 2.03(a) Closing Indebtedness 2.05 Closing Net Working Capital 2.05 Closing Purchase Price 2.05 Company Preamble Company Insurance Policies 3.18 Company Organizational Documents 3.01 Company Securities 3.05(b) Contest 7.05 Contingent Installment Payment Amount 2.08(a) Contingent Payment 2.08(d)(iii) Contingent Payment Calculation Statements 2.08(d)(ii) Contingent Payment Calculations 2.08(d)(ii) Contingent Payment Determination Date 2.08(d)(iii) Continuing Employees 8.01 D&O Tail 6.04 Data Breach 3.17(b) Deductible 9.02(c)(i) De Minimis Loss 9.02(c)(i) Direct Claim 9.05 e-mail 11.01 Earnout Calculation 2.08(d)(ii) Earnout Calculation Delivery Date 2.08(d)(ii) Earnout Calculation Statement 2.08(d)(ii) Earnout Payments 2.08(b)(ii) Estimated Closing Statement 2.02(b) Final Adjustment Amount 2.05 Financial Statements 3.07(a) Holder Representative Preamble Holder Representative Fund 10.06(a) Indemnified Party 9.04(a) Indemnifying Party 9.04(a) Installment Calculation 2.08(d)(i) Installment Calculation Delivery Date 2.08(d)(i) Installment Calculation Statement 2.08(d)(i) Interim Financial Statements 3.07(a) Losses 9.02(a) Majority Company Equityholders 10.05(a) Material Contract 3.10(a) New Plans 8.01 Non-Recourse Party 11.14 Notice of Objection 2.05(b) Option Consideration 2.02(d)

20 Optionholder Letter Recitals Overpayment Amount 2.06(a)(i) Payment Instructions 2.02(d) Payoff Amount 2.03(b)(i) Payoff Letter 2.03(b)(i) Permits 3.19(a) Post Closing Payment 2.02(d) Pre-Closing Tax Return 7.01(a) Privileged Communications 11.13(c) Post-Closing Statement 2.05 Purchase Price 2.02 R&W Insurance Policy Recitals Real Property 3.14(a) Real Property Lease 3.14(b) Related Party Contract 3.10(a)(xxi) Review Period 2.08(d)(iii) Section 280G Payments 3.25(o) Seller or Sellers Preamble Seller Indemnified Parties 9.02(e) Seller Released Matters 11.16(a) Seller Releasing Parties 11.16(a) Seller Warranty Breach 9.02(c) Sellers Group Law Firm 11.13(a) Share Consideration 2.02(d) Shortfall Amount 2.08(c)(x) Shortfall Operating Profit Target 2.08(c)(xi) Specified Breach 9.02(d) Specified Debt 2.03(b)(i) Subsidiary Securities 3.06(b)(ii) Survival Termination Date 9.01 Top Vendors 3.20 Third-Party Claim 9.04(a) Transactions Recitals Underpayment Amount 2.06(a)(ii) Update Report 2.08(g) Waived Payments 3.25(o) Warrant Consideration 2.02(d) Warranty Cap 9.02(c)(iii) Section 1.02. Other Definitional and Interpretative Provisions. The words “hereof,” “herein” and “hereunder” and words of like import used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. The captions herein are included for convenience of reference only and shall be ignored in the construction or interpretation hereof. References to Articles, Sections, Exhibits and Schedules are to Articles, Sections, Exhibits and Schedules of this Agreement unless otherwise specified. All Exhibits and Schedules annexed hereto or referred to herein,

21 including the Company Disclosure Schedule, are hereby incorporated in and made a part of this Agreement as if set forth in full herein. Any capitalized terms used in any Exhibit or Schedule but not otherwise defined therein shall have the meaning as defined in this Agreement, and any accounting term not otherwise defined herein has the meaning assigned to it in accordance with U.S. GAAP. Any singular term in this Agreement shall be deemed to include the plural, and any plural term the singular. References to “him,” “her,” “it,” “itself” and other like references shall be deemed to include the masculine or feminine reference, as the case may be. Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation,” whether or not they are in fact followed by those words or words of like import. “Writing,” “written” and comparable terms refer to printing, typing and other means of reproducing words (including by electronic media) in a visible form. The word “will” shall be construed to have the same meaning and effect as the word “shall.” The word “or” when used in this Agreement is not exclusive. References to any statute, rule, regulation, law or Applicable Law shall be deemed to refer to all Applicable Laws as amended or supplemented and to any rules, regulations and interpretations promulgated thereunder as of the Closing Date. References to any Contract are to that Contract as amended, modified or supplemented from time to time in accordance with the terms hereof and thereof; provided that with respect to any Contract required to be listed on any schedules hereto, or any Contract required by any Transaction Document to be disclosed, all amendments, modifications, supplements, extensions and renewals thereto must also be listed on the appropriate schedule and copies thereof disclosed. References to any Person include the successors and permitted assigns of such Person. References from or through any date mean, unless otherwise specified, from and including or through and including, respectively. References to “days” shall refer to calendar days unless Business Days are specified. When calculating the period of time before which, within which or following which any act is to be done or step taken, the date that is the reference date in beginning the calculation of such period shall be excluded (for example, if an action is to be taken within two (2) days of a triggering event and such event occurs on a Tuesday, then the action must be taken by the end of the day on Thursday) and if the last day of such period is a non-Business Day, the period in question shall end on the next succeeding Business Day. References to “ordinary course,” “ordinary course of business,” “ordinary course of business consistent with past practice” or phrases of similar import shall in each case mean “in the ordinary course of business consistent with past practice”. All monetary figures shall be in United States dollars unless otherwise specified. The parties have participated jointly in the negotiation and drafting of this Agreement and each has been represented by counsel of its choosing and, in the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as jointly drafted by the parties and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provision of this Agreement. ARTICLE 2 PURCHASE AND SALE Section 2.01. Purchase and Sale. Upon the terms and subject to the conditions of this Agreement, each Seller shall sell to Buyer, and Buyer shall purchase from each Seller, all

22 of the issued and outstanding shares of Company Common Stock held by such Seller at the Closing, free and clear from all Liens (other than Permitted Equity Liens) and together with all rights of any nature whatsoever that attach (or may in the future attach) to such shares of Company Common Stock. The Sellers hereby waive, subject to and at and after the Closing, all rights of pre-emption or other restrictions on transfer that may exist in relation to the shares of Company Common Stock under the Company Organizational Documents or otherwise. Buyer shall not be obliged to close the sale or purchase of any of the shares of Company Common Stock held by the Sellers unless the sale or purchase of all of the shares of Company Common Stock is closed simultaneously in accordance with this Agreement and the Company’s Governing Documents. Section 2.02. Purchase Price; Estimated Closing Statement; Allocation of Purchase Price. (a) The aggregate purchase price (“Purchase Price”) payable for the Company Common Stock, Company Stock Options, CBA and Company Warrant shall be the amount of cash calculated as follows: (i) the Base Cash Consideration; (ii) plus the amount, if any, by which Closing Net Working Capital exceeds Target Working Capital; (iii) minus the amount, if any, by which Target Working Capital exceeds Closing Net Working Capital; (iv) plus Closing Cash; (v) minus Closing Indebtedness; (vi) minus Closing Company Transaction Expenses; (vii) plus the Contingent Installment Payment Amount (if any) due to the Company Equityholders pursuant to Section 2.08(a); (viii) plus any Earnout Payment due to the Company Equityholders pursuant to Section 2.08(b). (b) Prior to the date hereof, the Company prepared and delivered to Buyer and the Holder Representative a statement (the “Estimated Closing Statement”) (including all calculations in reasonable detail and supporting schedules) attached hereto as Schedule II, setting forth in reasonable detail the Company’s good faith estimate as of the Closing Date of (i) Estimated Working Capital, (ii) Estimated Cash, (iii) Estimated Indebtedness, (iv) Estimated Transaction Expenses, (v) the Estimated Purchase Price based thereon, (vi) the Estimated Share Consideration, (vii) the Estimated Option Consideration, (viii) the Estimated CBA Consideration, (ix) the Estimated Warrant Consideration, (x) the Estimated Per Share Closing Consideration, (xi) the Per Option Share Closing

23 Consideration, and (xii) the Per Warrant Share Closing Consideration. The Estimated Purchase Price shall be subject to adjustment as provided in Section 2.06. (c) The Company has taken all action as was required (including obtaining any necessary corporate consents) so that promptly after the Closing, subject to the provisions of this Article 2, each Company Stock Option, CBA and Company Warrant outstanding immediately prior to the Closing shall be cancelled upon (i) in the case of each Optionholder, receipt by such Optionholder, from the Company, per share of Company Common Stock subject to such Company Stock Option, in cash and without interest, the Per Option Share Closing Consideration (if any) as set forth on the Payment Instructions, (ii) in the case of the CBA Holder, receipt by such CBA Holder, from the Company, of the CBA Consideration (if any), in cash and without interest as set forth on the Payment Instructions and (iii) in the case of each Warrantholder, receipt by such Warrantholder, from the Company, per share of Company Common Stock subject to such Company Warrant, the Per Warrant Share Closing Consideration (if any), in cash and without interest as set forth on the Payment Instructions, and, in each case, the right of such Optionholder, CBA Holder and Warrantholder, as the case may be, to receive a portion of the payments due to Company Equityholders following the Closing in accordance with, and subject to the terms and conditions of, this Article 2; provided, however, that to the extent any such payments are subject (or may become subject) to Section 409A of the Code, the timing of such payments, if any, will comply with the requirements of Section 409A of the Code. (d) The portion of the Closing Consideration (if any) with respect to (i) the shares of Company Common Stock acquired by Buyer from the Sellers pursuant to this Agreement (the “Share Consideration”) shall be paid by Buyer (or its designee) to Sellers, (ii) the Company Stock Options cancelled in accordance with the terms of the Company Equity Plan, the Optionholder Letter and pursuant to this Agreement (the “Option Consideration”) shall be paid by Buyer (or its designee) to the Company in lieu of the issue and allotment of shares of Company Common Stock by the Company to Buyer promptly following the Closing, but in any event within one (1) Business Day of Closing, and in accordance with Applicable Law, for further distribution by the Company via the Company’s payroll system to the Optionholders promptly following the Closing, (iii) the CBAs cancelled in accordance with the terms of the Company Equity Plan, the CBA Holder Letter and pursuant to this Agreement (the “CBA Consideration”) shall be paid by Buyer (or its designee) to the Company for further distribution by the Company via the Company’s payroll system to the CBA Holder promptly following the Closing and (iv) the Company Warrants cancelled in accordance with the terms of the Company Warrants, the Warrant Termination Agreement and pursuant to this Agreement (the “Warrant Consideration”) shall be paid by Buyer (or its designee) to the Warrantholders in lieu of issue and allotment of shares of Company Common Stock by the Company to Buyer, in each case, in accordance with Holder Representative’s written instructions, which shall provide (a) for each Seller to receive at the Closing, for each share of Company Common Stock owned by such Seller at such time, an amount in cash equal to the Per Share Closing Consideration, (b) for each Optionholder to receive from the Company promptly following the Closing, for each share of Company Common Stock subject to a Company Stock Option held by such Optionholder at such time, an amount in cash equal to the Per Option Share Closing Consideration (if any), net of any required withholding of Taxes under

24 Applicable Law, (c) for each CBA Holder to receive from the Company promptly following the Closing, for each CBA held by such CBA Holder at such time, an amount in cash equal to the Estimated CBA Consideration (if any), net of any required withholding of Taxes under Applicable Law and (d) for each Warrantholder to receive from the Company at the Closing, for each share of Company Common Stock subject to a Company Warrant held by such Warrantholder at such time, an amount in cash equal to the Per Warrant Share Closing Consideration (if any) (such instructions, as updated from time to time by the Holder Representative as provided herein, the “Payment Instructions”), which Payment Instructions as of the Closing are set forth on Schedule III. Following the Closing, if and when any amount is payable from the Holdback Fund by the Company, any Underpayment Amount is payable by the Company, any Contingent Installment Payment amount is payable by the Company, any Earnout Payment amount is payable by the Company or any reimbursement amount is payable by the Company pursuant to Section 6.07 (each, a “Post Closing Payment”), then the Holder Representative shall deliver to Buyer updated Payment Instructions that provide (1) for each CBA Holder, to the extent the CBA Threshold has been achieved, to receive an amount in cash equal to its CBA Share of such Post Closing Payment less any applicable Advisor Expenses then due and payable by the Company, (2) for each other Company Equityholder to receive an amount in cash equal to its Pro Rata Share of such Post Closing Payment less any applicable Advisor Expenses less amounts paid pursuant to the immediately foregoing clause (1) and (2) for the complete and accurate payment of all Advisor Expenses that have become due and payable as a result of such Post Closing Payment becoming due and payable. (e) It is expressly acknowledged and agreed that the preparation of the Payment Instructions (as updated from time to time) and the allocation of the Closing Consideration, Post Closing Payments and Advisor Expenses set forth or to be set forth therein are the sole responsibility of the Holder Representative and the Sellers. Notwithstanding anything to the contrary in this Agreement or any investigation or examination conducted, or any knowledge possessed or acquired by Buyer or any of its Affiliates with respect to the Payment Instructions, it is expressly acknowledged and agreed that (i) Buyer and its Affiliates (including, after the Closing, the Company) shall be entitled to rely on the Payment Instructions and to make payments in accordance therewith, and (ii) assuming Buyer makes the payments contemplated by this Agreement in accordance with the Payment Instructions, in no event shall Buyer or its respective Affiliates (including, after the Closing, the Company) have any liability to any Person (including any Company Equityholder, any financial advisor to the Company or Sellers or any of their respective Affiliates or Representatives) in connection with any claims arising from or relating to the preparation or contents of the Payment Instructions, including, for the avoidance of doubt, alleged inaccuracy or miscalculation in, or otherwise relating to, the Payment Instructions. Section 2.03. Closing; Pre-Closing Deliverables; Closing Deliverables. (a) Closing. The closing of the purchase and sale of the shares of Company Common Stock (the “Closing”) shall take place on the date hereof at the offices of Davis Polk & Wardwell LLP, 1600 El Camino Real, Menlo Park, California or remotely by the exchange of documents and signatures (or their electronic counterparts) or at such other

25 time or place as Buyer and the Holder Representative may agree in writing. The date on which the Closing occurs is referred to herein as the “Closing Date”. (b) Pre-Closing Deliverables. Prior to the Closing Date: (i) The Company has delivered to Buyer written confirmations, in form and substance reasonably satisfactory to Buyer (each, a “Payoff Letter”), with respect to the Indebtedness listed on Section 2.03(b)(i) of the Company Disclosure Schedule (the “Specified Debt”), which specify, among other things, (1) the aggregate amount required to be paid in order to repay the Specified Debt in full on the Closing Date (including any and all accrued but unpaid interest and prepayment penalty obligations due upon repayment) (the “Payoff Amount”) and (2) wire instructions to make such payoff. (ii) The Company has delivered to Buyer, with respect to any Unpaid Transaction Expenses, (A) the Transaction Expenses Payoff Instructions and (B) as applicable, an invoice from each payee referred to in the Transaction Expenses Payoff Instructions. (c) Buyer Closing Payments and Deliverables. At the Closing, Buyer shall: (i) pay, or cause to be paid to Sellers an aggregate amount equal to the Estimated Share Consideration, with the amount paid to each Seller to be the portion of such aggregate amount to which such Seller is entitled pursuant to the Payment Instructions provided by the Holder Representative, in immediately available funds by wire transfer to the account designated by such Seller set forth on Schedule III; (ii) pay, or cause to be paid to the Company, an aggregate amount equal to the Estimated Option Consideration (if any), in immediately available funds by wire transfer to an account designated by the Company set forth on Schedule III, in lieu of issue and allotment of shares of Company Common Stock by the Company to Buyer, and Buyer shall promptly following the Closing, but in any event within one (1) Business Day following Closing, and in accordance with Applicable Law cause the Company to pay via the Company’s payroll system such amounts to the Optionholders (net of any required withholding of Taxes under Applicable Law); (iii) pay, or cause to be paid to the Company, an aggregate amount equal to the Estimated CBA Consideration (if any), in immediately available funds by wire transfer to an account designated by the Company set forth on Schedule III, and Buyer shall promptly following the Closing, but in any event within one (1) Business Day following Closing, and in accordance with Applicable Law cause the Company to pay via the Company’s payroll system such amounts to the CBA Holder (net of any required withholding of Taxes under Applicable Law); (iv) pay, or cause to be paid to the Warrantholders, an aggregate amount equal to the Estimated Warrant Consideration (if any), with the amount paid to each Warrantholder to be the portion of such aggregate amount to which such

26 Warrantholder is entitled pursuant to the Payment Instructions provided by the Holder Representative, in immediately available funds by wire transfer to the account designated by such Warrantholder set forth on Schedule III; (v) pay, or cause to be paid, to the account of each Person to which any Specified Debt that is indicated on the Payoff Letters is owed, an amount equal to the Payoff Amount owing to such Person as set forth on the applicable Payoff Letter; (vi) pay, or cause to be paid, on behalf of the Company, to the account of each Person to which any Unpaid Transaction Expenses are owed, an amount equal to the Transaction Expenses owing to such Person as of the Closing as set forth on the Transaction Expenses Payoff Instructions; (vii) deliver, or cause to be delivered, to the Holder Representative, counterparts to each of the Transaction Documents to be entered into at Closing to which Buyer and/or one or more of its Affiliates is a party, duly executed by Buyer and/or such Affiliates, as applicable; (viii) a copy of the final R&W Insurance Policy which will be bound and issued on or prior to the Closing Date; and (ix) deliver, or cause to be delivered, such other documents and instruments as the Holder Representative may reasonably request from Buyer to consummate the transactions contemplated hereby and by the other Transaction Documents. (d) Seller Closing Deliverables. At or prior to the Closing, Sellers or the Holder Representative shall deliver to Buyer, or cause the Company to deliver to Buyer, as applicable: (i) the shares of Company Common Stock, free and clear of all Liens (other than Permitted Equity Liens), together with certificates for the shares of Company Common Stock duly endorsed or accompanied by stock powers duly endorsed in blank, with any required transfer stamps affixed thereto; (ii) true and complete copies of the Optionholder Letters from each Optionholder, duly executed by each such Optionholder; (iii) true and complete copies of the Warrant Termination Agreements from each Warrantholder, duly executed by each Warrantholder and the Company; (iv) true and complete copies of the CBA Holder Letters from each CBA Holder, duly executed by each such CBA Holder; (v) counterparts to each of the other Transaction Documents to be entered into at Closing to which any of the Company, Sellers, any other Company Equityholder and/or any of their respective Affiliates are a party, duly executed by such Persons, as applicable;

27 (vi) to the extent requested by Buyer, resignations of all officers and directors of the Company and each of its Subsidiaries from their positions with the Company or its Subsidiaries, in form and substance reasonably satisfactory to Buyer; (vii) an IRS Form W-9 with respect to each Seller and each Warrantholder (or, if a Seller or Warrantholder, as applicable, is disregarded as an entity separate from another Person for U.S. federal income Tax purposes, such other Person), duly completed and executed by such Seller or Warrantholder, as applicable; (viii) evidence of the Company’s receipt of the D&O Tail in accordance with Section 6.04; (ix) such other documents and instruments as Buyer may reasonably request from the Company, Sellers, the Holder Representative or any other Company Equityholder to consummate the transactions contemplated hereby and by the other Transaction Documents. Section 2.04. Company Stock Option Payments; CBA Payments. Promptly on or after the Closing, but in any event within one (1) Business Day following Closing, Buyer shall cause the Company to pay, or cause to be paid, via the Company’s payroll, to each Optionholder and CBA Holder, as the case may be, the portion of the Estimated Option Consideration (if any) and the CBA Consideration (if any) to which such Optionholder or such CBA Holder, as the case may be, is entitled to receive at the Closing pursuant to the Payment Instructions provided by the Holder Representative, net of any required withholding of Taxes under Applicable Law. With immediate effect from, and subject to, the Closing, all Company Stock Options held by such Optionholder and CBAs held by such CBA Holder shall be cancelled and extinguished, in perpetuity, automatically and without any further action required by any Person (including the Company, any shareholder of the Company and the applicable Optionholder or CBA Holder). Section 2.05. Closing Balance Sheet; Post-Closing Statement. (a) As promptly as practicable, but no later than ninety (90) days after the Closing Date, Buyer will prepare and deliver, or cause to be prepared and delivered to the Holder Representative, a written statement signed by the chief financial officer of Buyer setting forth Buyer’s good faith calculation of as of the Calculation Time of (i) the balance sheet of the Company (the “Closing Balance Sheet”), (ii) the Net Working Capital of the Company (the “Closing Net Working Capital”) derived from such balance sheet, (iii) the Indebtedness of the Company (the “Closing Indebtedness”), (iv) Cash of the Company (the “Closing Cash”) (v) the Company’s Transaction Expenses (the “Closing Company Transaction Expenses”), (vi) the resulting calculation of the Purchase Price based thereon (the “Closing Purchase Price”), and (vii) the resulting calculation of the difference between the Closing Purchase Price and the Estimated Purchase Price (the “Final Adjustment Amount”) (such written statement, the “Post-Closing Statement”). The Post-Closing Statement will be prepared, and the Final Adjustment Amount (and each

28 component thereof) will be determined, in each case in a manner consistent with the definitions set forth herein and based on the Company’s books and records and other information available at the time and calculated in accordance with the Accounting Principles. (b) If the Holder Representative disagrees with Buyer’s calculation of any item set forth in the Post-Closing Statement delivered pursuant to Section 2.05(a), the Holder Representative may, within forty-five (45) days after delivery of the Post-Closing Statement referred to in Section 2.05(a), deliver a notice to Buyer (a “Notice of Objection”) identifying those items or amounts as to which the Holder Representative disagrees and the Holder Representative’s calculation of such items or amounts, together with a reasonably detailed written explanation of the reasons for disagreement with each such item or amount. To the extent not specifically set forth in any such Notice of Objection, the Holder Representative shall be deemed to have agreed with all other items and amounts contained in the Post-Closing Statement, which shall be final, binding and conclusive for all purposes hereunder, and no Party may dispute any item or amount not set forth in such Notice of Objection. If the Holder Representative fails to deliver such a Notice of Objection within such thirty (30) day period, the Holder Representative shall be deemed to have agreed to the Post-Closing Statement and the items and amounts set forth therein, which shall be final, binding and conclusive for all purposes hereunder, and no Party may thereafter dispute any item or amount in the Post-Closing Statement. (c) If a Notice of Objection is duly delivered pursuant to Section 2.05(b), the Holder Representative and Buyer shall, during the thirty (30) days following such delivery, or any mutually agreed extension thereof, use commercially reasonable efforts to reach agreement on the disputed items or amounts in order to determine, as may be required, the Final Adjustment Amount (and each component thereof). If, after the expiration of such period or any mutually agreed extension thereof, the Holder Representative and Buyer are unable to reach such agreement on all such items and amounts, they shall promptly thereafter jointly retain and submit the remaining disputed items for resolution to Ernst & Young LLP or, if Ernst & Young LLP is unable or unwilling to serve, an independent accounting firm as shall be mutually agreed upon in writing by Buyer and the Holder Representative (the “Accounting Referee”). Buyer and the Holder Representative shall instruct the Accounting Referee promptly to review this Agreement, the proposed Post- Closing Statement and the Notice of Objection. In resolving any disputed items set forth in a Notice of Objection, the Accounting Referee (i) shall act as an independent expert and not as an arbitrator, (ii) shall consider only those items or amounts in the Post-Closing Statement as to which the Holder Representative has disagreed in a Notice of Objection and which have not been resolved prior to submission to the Accounting Referee, (iii) shall not be entitled to hold any ex parte conversations, meetings, hearings (other than conversations or meetings solely involving the submission of a request for documents or information by the Accounting Referee to such Party) or take or order the taking of depositions or other testimony under oath, (iv) shall prepare its determination in accordance with the Accounting Principles and will base its determination solely on written submissions by Buyer and the Holder Representative, and (v) with respect to each matter submitted to it, shall not resolve such matter in a manner that is more favorable to Buyer than the Post-Closing Statement or more favorable to the Holder Representative than the

29 Notice of Objection. The Accounting Referee is not authorized to, and shall not, make any other determination including (A) any determination with respect to any matter included in the Post-Closing Statement or the Notice of Objection that was not submitted for resolution to the Accounting Referee or (B) any determination as to compliance by any Party to this Agreement with any of its covenants in this Agreement. The Accounting Referee shall have exclusive jurisdiction over, and resort to the Accounting Referee as provided in this Section 2.05(c) shall be the only recourse and remedy of the Parties against one another with respect to, any disputes arising out of or relating to the amounts of any adjustments pursuant to this Section 2.05(c). Any disputes not within the scope of the disputes to be resolved by the Accounting Referee pursuant to this Section 2.05(c) (as well as any disputes about the scope of disputes to be resolved by the Accounting Referee pursuant to this Section 2.05(c)) shall be resolved pursuant to Article 9. (d) The Accounting Referee shall deliver to the Holder Representative and Buyer, as promptly as practicable and no later than thirty (30) days after its appointment, a written report setting forth a determination as to any disputed items and its calculation of the Final Adjustment Amount (and each component thereof), which shall be final, conclusive and binding upon the Holder Representative, the Company Equityholders and Buyer absent fraud or manifest error and shall be enforceable by any court of competent jurisdiction. The dispute resolution by the Accounting Referee under this Section 2.05(d) shall constitute an expert determination and shall not constitute an arbitration. (e) The fees, costs and expenses of the Accounting Referee shall be borne by Buyer in the proportion that the aggregate dollar amount of the items that are successfully disputed by the Holder Representative (as finally determined by the Accounting Referee) bears to the aggregate dollar amount of the items submitted to the Accounting Referee and by the Holder Representative (on behalf of the Company Equityholders) in the proportion that the aggregate dollar amount of the disputed items that are unsuccessfully disputed by the Holder Representative (as finally determined by the Accounting Referee) bears to the aggregate dollar amount of the items submitted to the Accounting Referee. For instance, if the Holder Representative challenges the calculation of the proposed adjustment amount in the proposed Post-Closing Statement by an amount of $100,000, but the Accounting Referee determines that the Holder Representative has a valid claim for only $40,000, Holder Representative (on behalf of the Sellers) shall bear 60% (i.e., $60,000/$100,000) of the fees and expenses of the Accounting Referee and Buyer shall bear the other 40% of such fees and expenses (i.e., $40,000/$100,000). (f) The Holder Representative and Buyer agree that they will cooperate and assist, and shall cause their respective representatives and Subsidiaries (including post- Closing, in the case of Buyer, the Company and its Subsidiaries) to assist, in the preparation and review of the Post-Closing Statement and the determination of the Final Adjustment Amount. Without limiting the foregoing, Buyer (and its Affiliates, including post-Closing, the Company and its Subsidiaries) shall make available to Holder Representative and its accountants and Representatives, during normal business hours and without undue interruption of Buyer or the Company’s and its Subsidiaries business, the books, records, work papers, personnel and any information of the Company, its Subsidiaries and Buyer

30 that Holder Representative and its Representatives may reasonably request to enable them to evaluate the Post-Closing Statement delivered by Buyer. Section 2.06. Post-Closing Adjustment of Purchase Price. (a) Within five (5) Business Days after the final determination of the Final Adjustment Amount (and each component thereof), the Holder Representative shall deliver to Buyer updated Payment Instructions, which shall be updated to reflect the determination of the Final Adjustment Amount, any modifications to the Pro Rata Share of any Company Equityholder pursuant to the terms of this Agreement and the amount of any applicable Advisor Expenses. Within five (5) Business Days after the final determination of the Final Adjustment Amount: (i) If the Estimated Purchase Price exceeds the Closing Purchase Price (the amount of such excess, the “Overpayment Amount”), then: (A) if the Overpayment Amount is equal to or less than the Adjustment Holdback Amount (to the extent of the Adjustment Holdback Amount remaining as of the date of the payment of the Final Adjustment Amount), the Adjustment Holdback Amount payable to the Company Equityholders pursuant to Section 2.07 shall be reduced by the Overpayment Amount; or (B) if the Overpayment Amount exceeds the Adjustment Holdback Amount (such excess, the “Adjustment Shortfall Amount”), then (x) the Adjustment Holdback Amount payable to the Company Equityholders pursuant to Section 2.07 shall be reduced to $0 and (y) at Buyer’s option, Buyer may reduce the Indemnity Holdback Amount payable to the Company Equityholders pursuant to Section 2.07 by an amount that does not exceed the lesser of the Adjustment Shortfall Amount and the amount of the Indemnity Holdback Amount then remaining in the Holdback Fund. (ii) If the Closing Purchase Price exceeds the Estimated Purchase Price (the amount of such excess, the “Underpayment Amount”), then Buyer shall pay, or cause to be paid, in accordance with same the procedures set forth in Section 2.02(d) and Section 2.03(c) for payments to the Company Equityholders, an amount in cash, without interest, equal to the Underpayment Amount to the Company Equityholders in accordance with their respective CBA Share and Pro Rata Shares, as applicable. Notwithstanding anything to the contrary herein, Buyer shall not be required to make any payment pursuant to this Section 2.06(a)(i)(B) until the Holder Representative delivers to Buyer updated Payment Instructions reflecting the allocation of the Underpayment Amount to the Company Equityholders, provided that Buyer shall pay, or cause to be paid, any Underpayment Amount pursuant to this Section 2.06(a)(i)(B) within five (5) Business Days of Holder Representative’s delivery of such Payment Instructions.

31 Section 2.07. Release of Adjustment Holdback Fund. Within five (5) Business Days after the payment of the Final Adjustment Amount pursuant to Section 2.06, Buyer shall pay, or cause to be paid, an amount in cash, without interest, equal to any amount remaining of the Adjustment Holdback Amount to the Company Equityholders in accordance with their respective CBA Share and Pro Rata Shares, as applicable. Within five (5) Business Days following the Survival Termination Date, Buyer shall pay, or cause to be paid, an amount in cash, without interest, equal to any amount remaining of the Indemnity Holdback Amount to the Company Equityholders in accordance with their respective CBA Share and Pro Rata Shares, as applicable. Notwithstanding anything to the contrary herein, Buyer shall not be required to make any payment pursuant to this Section 2.07 until the Holder Representative delivers to Buyer updated Payment Instructions reflecting the allocation of the applicable holdback amount to the Company Equityholders, any modifications to the Pro Rata Share of any Company Equityholder pursuant to the terms of this Agreement and the amount of any applicable Advisor Expenses, provided that Buyer shall pay, or cause to be paid, such amount pursuant to this Section 2.07 within five (5) Business Days of Holder Representative’s delivery of such Payment Instructions. Section 2.08. Contingent Installment Payment; Post-Closing Earnout Payments. (a) Contingent Installment Payment Amount. In accordance with this Section 2.08, Buyer shall pay, or cause to be paid, to the Company Equityholders, an amount (which amount shall not be less than $0 or greater than $50,000,000) equal to: (i) the product of Actual 2023 EBITDA, multiplied by 8.3, minus (ii) the Base Cash Consideration (such amount, the “Contingent Installment Payment Amount”). In no event will the Base Cash Consideration plus the Contingent Installment Payment Amount exceed $100,000,000 in the aggregate. (b) Earnout Payments. In accordance with Section 2.08(e): (i) if the Company achieves the 2024 Operating Profit Threshold (as defined below), then Buyer shall pay, or cause to be paid, to the Company Equityholders, an amount equal to (A) the 2024 Base Earnout Amount (as defined below), plus (B) the 2024 Shortfall Earnout Amount (as defined below), if any (together, the “2024 Earnout Payment”); and (ii) if the Company achieves the 2025 Operating Profit Threshold (as defined below), then Buyer shall pay, or cause to be paid, to the Company Equityholders, an amount equal to (A) the 2025 Base Earnout Amount (as defined below), plus (B) the 2025 Shortfall Earnout Amount (as defined below), if any (together, the “2025 Earnout Payment” and, together with the 2024 Earnout Payment, the “Earnout Payments”); provided, that, (1) if the Company does not achieve the 2024 Operating Profit Threshold, then no 2024 Earnout Payment shall be payable hereunder, (2) if the Company does not achieve the 2025 Operating Profit Threshold, then no 2025 Earnout Payment shall be payable hereunder, (3) if there is no Shortfall Amount (as defined below), then the 2024 Shortfall Earnout Amount and 2025 Shortfall

32 Earnout Amount shall each equal $0, (4) in no event will the 2024 Base Earnout Amount plus the 2025 Base Earnout Amount exceed $20,000,000 in the aggregate, (5) in no event will the 2024 Shortfall Earnout Amount plus the 2025 Shortfall Earnout Amount exceed the Shortfall Amount and (6) in no event will the Earnout Payments plus the Contingent Installment Payment Amount, in the aggregate, exceed an amount equal to $120,000,000 minus the Base Cash Consideration. (c) Definitions. For purposes of this Section 2.08: (i) “2024 Base Earnout Amount” means an amount (which amount shall not be less than $0) equal to the product of: (A) (1) the Company’s and its Subsidiaries’ consolidated Actual Operating Profit for the Company’s fiscal year ending December 31, 2024, divided by (2) $43,300,000 (which quotient shall not exceed 100%), multiplied by (B) the Aggregate Base Earnout Amount. (ii) “2024 Operating Profit Threshold” means that the Company’s and its Subsidiaries’ consolidated Actual Operating Profit for the Company’s fiscal year ending December 31, 2024 exceeds $15,400,000. (iii) “2024 Shortfall Earnout Amount” means an amount (which amount may be $0) equal to: (A) the product of (1) the Company’s and its Subsidiaries’ consolidated Actual Operating Profit for the Company’s fiscal year ending December 31, 2024, divided by (2) Shortfall Operating Profit Target (which quotient shall not exceed 100%), multiplied by (B) the Shortfall Amount (if any). (iv) “2025 Base Earnout Amount” means an amount (which amount shall not be less than $0) equal to: (A) the product of (1) the Company’s and its Subsidiaries’ consolidated Actual Operating Profit for the Company’s fiscal years ending December 31, 2024 and December 31, 2025, divided by (2) $43,300,000 (which quotient shall not exceed 100%), multiplied by (B) the Aggregate Base Earnout Amount, less (C) the 2024 Base Earnout Amount (if any). (v) “2025 Operating Profit Threshold” means that Company’s and its Subsidiaries’ consolidated Actual Operating Profit for the Company’s fiscal year ending December 31, 2024 and December 31, 2025 exceeds $34,600,000. (vi) “2025 Shortfall Earnout Amount” means an amount (which amount may be $0) equal to: (A) the product of (1) the Company’s and its Subsidiaries’ consolidated Actual Operating Profit for the Company’s fiscal years ending December 31, 2024 and December 31, 2025, divided by (2) Shortfall Operating Profit Target (which quotient shall not exceed 100%), multiplied by (B) the Shortfall Amount (if any), less the 2024 Shortfall Earnout Amount (if any). (vii) “Actual 2023 EBITDA” means the Company’s and its Subsidiaries’ consolidated adjusted EBITDA for the Company’s fiscal year ending December 31, 2023, calculated in accordance with Schedule VI and, in the case of each item therein, in accordance with the Accounting Principles.

33 (viii) “Actual Operating Profit” means, for the applicable fiscal period, the Company’s and its Subsidiaries’ consolidated adjusted income (loss) from operations, calculated in accordance with Schedule VII and, in the case of each item therein, in accordance with the Accounting Principles. (ix) “Aggregate Base Earnout Amount” means $20,000,000. (x) “Shortfall Amount” means an amount equal to (A) $100,000,000, less (B) the Base Cash Consideration, less (C) the Contingent Installment Payment Amount (which amount may be $0). (xi) “Shortfall Operating Profit Target” means an amount equal to (A) $43,300,000, plus (B) the amount (if any) by which $10,500,000 exceeds the Company’s and its Subsidiaries’ consolidated Actual Operating Profit for the Company’s fiscal year ending December 31, 2023. (d) Procedures Applicable to Determination of the Installment and Earnout Payments. (i) On or before the ninetieth (90th) day following December 31, 2023 (such date, the “Installment Calculation Delivery Date”), Buyer shall prepare and deliver to the Holder Representative a written statement (the “Installment Calculation Statement”) setting forth in reasonable detail Buyer’s calculation of the Contingent Installment Payment Amount pursuant to Section 2.08(a) (the “Installment Calculation”). (ii) On or before the ninetieth (90th) day following each of December 31, 2024 and December 31, 2025 (each such date, an “Earnout Calculation Delivery Date”), Buyer shall prepare and deliver to the Holder Representative a written statement (the “Earnout Calculation Statement” and, together with the Installment Calculation Statement, the “Contingent Payment Calculation Statements”) setting forth in reasonable detail Buyer’s calculation of the Earnout Payment for 2024 or 2025, as the case may be, pursuant to Section 2.08(b) (each, an “Earnout Calculation” and, together with the Installment Calculation, the “Contingent Payment Calculations”). (iii) The Holder Representative shall have sixty (60) days after receipt of any Contingent Payment Calculation Statement (the “Review Period”) to review the Contingent Payment Calculation Statement and the Contingent Payment Calculation set forth therein. During the Review Period, the Holder Representative and its Representatives and accountants shall have the right to reasonably inspect Buyer’s and the Company’s and its Subsidiaries’, as applicable, contracts, books and records during normal business hours at Buyer’s or the Company’s, offices, as applicable, together, with reasonable access to the individuals responsible for the preparation of the Contingent Payment Calculation (during normal business hours and upon reasonable advance notice), and solely for purposes reasonably related to the determinations of the applicable Contingent Payment Calculation. Prior to the

34 expiration of the Review Period, the Holder Representative may object to the Contingent Calculation set forth in the Contingent Payment Calculation Statement by delivering a written notice of objection (an “Calculation Objection Notice”) to Buyer. Any Calculation Objection Notice shall specify the items in the Contingent Payment Calculation disputed by the Holder Representative and shall describe in reasonable detail the basis for such objection, as well as the estimated amount in dispute. If the Holder Representative fails to deliver a Calculation Objection Notice to Buyer prior to the expiration of the Review Period, then the Contingent Payment Calculation set forth in the Contingent Payment Calculation Statement shall be final and binding on the Parties hereto and the Company Equityholders. If the Holder Representative timely delivers a Calculation Objection Notice, Buyer and the Holder Representative shall use reasonable commercial efforts for a period of thirty (30) days (or such longer period as they may mutually agree in writing) to resolve any such disagreement specified in the Calculation Objection Notice. If, at the end of such period, they are unable to resolve such disagreements, then the Accounting Referee shall resolve any remaining disagreements between the parties with respect to the applicable Contingent Payment Calculation. Each of Buyer and the Holder Representative shall promptly provide their assertions regarding such disagreements in writing to the Accounting Referee and to each other. The Accounting Referee shall be instructed to render its determination with respect to such disagreements as soon as reasonably possible (which the Parties hereto agree should not be later than thirty (30) days following the day on which any such disagreements are referred to the Accounting Referee). The Accounting Referee shall base its determination solely on (A) the written submissions of Buyer and the Holder Representative and (B) the extent (if any) to which the Contingent Payment Calculation and the Contingent Installment Payment or applicable Earnout Payment, as applicable (each, a “Contingent Payment”), require adjustment in order to be determined in accordance with Section 2.08(a) or Section 2.08(b), as applicable (including the definitions of the defined terms in Section 2.08(c)). The determination of the Accounting Referee shall be final, conclusive and binding on the Parties hereto and the Company Equityholders absent fraud or manifest error and shall be enforceable by any court of competent jurisdiction. The date on which the applicable Contingent Payment is finally determined in accordance with this Section 2.08(d) is hereinafter referred to as a “Contingent Payment Determination Date.” All fees and expenses of the Accounting Referee relating to the work, if any, to be performed by the Accounting Referee hereunder shall be borne pro rata as between Buyer, on the one hand, and the Holder Representative (on behalf of the Company Equityholders), on the other hand, in proportion to the allocation of the dollar value of the amounts in dispute between Buyer and the Holder Representative made by the Accounting Referee such that the Party prevailing on the greater dollar value of such disputes pays the lesser proportion of the fees and expenses. (e) Timing and Method of Contingent Payments. Any Contingent Payment that Buyer is required to pay pursuant to Section 2.08(a) or Section 2.08(b) hereof shall be paid or caused to be paid by Buyer in accordance with same the procedures set forth in Section 2.03(c) for payments to the Company Equityholders, to the Company Equityholders in

35 CBA Shaccordance with their respective are and Pro Rata Shares, as applicable. Notwithstanding anything to the contrary herein, Buyer shall not be required to make any payment pursuant to this Section 2.08 until the Holder Representative delivers to Buyer updated Payment Instructions reflecting the allocation of the applicable Contingent Payment amount to the Company Equityholders, any modifications to the Pro Rata Share of any Company Equityholder pursuant to the terms of this Agreement and the amount of any applicable Advisor Expenses, provided that Buyer shall pay such Contingent Payment that Buyer is required to pay pursuant to Section 2.08(a) within five (5) Business Days of Holder Representative’s delivery of such Payment Instructions. (f) Disclaimers. Except as expressly set forth herein, (i) this Section 2.08 shall impose no restrictions on the operations, business or activities of Buyer, the Company or any of their respective Affiliates following the Closing, and (ii) Buyer and its Affiliates shall have the right to operate the business and activities of Buyer, the Company and their respective Affiliates following the Closing in any way that Buyer or its Affiliates deems appropriate in its sole discretion. Notwithstanding the foregoing, from and after the Closing and until December 31, 2025, (A) Buyer shall, and shall cause the Company and its Subsidiaries to, act in good faith and not take any action with the primary intention to reduce or delay any Contingent Payment payable pursuant to Section 2.08(a) or Section 2.08(b) (other than in connection with the good faith enforcement of Buyer’s rights under this Agreement, including under Section 2.08(d)), (B) Buyer shall not abandon or discontinue the Company’s and its Subsidiaries’ business, (C) Buyer shall not make the Company or its Subsidiaries liable for any overhead or similar expenses of Buyer or other Affiliates of Buyer, including any public company reporting costs or any other expense of Buyer or its Affiliates not associated with the business of the Company as conducted prior to the Closing and (D) Buyer shall maintain a financial record keeping system that enables it to separately account for the Actual Operating Profit and Actual 2023 EBITDA of the Company’s and its Subsidiaries’ business as owned by Buyer in accordance with the Accounting Principles. (g) Information Obligations. From and after December 31, 2023 and through the December 31, 2025, Buyer shall provide, on a fiscal quarterly basis commencing with the first full fiscal quarter after December 31, 2023, a written report to the Holder Representative in reasonable detail regarding a report of the Company’s and its Subsidiaries’ consolidated Actual Operating Profit for such period (each such report, an “Update Report”). Buyer may require the Holder Representative or any other involved third party to sign a customary confidentiality agreement and shall not be required to afford such access to any Person who are involved in any competing business. (h) Contingent Payments Not a Security. The Parties hereto do not intend the right of the Company Equityholders to receive any Contingent Payment pursuant to this Section 2.08 to be a security. Accordingly, the right of a Company Equityholder to receive any Contingent Payment pursuant to this Section 2.08 (i) shall not be represented by a certificate, (ii) does not represent an ownership interest in Buyer, the Company or any of their Affiliates, and (iii) does not entitle a Company Equityholder to any rights common to equityholders of Buyer, the Company or any of their Affiliates, other than as expressly set forth herein. The right of a Company Equityholder to receive any Contingent Payment

36 pursuant to this Section 2.08 shall not be pledged without the prior written consent of Buyer. Notwithstanding the foregoing, a Company Equityholder may transfer all or any of such rights (a) as a gift to any member of his or her family or to any trust for the benefit of any such family member of such Company Equityholder, provided that any such transferee shall agree in writing with Buyer, as a condition precedent to such transfer, to be bound by all of the provisions of this Agreement relating to the Contingent Payments, or (b) by will or the laws of descent and distribution, in which event each such transferee shall be bound by all of the provisions of this Agreement relating to the Contingent Payments or (c) by court order, in which event each such transferee shall be bound by all of the provisions of this Agreement relating to the Contingent Payments. As used in this Section 2.08(h), the word “family” shall include any spouse, lineal ancestor or descendant, brother or sister. (i) Change of Control Event. In connection with the consummation of a Change of Control Event of the Company prior to December 31, 2025, Buyer shall be required, as a condition precedent to the consummation of such transaction and in full satisfaction of its obligations pursuant to this Section 2.08, to pay, in accordance with and pursuant to Section 2.08(e), an amount equal to the maximum amount of unpaid Contingent Payments that are earned or capable of being earned by Sellers as of such Change of Control Event. In connection with the consummation of a Change of Control Event of Buyer prior to December 31, 2025, Buyer shall be required, as a condition precedent to the consummation of such transaction, to cause the continuing or surviving entity immediately following such transaction (and including, for avoidance of doubt, any entity that acquires all or substantially all of the assets of Buyer) to affirmatively assume the obligations under this Section 2.08 and the payment of the Contingent Payments. (j) Right of Set-Off. Notwithstanding anything to the contrary herein, Buyer may set-off against and reduce the amount of any Contingent Payment due to any Company Equityholder by any amount payable by such Company Equityholder (i) pursuant to Section 2.06(a)(i) to the extent that such amount exceeds the Adjustment Holdback Amount, or (ii) otherwise to Buyer or any of its Affiliates. (k) Tax Treatment of Contingent Payments. The parties hereto acknowledge and agree that (i) any Contingent Payment, when made, shall be treated, for U.S. federal income tax purposes, as additional consideration paid to the Company Equityholders and (ii) a portion of each such payment shall be treated as interest to the extent required by Section 483 of the Code. Section 2.09. Withholding Taxes. Notwithstanding any other provision of this Agreement, Buyer, its Affiliates and the Company and its Subsidiaries shall be entitled to deduct and withhold from any amount otherwise payable to any Person pursuant to this Agreement such amounts as it is required to deduct and withhold with respect to the making of such payment under any provision of Applicable Law. Other than withholding in respect of amounts treated as compensation for services and withholding in respect of any Seller that does not timely provide the forms described in Section 2.03(d)(vii), Buyer shall use commercially reasonable efforts to notify the Person in respect of which such withholding is proposed to be made at least five (5) Business Days prior to such withholding and shall use commercially reasonable efforts to cooperate with such Person to reduce or eliminate

37 such withholding to the extent permitted by Applicable Law, including taking into consideration all relevant and duly executed Tax forms. Amounts so withheld and paid over to the appropriate Governmental Authority shall be treated for all purposes of this Agreement as having been paid to the applicable Person in respect of which such deduction and withholding was made. ARTICLE 3 REPRESENTATIONS AND WARRANTIES OF THE COMPANY Except as set forth in the Company Disclosure Schedule, the Company hereby represents and warrants to Buyer as of the date hereof that: Section 3.01. Corporate Existence and Power. (a) The Company is a corporation duly incorporated, validly existing and in good standing under the laws of its jurisdiction of incorporation and has all corporate powers required to carry on its business as now conducted. The Company is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction where such qualification is necessary, except for those jurisdictions where failure to be so qualified would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. The Company has heretofore delivered to Buyer true and complete copies of the Governing Documents of the Company as currently in effect (collectively, the “Company Organizational Documents”). The Company Organizational Documents are in full force and effect, and no other Company Organizational Documents are applicable to or binding upon the Company or any of its Subsidiaries. (b) Neither the Company nor any Subsidiary of the Company is in violation of or in default under any provision of the Company Organizational Documents or such Subsidiary’s Governing Documents, as applicable, and there exists no condition, fact or event which, after notice, lapse of time or both, would result in any such violation or default. Section 3.02. Authorization. (a) The Company has full power and authority to execute and deliver this Agreement and each of the other Transaction Documents to which it is a party and to perform its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby. The execution, delivery and performance by the Company of this Agreement and each of the other Transaction Documents to which it is a party, and the consummation by the Company of the transactions contemplated hereby or thereby, have been duly authorized by all necessary actions on the part of the Company. This Agreement and each of the other Transaction Documents to which the Company is a party has been duly executed and delivered by the Company and constitute the legal, valid and binding agreement of the Company enforceable against the Company in accordance with its and their terms (subject to applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other Applicable Laws affecting creditors’ rights generally and general principles of equity).

38 (b) There are no votes, approvals, consents or other proceedings of the holders of the Company’s capital stock necessary in connection with the execution and delivery of, or the performance by the Company of its obligations under, this Agreement and the other Transaction Documents to which it is a party, or the consummation of the transactions contemplated hereby or thereby. No other approval or action by the Company or any holder of Company Common Stock is required in connection with the consummation of the transactions contemplated by this Agreement or any of the other Transaction Documents. Section 3.03. Governmental Authorization. No consent, waiver, approval, Order, license, or declaration, registration or filing with, or notification to, any Person or Governmental Authority is required on the part of the Company in connection with the execution, delivery and performance of this Agreement or the other Transaction Documents to which it is a party or the compliance by the Company with any of the provisions hereof or thereof, or the consummation of the Transactions, except for such consents, waivers, approvals, Orders, licenses or authorizations the failure of which to obtain would not, individually or in the aggregate, (i) be material to the Company and its Subsidiaries, taken as a whole, or (ii) materially impair or delay the Company’s ability to perform its obligations under this Agreement or any other Transaction Document to which it is a party or to consummate the Transactions. Section 3.04. Noncontravention. The execution, delivery and performance by the Company of this Agreement and the consummation of the transactions contemplated hereby by the Company do not and will not (a) violate the Company Organizational Documents or the certificate of incorporation or bylaws or equivalent Governing Documents of any Subsidiary, (b) violate any Applicable Law, (c) except as set forth on Section 3.04 of the Company Disclosure Schedule, require any consent or other action by any Person under, constitute a default or an event that, with or without notice or lapse of time or both, would constitute a default under, or give rise to any right of termination, cancellation or acceleration of any right or obligation of the Company or any Subsidiary of the Company or to a loss of any benefit to which the Company or any Subsidiary of the Company is entitled under any provision of any agreement or other instrument binding upon the Company or any Subsidiary of the Company, except in the case of this clause (c), for such consents the failure of which to obtain, and such defaults, that would not, individually or in the aggregate, (x) be material to the Company and its Subsidiaries, taken as a whole, or (y) materially impair or delay the Company’s ability to perform its obligations under this Agreement or any of the other Transaction Documents to which it is a party or to consummate the Transactions, (d) result in the creation or imposition of any Lien (other than a Permitted Lien) on any asset of the Company or any Subsidiary of the Company, or (e) give any Company Equityholder dissenters’, appraisal or similar rights with respect to transactions contemplated by this Agreement or any of the other the Transaction Documents under Applicable Law. Section 3.05. Capitalization. (a) As of the date hereof, the authorized capital stock of the Company consists of 100,000 shares of Company Common Stock, 91,106 of which are issued and outstanding. There are no shares of the Company’s capital stock held by the Company in its treasury or by any Subsidiary of the Company. All outstanding shares of

39 capital stock of the Company have been duly authorized and validly issued and are fully paid and non-assessable. (b) Except as set forth on Section 3.05(b), of the Company Disclosure Schedule, there are no outstanding (i) equity interests or other voting securities of or ownership interests in the Company, (ii) securities of the Company convertible into or exchangeable for equity interests or other voting securities of or ownership interests in the Company, (iii) warrants, calls, options or other rights to acquire from the Company, or other obligation of the Company to issue, any equity interests, voting securities or securities convertible into or exchangeable for equity interests or voting securities of the Company or (iv) restricted equity interests, stock appreciation rights, performance units, contingent value rights, “phantom” stock or similar securities or rights that are derivative of, or provide economic benefits based, directly or indirectly, on the value or price of, any equity interests of or voting securities of the Company (collectively, “Company Securities”). Except as set forth on Section 3.05(b) of the Company Disclosure Schedule, there are no outstanding obligations of the Company or any of its Subsidiaries to repurchase, redeem or otherwise acquire any Company Securities, and no shares of Company Common Stock or any other Company Securities were issued in violation of any preemptive rights. Except as set forth in Section 3.05(b) of the Company Disclosure Schedule, neither the Company nor any of its Subsidiaries is a party to any voting agreement with respect to the voting of any Company Securities. Section 3.06. Subsidiaries. (a) Each Subsidiary of the Company is a corporation duly incorporated, validly existing and in good standing under the laws of its jurisdiction of incorporation, has all corporate powers and all governmental licenses, authorizations, permits, consents and approvals required to carry on its business as now conducted and is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction where such qualification is necessary, except for those jurisdictions where failure to be so qualified would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Company and its Subsidiaries, taken as a whole. All Subsidiaries of the Company and their respective jurisdictions of incorporation are identified on Section 3.06 of the Company Disclosure Schedule. (b) All of the outstanding capital stock or other voting securities of each Subsidiary of the Company is owned by the Company, directly or indirectly, free and clear of any Lien (other than Permitted Equity Liens) and free of any other limitation or restriction (including any restriction on the right to vote, sell or otherwise dispose of such capital stock or other voting securities) (other than Permitted Equity Liens). There are no outstanding (i) securities of the Company or any Subsidiary of the Company convertible into or exchangeable for shares of capital stock or voting securities of any Subsidiary of the Company or (ii) options or other rights to acquire from the Company or any Subsidiary of the Company, or other obligation of the Company or any Subsidiary of the Company to issue, any capital stock, voting securities or securities convertible into or exchangeable for capital stock or voting securities of any Subsidiary of the Company (collectively, the “Subsidiary Securities”). There are no outstanding obligations of the Company or any

40 Subsidiary of the Company to repurchase, redeem or otherwise acquire any outstanding Subsidiary Securities. Section 3.07. Financial Statements. (a) The Company has delivered to Buyer prior to the date hereof true and complete copies of the unaudited consolidated balance sheets of the Company and its Subsidiaries as of December 31, 2022 and 2021 and the related unaudited consolidated statements of operations, stockholders’ equity and cash flows for each of the years then ended (together with the notes thereto, the “Annual Financial Statements”), the unaudited consolidated balance sheets and the related unaudited interim consolidated statements of operations and cash flows of the Company and its Subsidiaries for the six (6) months ended June 30, 2023 (the “Interim Financial Statements”, and together with the Annual Financial Statements, the “Financial Statements”), which (i) are derived from the books and records of the Company and its Subsidiaries, (ii) are set forth in Section 3.07(a)(ii) of the Company Disclosure Schedule, (iii) fairly and accurately present, in all material respects, the consolidated financial position of the Company and its Subsidiaries as of the dates thereof and their consolidated results of operations and cash flows for the periods then-ended, subject, in the case of the Interim Financial Statements, to normal year-end adjustments, which are not material in amount, and (iv) have been prepared in accordance with the Accounting Principles applied on a consistent basis throughout the periods then- ended. (b) Except as set forth in Section 3.07(b) of the Company Disclosure Schedule, the Company and its Subsidiaries have (i) maintained accurate books and records reflecting its assets and liabilities and maintained systems of internal accounting controls designed to ensure the reliability of financial reporting and the preparation of financial statements and (ii) implemented disclosure controls and procedures designed to ensure that material information is made known to the management of the Company. (c) There are no significant deficiencies in the design or operation of the Company’s internal accounting controls that could adversely affect in any material respect the ability of the Company or its Subsidiaries to record, process, summarize and report financial data or material weaknesses in internal controls over financial reporting. Section 3.08. Absence of Certain Changes. (a) Except as set forth in Section 3.08(a) of the Company Disclosure Schedule, since the Balance Sheet Date, the business of the Company and each Subsidiary of the Company has been conducted in the ordinary course consistent with past practices and there has not been any event, occurrence, development or state of circumstances or facts that has had or would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. (b) Without limiting the foregoing, except as set forth in Section 3.08(b) of the Company Disclosure Schedule, since the Balance Sheet Date, the Company has not:

41 (i) adopted any change to, or amend or otherwise alter, the Company Organizational Documents or the Governing Documents of any Subsidiary of the Company (whether by merger, consolidation or otherwise); (ii) split, combined or reclassified any equity interests, voting securities or other ownership interests of the Company or any of its Subsidiaries or declared, set aside or paid any dividend or other distribution (whether in cash, equity interests or other property or any combination thereof) in respect of any Company Security, or redeemed, repurchased or otherwise acquired or offered to redeem, repurchase or otherwise acquire any such securities; (iii) (A) issued, delivered or sold, or authorized the issuance, delivery or sale of, any Company Securities, including any award under the Company Equity Plans (or other equity incentive award) or (B) amended any term of any Company Security or Subsidiary Security (in each case, whether by merger, consolidation or otherwise); (iv) entered into, adopted a plan of or effected any restructuring, reorganization or complete or partial liquidation, dissolution, merger or consolidation of the Company or any of its Subsidiaries; (v) suffered any extraordinary losses or waived any rights of material value (regardless of whether in the ordinary course of business or consistent with past practice) in excess of $250,000 in the aggregate; (vi) incurred any capital expenditures or any obligations or Liabilities in respect thereof, except for capital expenditures that do not exceed $750,000 individually or $1,500,000 in the aggregate; (vii) (A) acquired (by merger, consolidation, acquisition of securities or assets or otherwise), directly or indirectly, any securities or material assets, properties or businesses other than supplies in the ordinary course of business of the Company in a manner that is consistent with past practice, or (B) acquired any real property; (viii) (A) accelerated the collection of accounts receivable or the realization of other current assets, delayed the payment of accounts payables or other current liabilities, or (B) otherwise conducted its cash management customs and practices, in each case, other than in the ordinary course of business consistent with past practice in all material respects (including with respect to levels of capital expenditures and cash management practices generally); (ix) other than in the ordinary course of business consistent with past practice, sold, leased, licensed or otherwise transferred or disposed of, or abandoned or allowed to lapse, or created or incurred any Lien (other than Permitted Liens) on, any of the Company’s assets, securities, or properties;

42 (x) sold, assigned, leased, licensed or otherwise transferred or disposed of, abandoned or permited to lapse, failed to take any action necessary to maintain, defend, enforce or protect, or created or incurred any Lien (other than Permitted Liens) on, any Intellectual Property Right, other than granting non-exclusive licenses of such Intellectual Property Rights to customers of the Company or any Subsidiary in the ordinary course of business consistent with past practice; (xi) updated, modified, revised or otherwise changed (A) any external privacy policy of the Company or any Subsidiary or (B) any internal policies or procedures relating to Personal Information or the collection, storage, use, sharing, disposal or other processing thereof, in each case, other than to the extent required under Applicable Data Protection Laws; (xii) provided or agreed to provide access to, or granted any rights or contingent rights to access, any source code of any Software of the Company or any Subsidiary, in each case to any Person other than the current Service Providers who presently have access for bona fide purposes; (xiii) other than in the ordinary course of business consistent with past practice and excluding capital contributions made to Subsidiaries of the Company, made any loans, advances or capital contributions to, or investments in, any Person; (xiv) created, incurred, assumed, suffered to exist or otherwise became liable with respect to any Indebtedness other than Indebtedness included in Closing Indebtedness; (xv) (A) other than in the ordinary course of business consistent with past practice, entered into, renewed, amended or modified in any material respect or terminated any Material Contract, or (B) otherwise waived, released or assigned any material rights, claims or benefits of the Company under any Material Contract; (xvi) cancelled or terminated any Company Insurance Policy or caused any of the coverage thereunder to lapse; (xvii) except as required by Applicable Law or the terms of any Employee Plan as in effect on the date hereof, (A) granted or materially increased any severance, retention or termination pay to, or entered into or amended any severance, retention, termination, bonus, deferred compensation, change in control or severance agreement with, any current or former Service Provider, (B) materially increased the compensation or benefits provided to any current or former Service Provider, (C) established, adopted, entered into or amended any Employee Plan, (D) other than as required under this Agreement, granted or repurchased any equity or equity-based awards to, or discretionarily accelerated the vesting or payment of any such awards held by, any current or former Service Provider, (E) (x) hired any employees with annual base compensation in excess of $150,000 or (y) terminated or gave notice to terminate the employment of any employee with

43 annual base compensation in excess of $150,000, or (F) effected or permitted a “mass layoff” or similar event under the WARN Act; (xviii) changed the Company’s methods of accounting, except as required by concurrent changes in Applicable Law, by U.S. GAAP, or as agreed to by the independent accountants of the Company; (xix) settled or compromised, or offered or proposed to settle or compromise, (A) any Action involving or against the Company with an amount in dispute or settlement or compromise amount in excess of $25,000 or (B) any Action that relates to the Transactions; (xx) made, changed or revoked any Tax election, changed any annual tax accounting period, adopted or changed any method of accounting, changed the entity classification of the Company for income Tax purposes, filed any amended Tax Return or filed claims for Tax refunds, entered into any closing agreement, settled, compromised, conceded or abandoned any Tax claim, audit or assessment relating to the Company, or consented to any extension or waiver of the limitation period applicable to any Tax claim or assessment relating to the Company; or (xxi) agreed, resolved or committed to do any of the foregoing. Section 3.09. No Undisclosed Material Liabilities. There are no Liabilities of the Company or any Subsidiary of any kind whatsoever, whether accrued, contingent, absolute, determined, determinable or otherwise, and there is no existing condition, situation or set of circumstances which could reasonably be expected to result in such a Liability, other than: (a) liabilities provided for in the Balance Sheet or disclosed in the notes thereto; (b) incurred in the ordinary course of business consistent with past practice since the Balance Sheet Date; and (c) set forth on Section 3.09 of the Company Disclosure Schedule. Section 3.10. Material Contracts. (a) Except as set forth in the corresponding subsection of Section 3.10 of the Company Disclosure Schedule, neither the Company nor any Subsidiary is a party to or bound by (each, a “Material Contract”): (i) any Contract pursuant to which the Company or any Subsidiary has made payments of more than $250,000 in the aggregate in the twelve (12) calendar months ended June 30, 2023; (ii) any Contract with a customer pursuant to which the Company or any Subsidiary received payments of more than $100,000 in the twelve (12) calendar months ended June 30, 2023;

44 (iii) any Contract with a Top Vendor that expires within one year after June 30, 2023; (iv) any sales, distribution or other similar agreement providing for the sale by the Company or any Subsidiary after the Closing of materials, supplies, goods, services, equipment or other assets that provides for either (A) annual payments to the Company and the Subsidiaries of $400,000 or more or (B) aggregate payments to the Company and the Subsidiaries of $100,000 or more; (v) any partnership, joint venture or other similar agreement or arrangement; (vi) any agreement relating to the acquisition or disposition of any business (whether by merger, sale of stock, sale of assets or otherwise); (vii) any Contract (a) relating to Indebtedness or (b) that is a mortgage, deed of trust, pledge, security agreement or other instrument granting a Lien (other than a Permitted Lien) on any of the Company’s or its Subsidiaries’ assets; (viii) any Contract that is a material settlement, conciliation, or similar Contract that imposes any monetary obligation in excess of $50,000 or other material obligations upon the Company or its Subsidiaries after the date of this Agreement; (ix) any lease (whether of real or personal property) providing for annual rental payments of $50,000 or more; (x) any Real Property Lease, including pursuant to which any Seller or any third party has a right to use, occupy or possess any Real Property or has granted to a third party the right to use, occupy or possess any Real Property; (xi) any Contract with a Governmental Authority or any currently outstanding bid, proposals or other offers related to Contracts with a Governmental Authority; (xii) any option, license, franchise or similar agreement; (xiii) any agreement pursuant to which (A) the Company or any Subsidiary obtains any license, sublicense, option, right to use, right of first offer, right of first refusal or other preferential right, covenant not to be sued, or other right or immunity with respect to, any Intellectual Property Right (other than any commercial off-the-shelf software, which are generally available on non- discriminatory pricing terms, licensed or sublicensed by the Company or any Subsidiary with an annual cost lower than $50,000 in the aggregate) or (B) the Company or any Subsidiary grants any license, sublicense, option, right to use, right of first offer, right of first refusal or other preferential right, covenant not to be sued, or other right or immunity with respect to, any Intellectual Property Right (other

45 than non-exclusive licenses granted to customers of the Company or any Subsidiary in the ordinary course of business consistent with past practice); (xiv) any agreement (including escrow agreements) pursuant to which the Company or any Subsidiary has provided, or agreed to provide, any source code containing or embodying any Software included in the Owned Intellectual Property Rights, or provided any right or contingent right to such source code to any Person; (xv) any agency, dealer, reseller, sales representative, marketing or other similar Contract that is material to the Company and its Subsidiaries, taken as a whole; (xvi) any Contract that restricts the Company or any of its Subsidiaries from (A) competing in any line of business, with any Person, in any geographic area or in any product or service line, (B) developing, manufacturing, marketing, distributing, promoting, licensing or selling any products or services or soliciting any customers or prospective customers or (C) soliciting for employment or hiring any individual or entity or group of individuals or entities; (xvii) any stockholders agreement, investors rights agreement, registration rights agreement or similar Contract; (xviii) any Contract granting any Person an option or a right of first refusal or first offer or similar preferential right to purchase or acquire any securities or asset of the Company or any Subsidiary of the Company; (xix) any Contract containing (a) minimum purchase commitments or “requirements” provisions, (b) “most favored nation”, right of first offer or refusal, exclusive dealing provisions or (c) any put or call options; (xx) any Contract made by the Company under which there is (or is expected to be) an outstanding advance, capital contribution or loan to any other Person, or investment in any Person, other than advances to employees for business expenses in the ordinary course of business; (xxi) other than the Company Organizational Documents and the Governing Documents of the Company’s Subsidiaries, any Contract with a Related Party of the Company or any Subsidiary of the Company (each, a “Related Party Contract”); (xxii) any Contract providing for a change in control, retention or transaction bonus with a Service Provider; and (xxiii) any other agreement, commitment, arrangement or plan not made in the ordinary course of business that is material to the Company and its Subsidiaries, taken as a whole.

46 (b) Except as set forth in Section 3.10(b) of the Company Disclosure Schedule, (i) the Company and each of its Subsidiaries has performed all material obligations required to be performed by it to date under each Material Contract to which it is a party, (ii) neither the Company nor, to the knowledge of the Company, any other party thereto is in material breach of or in material default under, and no event has occurred which with notice or lapse of time or both would reasonably be expected to become a default or event of default under any Material Contract, and (iii) neither the Company nor any of its Subsidiaries has given or received written or, to the knowledge of the Company, oral, notice of any breach of default or event described in clause (ii). Neither the Company nor its Subsidiaries is renegotiating any Material Contract to which it is a party or paying liquidated damages in lieu of performance thereunder. Neither the Company nor any of its Subsidiaries has received or delivered any written notice, other written communication or, to the knowledge of the Company, any other communication regarding any actual or possible violation or breach of, default under, or intention to terminate, cancel, fail to renew, allow to expire or modify any Material Contract. Section 3.11. Tax Matters. (a) Except as set forth in Section 3.11(a) of the Company Disclosure Schedule, all income and other material Tax Returns required to be filed by the Company and its Subsidiaries have been duly and timely filed, and all such Tax Returns are true, correct and complete in all material respects. All income and other material Taxes (whether or not shown as due on such Tax Returns) required to be paid with respect to the Company and its Subsidiaries have been duly and timely paid. All amounts required to be withheld by the Company and any of its Subsidiaries in connection with any amounts paid or owing to any supplier, independent contractor, creditor, equity holder or other third party for Taxes have been duly and timely withheld and such withheld Taxes have been duly and timely paid to the proper Taxing Authority in compliance with all applicable legal requirements. (b) (i) No agreement waiving or extending, or having the effect of waiving or extending, the statute of limitations or the period of assessment or collection of any Taxes, in each case, currently in effect, of the Company or any of its Subsidiaries, and no power of attorney with respect to any such Taxes has been filed or entered into with any Taxing Authority and remains in effect, (ii) no Tax Returns of the Company and its Subsidiaries are under audit, examination or investigation by any Taxing Authority and (iii) no Taxing Authority has asserted any deficiency, adjustment or claim with respect to Taxes against the Company or any of its Subsidiaries that has not been resolved with respect to any taxable period for which the period of assessment or collection remains open. (c) The unpaid Taxes of the Company and its Subsidiaries for periods (or portions thereof) ending on or prior to the date of the financial statements do not exceed the accruals for current Taxes set forth on the balance sheets included in the financial statements, and since the date of the financial statements, the Company and its Subsidiaries has not engaged in any transaction, or taken any other action, other than in the ordinary course of business, that would materially impact any Tax asset or Tax Liability of the Company or any of its Subsidiaries.

47 (d) None of the Company or any of its Subsidiaries has received or applied for a Tax ruling or entered into a closing agreement pursuant to Section 7121 of the Code (or any predecessor provision or any similar provision of state, local or non-U.S. Applicable Law), in either case that would be binding upon the Company and its Subsidiaries after the Closing Date. (e) None of the Company or any of its Subsidiaries (i) is, or during any taxable period for which the period of assessment or collection remains open has been, a member of any affiliated, consolidated, combined, unitary or similar group (other than any such group the common parent of which is the Company) or (ii) has any liability for Taxes of any Person other than the Company or any of its Subsidiaries under Treasury Regulations Section 1.1502-6 or any similar provision of state, local or non-U.S. Applicable Law. (f) None of the Company or any of its Subsidiaries has entered into or participated in a “reportable transaction” within the meaning of Treasury Regulations Section 1.6011-4. (g) Within the last two (2) years, none of the Company or any of its Subsidiaries has constituted either a “distributing corporation” or a “controlled corporation” in a distribution of stock intended to qualify for tax-free treatment under Sections 355 or 361 of the Code. (h) None of the Company or any of its Subsidiaries will be required to include any item of income in, or exclude any item of deduction from, taxable income for any taxable period (or portion thereof) ending after the Closing Date as a result of: (i) any change in, or use of improper, method of accounting for a taxable period ending on or prior to the Closing Date; (ii) any “closing agreement” as described in Section 7121 of the Code (or any corresponding or similar provision of state, local or non-U.S. Applicable Law) executed on or prior to the Closing Date; (iii) any installment sale or open transaction made on or prior to the Closing Date; (iv) any prepaid amount or advance payments received or deferred revenue received or accrued on or prior to the Closing Date and (v) any intercompany transaction or excess loss amount, in each case, described in Treasury Regulations under Section 1502 of the Code (or any corresponding or similar provision of state, local or non-U.S. Applicable Law). (i) None of the Company or any of its Subsidiaries has or will be required to include any amount in income by reason of Section 965(a) of the Code, or has any obligation to make any payment described in Section 965(h) of the Code. (j) None of the Company or any of its Subsidiaries has nexus, or has taken any action that could result in the Company or any of its Subsidiaries having taxable presence, for any Tax purpose in any taxing jurisdiction (whether within or without the United States) other than the jurisdiction of its formation or organization. No claim has been made by Governmental Authority in a jurisdiction in which the Company or any of its Subsidiaries does not file a particular type of Tax Return (or pay a particular type of Tax) that such Company or any of its Subsidiaries is or may be required to pay such type of Tax to (or file such type of Tax Return with) that Governmental Authority.

48 (k) There are no Liens for Taxes upon any of the assets of the Company or any of its Subsidiaries. (l) Section 3.11(l) of the Company Disclosure Schedule lists the entity classification of the Company and its Subsidiaries for U.S. federal income Tax purposes, as of the date hereof and as of the Closing Date. (m) None of the Company or any of its Subsidiaries is engaged in or has ever been engaged in a trade or business through a “permanent establishment” within the meaning of an applicable income Tax treaty in any country other than the country in which the Company or any of its Subsidiaries is formed or organized. (n) None of the Company or any of its Subsidiaries is a party to or bound by any Tax Sharing Agreement. (o) None of the Company or any of its Subsidiaries own (directly or indirectly) stock or a warrant in any corporation that is (or was at any time during the course of such ownership) a passive foreign investment company, as defined in Section 1297 of the Code. (p) The Company is not nor has been a United States real property holding corporation within the meaning of Section 897(c)(2) of the Code during the applicable period specified in Section 897(c)(1)(A)(ii) of the Code. (q) None of the Company or any of its Subsidiaries has elected to be treated as a U.S. person under Section 897(i) of the Code. Section 3.12. Litigation. Except as set forth in Section 3.12 of the Company Disclosure Schedule, there is currently no Action pending or, to the knowledge of the Company, threatened (or, to the knowledge of the Company, any basis therefor) against the Company or its Subsidiaries, any present officer or director of the Company or its Subsidiaries in connection with their service to the Company or its Subsidiaries or the Company’s operations, by or before (or that would be by or before) any Governmental Authority or arbitrator that, if determined or resolved adversely to the Company or its Subsidiaries, would reasonably be expected to be material to the Company and its Subsidiaries, taken as a whole, or that challenges or seeks to prevent, enjoin or materially delay the consummation of the Transactions, or the performance by the Company or any Seller of its respective obligations under, this Agreement or the other Transaction Documents. Section 3.13. Compliance with Laws and Court Orders. Except as set forth in Section 3.13 of the Company Disclosure Schedule, neither the Company nor any Subsidiary is in violation of, and has not since January 1, 2019 violated or, been given written (or, to the knowledge of the Company, oral) notice of any violation of, and to the knowledge of the Company, is not under investigation with respect to or been threatened to be charged with, any Applicable Law, except for violations that have not been and could not reasonably be expected to be, individually or in the aggregate, material to the Company and its Subsidiaries, taken as a whole. There is no judgment, decree, injunction, rule or order of any arbitrator or Governmental Authority outstanding against the Company or any of its Subsidiaries that has been or would reasonably be expected to be, individually or in the

49 aggregate, material to the Company and its Subsidiaries, taken as a whole, or that in any manner seeks to prevent, enjoin, alter or materially delay the consummation of the Transactions. Section 3.14. Properties. (a) Section 3.14(a) of the Company Disclosure Schedule correctly lists all real property (all such property, collectively, the “Real Property”), which the Company or any of its Subsidiaries owns in fee simple, leases, subleases, licenses or operates, specifying in the case of leases, subleases, or licenses, the name of the lessor, sublessor, or licensor, the lease, sublease or license term and basic annual rent or annual license fee. (b) Section 3.14(b) of the Company Disclosure Schedule contains a list of all agreements under which the Company or its Subsidiaries is the landlord, sublandlord, tenant, subtenant or occupant of real property (each a “Real Property Lease”). Each Real Property Lease (i) is in full force and effect and is valid and binding on the Company or its Subsidiaries, as the case may be, and, to the knowledge of the Company, the other parties thereto, enforceable in accordance with its respective terms except as may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors’ rights generally and by general principles of equity, and there is no material default by the Company or any of its Subsidiaries and (ii) grants to the Company or its Subsidiaries a valid leasehold interest, free and clear of any and all Liens other than Permitted Liens. Neither the Company nor any of its Subsidiaries nor, to the knowledge of the Company, any other party to a Real Property Lease, is in material breach or default in any respect under the terms thereof and no event has occurred that, with notice or lapse of time or both, would constitute a material breach or default or permit termination, modification or acceleration thereunder, except as, in either case, would not reasonably be expected to be, individually or in the aggregate, material to the Company and its Subsidiaries, taken as a whole. (c) Section 3.14(c) of the Company Disclosure Schedule correctly describes all personal property valued in excess of $100,000 used or held for use by the Company and its Subsidiaries, including equipment, furniture, vehicles, and other trade fixtures and fixed assets, which the Company or its Subsidiaries own, lease or sublease, and any Liens thereon, specifying in the case of leases or subleases, the name of the lessor or sublessor, the lease term and basic annual rent. (d) The Company and the Subsidiaries have good and marketable, indefeasible title to, or in the case of leased property and assets have valid leasehold interests in, all property and assets (whether real, personal, tangible or intangible) used or held for use in the operation of the business of the Company and its Subsidiaries. None of such property or assets is subject to any Lien, except for Permitted Liens and otherwise as disclosed in Section 3.14(c) of the Company Disclosure Schedule. (e) To the knowledge of the Company, there are no developments affecting any such property or assets pending or threatened (either in writing or orally), which, individually or in the aggregate, might materially detract from the value, materially

50 interfere with any present or intended use or materially adversely affect the marketability of any such property or assets or, in the case of Real Property, the use, operation and occupancy of the Real Property, as currently used, operated and occupied. (f) The buildings, structures and equipment comprising part of or used in connection with the Real Property are in good operating condition and repair and have been reasonably maintained consistent with standards generally followed in the industry (giving due account to the age and length of use of same, ordinary wear and tear excepted), are adequate and suitable for their present and intended uses and, to the knowledge of the Company and in the case of plants, buildings and other structures (including the roofs thereof), are structurally sound, except as would not be reasonably expected to be, individually or in the aggregate, material to the Company and its Subsidiaries, taken as a whole. (g) The plants, buildings and structures owned by the Company or any of its Subsidiaries currently have access to (i) public roads or valid easements over private streets or private property for such ingress to and egress from all such plants, buildings and structures and (ii) water supply, storm and sanitary sewer facilities, telephone, gas and electrical connections, fire protection, drainage and other public utilities, in each case as is necessary for the conduct of the businesses of the Company or any of its Subsidiaries as heretofore conducted and as presently planned to be conducted. To the knowledge of the Company, none of the structures on any such owned or leased real property encroaches upon real property of another Person, and no structure of any other Person substantially encroaches upon any of such owned or leased real property. (h) To the knowledge of the Company, the Real Property, and its continued use, occupancy and operation as currently used, occupied and operated, does not constitute a nonlegal, nonconforming use under any applicable building, zoning, subdivision and other land use and similar Applicable Law. (i) Neither the Company nor its Subsidiaries has entered into any sublease or option granting to any Person the right to use or occupy the Real Property or any portion thereof or interest therein. (j) There are no Actions pending, nor threatened (either in writing or, to the knowledge of the Company, orally) against or affecting the owned Real Property or any portion thereof or interest therein and to the knowledge of the Company, there are no Actions pending, nor threatened (either in writing or, to the knowledge of the Company, orally) against or affecting the leased Real Property or any portion thereof or interest therein, in each instance in the nature of or in lieu of condemnation or eminent domain proceedings that would reasonably be expected to be, individually or in the aggregate, material to the Company and its Subsidiaries, taken as a whole. (k) The property and assets owned or leased by the Company or its Subsidiaries, or which it or they otherwise have the right to use, constitutes all of the property and assets used or held for use in connection with the business of the Company and its Subsidiaries

51 and are adequate to conduct such businesses as currently conducted and currently contemplated to be conducted by the Company as of the Closing Date. Section 3.15. Products. Each of the products produced or sold by the Company or any of its Subsidiaries is, and at all times up to and including the sale thereof has been, (i) in compliance in all material respects with all Applicable Laws and (ii) fit for the ordinary purposes for which it is intended to be used and conforms in all material respects to any promises or affirmations of fact made on the container or label for such product or in connection with its sale. There is no design defect with respect to any of such products and each of such products contains adequate warnings, presented in a reasonably prominent manner, in accordance with Applicable Laws. Section 3.16. Intellectual Property. (a) Section 3.16(a) of the Company Disclosure Schedule contains a true and complete list of all (i) registrations and applications for registrations included in the Owned Intellectual Property Rights, specifying as to each such item, as applicable (A) the title of such item, (B) the owner of such item, (C) each jurisdiction in which such item is issued or registered or in which any application for issuance or registration has been filed, (D) the respective issuance, registration, or application number of such item, and (E) the date of application and issuance or registration of such item, and (ii) other material Owned Intellectual Property Rights (including all Software included in the Owned Intellectual Property Rights). The Company and its Subsidiaries have paid all registration, maintenance and renewal fees and have made all filings (including filing of applicable statements of use) required to maintain their respective ownership of, and the validity and enforceability of, all Owned Intellectual Property Rights that are the subject to a registration or application for registration. In each case where a patent or patent application, trademark registration or trademark application, service mark registration or service mark application, or copyright registration or copyright application included in the Owned Intellectual Property Rights is held by assignment, the assignment has been duly recorded with the Governmental Authority from which the patent or registration issued or before which the application or application for registration is pending. (b) The Company and its Subsidiaries own or have a valid, enforceable and sufficient right and license, and immediately following the consummation of the transactions contemplated hereby, will continue to own or otherwise have a valid, enforceable and sufficient right and license, to use all Licensed Intellectual Property Rights and Owned Intellectual Property Rights. The Licensed Intellectual Property Rights and Owned Intellectual Property Rights together constitute all the Intellectual Property Rights necessary to, or used or held for use in, the conduct of the business of the Company and its Subsidiaries. There exist no restrictions on the disclosure, use, license or transfer of any of the Owned Intellectual Property Rights. The consummation of the transactions contemplated by this Agreement will not alter, encumber, impair or extinguish any Owned Intellectual Property Rights or any of the Company’s or its Subsidiaries’ rights under any Licensed Intellectual Property Rights.

52 (c) Except as set forth on Section 3.16(c) of the Company Disclosure Schedule, neither the Company nor any of its Subsidiaries has, nor any services provided, processes used, or products manufactured, used, imported, offered for sale or sold by the Company or any of its Subsidiaries has, infringed, misappropriated or otherwise violated, any Intellectual Property Right of any Person and no such infringement, misappropriation or other violation of any Intellectual Property Right of any Person is occurring. The conduct of the business of the Company or any Subsidiary as currently contemplated to be conducted will not infringe, misappropriate or otherwise violate any Intellectual Property Right of any Person. There is no claim, action, suit, investigation or proceeding pending or threatened in writing (or, to the knowledge of the Company, orally) against or affecting, the Company, any Subsidiary, any present or former officer, director, employee, representative, consultant, contractor or agent of the Company or any Subsidiary (i) based upon, or challenging or seeking to deny or restrict, the rights of the Company or any Subsidiary in any of the Owned Intellectual Property Rights or the Licensed Intellectual Property Rights, (ii) challenging the validity, enforceability or registrability of any Owned Intellectual Property Rights or Licensed Intellectual Property Rights or (iii) alleging that the use of any of the Owned Intellectual Property Rights or the Licensed Intellectual Property Rights or any services provided, processes used or products manufactured, used, imported, offered for sale or sold by the Company or any Subsidiary do or may conflict with, misappropriate, infringe or otherwise violate any Intellectual Property Right of any Person, or (iv) alleging that the Company or any Subsidiary has infringed, misappropriated or otherwise violated any Intellectual Property Right of any Person. None of the Company and any Subsidiary has received from any Person any (A) offer to license any Intellectual Property Rights along with an implication that a license is necessary or (B) indemnification request or demand with respect to any claim, action, suit or proceeding relating to any Intellectual Property Rights. (d) None of the Owned Intellectual Property Rights and Licensed Intellectual Property Rights has been adjudged invalid or unenforceable in whole or part and all such Owned Intellectual Property Rights, and to the Company’s knowledge, Licensed Intellectual Property Rights, are valid, subsisting and enforceable. Except as set forth on Section 3.16(d) of the Company Disclosure Schedule, the Company and its Subsidiaries are the sole and exclusive owners of all Owned Intellectual Property Rights and hold all right, title and interest in and to all Owned Intellectual Property Rights and all of the Company’s and its Subsidiaries’ rights under the Licensed Intellectual Property Rights, free and clear of any Lien (other than Permitted Liens). The Company and its Subsidiaries have taken commercially reasonable actions necessary to maintain, protect and enforce all of the Owned Intellectual Property Rights and their rights in the Licensed Intellectual Property Rights. (e) To Company’s knowledge, no Person has infringed, misappropriated or otherwise violated, or is infringing, misappropriating or otherwise violating, any Owned Intellectual Property Right or Licensed Intellectual Property Right. The Company and its Subsidiaries have taken reasonable steps in accordance with normal industry practice to maintain the confidentiality of all Owned Intellectual Property Rights and Licensed Intellectual Property Rights, the value of which to the Company or any Subsidiary is contingent upon maintaining the confidentiality thereof, and other than as set forth on

53 Section 3.16(e) of the Company Disclosure Schedule, no such Intellectual Property Rights have been disclosed other than to third parties bound by written, valid and enforceable confidentiality agreements and employees, contractors, consultants, representatives and agents of the Company or any Subsidiary, all of whom are bound by written, valid and enforceable confidentiality agreements, in each case, substantially in the form previously disclosed to Buyer. There has been no default under or breach of any such confidentiality agreements or any unauthorized disclosure or use of any such Intellectual Property Rights. (f) To the extent that any Intellectual Property Right has been developed or created by a third party (including any current or former founder, employee, consultant, contractor, representative or agent of the Company or any Subsidiary) for the Company or any Subsidiary, other than as set forth on Section 3.16(f) of the Company Disclosure Schedule, the Company or a Subsidiary, as the case may be, has a written agreement with such third party with respect thereto, and the Company or a Subsidiary thereby either (i) has obtained ownership of and is the exclusive owner of, or (ii) has obtained a valid and unrestricted right to exploit, sufficient for the conduct of its business as currently conducted or proposed to be conducted, such Intellectual Property Right. (g) No government funding, facilities of a university, college, other educational institution or research center or funding from any third parties (in each case, either directly or indirectly) was used or is presently being used in the development of any Owned Intellectual Property Rights or, to the Company’s knowledge, Licensed Intellectual Property Rights. No current or former founder, employee, consultant, contractor, representative or agent of the Company or any Subsidiary, who was involved in, or who contributed to, the creation or development of any Owned Intellectual Property Rights or Licensed Intellectual Property Rights, has performed services for the government, university, college, or other educational institution or research center during a period of time during which such founder, employee, consultant, contractor, representative or agent was also involved in, or who contributing to, the creation or development of any Owned Intellectual Property Rights or, to the Company’s knowledge, Licensed Intellectual Property Rights. (h) None of the Software included in the Owned Intellectual Property Rights is (i) subject to any “open source” license in a manner that imposes any requirement that such Software be (A) disclosed or distributed in source code form, (B) freely licensed for the purpose of making modifications or derivative works, (C) licensed under terms that allow reverse engineering, reverse assembly or disassembly of any kind or (D) redistributable at no charge or (ii) subject to any agreement with any Person under which the Company or any Subsidiary has licensed, disclosed, shared, provided or otherwise deposited, or could be required to license, disclose, share, provide or otherwise deposit, to any Person or into escrow the source code of such Software and no such source code has been released to any Person, or is entitled to be released to any Person. The consummation of the transactions contemplated by this Agreement will not trigger or otherwise result in the release of any source code of any such Software. (i) Neither the Company, any Subsidiary nor any of their founders, employees or contractors is a member, contributor to or other participant of any industry standards

54 bodies or “open source” initiatives. No license or other right or immunity with respect to any Owned Intellectual Property Rights or, to the Company’s knowledge, Licensed Intellectual Property Rights has been or is required to be granted by the Company or any Subsidiary to any Person (i) by virtue of the Company’s or any Subsidiary’s membership in, contribution to, or other participation in any industry standards body or “open source” initiative, or (ii) pursuant to any license for “open source” Software used by the Company or any Subsidiary. (j) It is the practice of the Company and its Subsidiaries to scan with commercially available virus scan Software the Software used in the business of the Company and its Subsidiaries as presently conducted or that is otherwise distributed by the Company or any Subsidiary. None of the Software included in the Owned Intellectual Property Rights, the Licensed Intellectual Property Rights, or that is otherwise distributed by the Company or any Subsidiary, that is used or held for use in the conduct of the business of the Company and its Subsidiaries contains any (i) Software designed to disrupt, disable or harm in any manner the operation of any Software or hardware or (ii) virus, worm, Trojan horse, bomb, backdoor, clock, timer, or other disabling device code, design or routine which can cause Software to be erased, inoperable, or otherwise incapable of being used, either automatically or upon command by any Person. There are no defects in any of the Software included in products of the Company or any Subsidiary that would prevent such Software from performing in material accordance with its user specifications. (k) The IT Assets operate and perform in accordance with their documentation and functional specifications and otherwise in a manner that permits the Company and each of its Subsidiaries to conduct its business. Each of the Company and its Subsidiaries and their third-party vendors or service providers, have taken commercially reasonable actions, consistent with current industry standards (including implementing and monitoring compliance with adequate measures with respect to technical and physical security), to protect the confidentiality, integrity and security of the IT Assets (and all data, information and transactions stored or contained therein or transmitted thereby) against any breach, theft, loss or unauthorized use, access, interruption, modification or corruption, including the implementation of (i) data backup, (ii) disaster avoidance and recovery, (iii) business continuity and (iv) encryption and other security procedures, protocols and technologies. Other than as set forth on Section 3.16(k) of the Company Disclosure Schedule, there has been no breach, theft, loss or unauthorized use, access, interruption, modification, corruption or other compromise, of any of the IT Assets (or any data, information or transactions stored or contained therein or transmitted thereby). (l) Other than as set forth on Section 3.16(l) of the Company Disclosure Schedule, neither the Company nor any of its Subsidiaries has used any Generative AI Tools, whether in connection with any services or products of the Company or any of its Subsidiaries or otherwise, to generate Software or other Intellectual Property Rights or in any manner that could result in the disclosure of confidential information within the Owned Intellectual Property Rights or Licensed Intellectual Property Rights, or in any manner that infringes, misappropriates or otherwise violates any Intellectual Property Rights of any Person.

55 Section 3.17. Data Privacy and Cybersecurity. (a) Other than as set forth on Section 3.17(a) of the Company Disclosure Schedule, the Company and its Subsidiaries have at all times complied, and are currently in compliance, with all Applicable Law relating to data privacy, data protection, cybersecurity and the collection and use or other processing of Personal Information and user information gathered or accessed in the course of the operations of the Company or any Subsidiary (“Applicable Data Protection Law”). The Company and its Subsidiaries have at all times complied with all contractual obligations and rules, policies and procedures established by the Company or any Subsidiary from time to time with respect to the foregoing. No claims have been asserted or threatened in writing (or, to the knowledge of the Company, orally) against the Company or any Subsidiary, and no such claims are likely to be asserted or threatened against the Company or any Subsidiary, by any Person alleging a violation of (i) any Applicable Data Protection Law, (ii) any internal and external policies and procedures, binding industry standards, and restrictions and requirements contained in any agreement to which the Company or any Subsidiary is bound, in each case, relating to data privacy, data protection, cybersecurity and/or the processing of Personal Information (collectively with Applicable Data Protection Laws, “Applicable Data Protection Requirements”), or (iii) such Person’s privacy, personal or confidentiality rights under any Applicable Data Protection Requirements. (b) The Company and each of its Subsidiaries have at all times (i) taken steps reasonably necessary, including implementing and monitoring compliance with respect to commercially reasonable technical and organizational measures, in accordance with industry standards, to protect all Personal Information in its possession or control against a breach, or unauthorized use, access, exfiltration, destruction, alteration, disclosure, loss, theft, interruption, modification, corruption or other misuse, thereof (each, a “Data Breach”) and (ii) used commercially reasonable efforts to ensure that all service providers, data processors and other third parties that process any Personal Information on behalf of the Company or any Subsidiary are bound by valid, written and enforceable agreements including any terms required by Applicable Data Protection Laws and requiring such third parties to comply with Applicable Data Protection Laws and to maintain the privacy, security and confidentiality of such Personal Information. Except as set forth on Section 3.17(b) of the Company Disclosure Schedule, there has been no Data Breach with respect to any Personal Information in the possession or control of the Company or any Subsidiary and the Company and its Subsidiaries have not been required under any Applicable Data Protection Requirement to provide any notice to any Governmental Authority or Person in connection with any Data Breach. The consummation of the transactions contemplated by this Agreement will not breach any Applicable Data Protection Requirement. Section 3.18. Insurance Coverage. A true and complete list of all insurance policies and fidelity bonds held by the Company or its Subsidiaries or relating to the assets, business, operations, employees, officers or directors of the Company or its Subsidiaries is set forth in Section 3.18 of the Company Disclosure Schedule (the “Company Insurance Policies”) and true and complete copies thereof have been made available to Buyer prior to the date hereof. There are no claims pending under any Company Insurance Policy as to which coverage has been denied or disputed by the underwriters of such Company Insurance

56 Policies. As of the date hereof, all premiums due and payable under all Company Insurance Policies have been timely paid in full. Neither the Company nor any of its Subsidiaries is in default under any such policy or bond and, to the knowledge of the Company, no event or circumstance has occurred that, with notice or lapse of time or both, would permit termination or modification of such policy or bond. All premiums payable under all such policies and bonds have been timely paid and the Company and its Subsidiaries have otherwise complied fully with the terms and conditions of all such policies and bonds. Such policies of insurance and bonds (or other policies and bonds providing substantially similar insurance coverage) have been in effect since January 1, 2019 and remain in full force and effect. The Company does not know of any threatened termination of, premium increase with respect to, or material alteration of coverage under, any of such policies or bonds. Except as disclosed in Section 3.18 of the Company Disclosure Schedule, the Company and its Subsidiaries shall after the Closing continue to have coverage under such policies and bonds with respect to events occurring prior to the Closing. Section 3.19. Licenses and Permits. (a) The Company and its Subsidiaries hold all material licenses, franchises, permits, certificates, approvals or other similar authorizations required from and issued by a Governmental Authority under Applicable Law and affecting, or relating to, the assets or business of the Company and its Subsidiaries (the “Permits”). The Permits are valid and in full force and effect. The Company and each of its Subsidiaries is in compliance with, and since January 1, 2019 have fulfilled and performed, in all material respects, all of their obligations with respect to the Permits held by it. (b) Neither the Company nor any of its Subsidiaries is in default under, and since January 1, 2019 neither the Company nor any of its Subsidiaries has been in material default under, any Permit held by it and none of such Permits have been terminated, or to the knowledge of the Company, materially impaired or have become terminable, in whole or in part, due to the actions or inactions of the Company or its Subsidiaries (except for terminations or impairments occurring as a result of the expiration of such Permits solely due to lapse of time in accordance with the terms thereof). (c) Since January 1, 2019, and except as has been fully and finally resolved, no written notices have been received by the Company or any of its Subsidiaries alleging the failure to hold any Permit. To the knowledge of the Company, no Permit is subject to any pending Action, regulatory proceeding or judicial review before a Governmental Authority seeking to suspend, revoke, cancel or materially adversely modify such Permit. (d) The Company and its Subsidiaries have for the last five (5) years, been in compliance in all material respects with all applicable Export and Import Control Laws. Neither the Company nor any of its Subsidiaries have received any claims and, to the knowledge of the Company, there are no threatened claims, against the Company or its Subsidiaries with respect to Export and Import Control Laws. (e) None of the Company nor any of its Subsidiaries nor any of their respective directors, officers, agents or employees have (i) used any funds for unlawful contributions,

57 gifts, entertainment or other unlawful expenses relating to political activity, (ii) made any unlawful payment to foreign or domestic government officials or employees or to foreign or domestic political parties or campaigns or violated any provision of any Anti-Corruption Laws, or (iii) made any other unlawful payment in violation of any Anti-Corruption Laws. Neither the Company nor any of its Subsidiaries has received any written claims that are pending and, to the Company’s knowledge, there are no threatened Actions against the Company nor any of its Subsidiaries with respect to any Anti-Corruption Laws. (f) Neither the Company, its Subsidiaries nor any of its respective directors, officers, or employees, or to the knowledge of the Company, any of the agents or representatives of the Company or its Subsidiaries, is owned or controlled fifty percent (50%) or more by one or more Persons that are: (i) the subject of any Sanctions administered by any Sanctions Authority, or (ii) located, organized, or resident in a Sanctioned Country. In the last five (5) years neither the Company nor its Subsidiaries have engaged in, and is not now engaged in, any dealings or transactions with any Person that at the time of the dealing or transaction, is or was the subject of Sanctions, or in Sanctioned Country, in either case in violation of Sanctions. (g) Since January 1, 2019, the Company and its Subsidiaries have been in compliance in all material respects with all Applicable Laws relating to anti-money laundering, including as to relevant financial recordkeeping and reporting requirements. Section 3.20. Top Vendors. Section 3.20 of the Company Disclosure Schedule sets forth the name of each of the top top twenty (20) vendors of the Company based on aggregate consideration paid for services rendered to or goods purchased by the Company in the twelve (12) calendar months ended June 30, 2023 (collectively, the “Top Vendors”), and the amount of consideration paid to each Top Vendor during such period. Section 3.21. Inventories. The inventories set forth in the Financial Statements were properly stated therein at the lesser of cost or fair market value determined in accordance with U.S. GAAP. Since the Balance Sheet Date, the inventories of the Company and its Subsidiaries have been maintained in the ordinary course of business consistent with past practice. All such inventories are owned free and clear of all Liens (other than Permitted Liens). All of the inventories recorded on the Financial Statements consists of, and all inventories of the Company and its Subsidiaries on the Closing Date will consist of, items of a quality usable or saleable in the normal course of business consistent with past practices and are in quantities sufficient for the normal operation of the business of the Company and its Subsidiaries in accordance with U.S. GAAP. Section 3.22. Receivables. All accounts, notes receivable and other receivables (other than receivables collected since the Balance Sheet Date) reflected on the Balance Sheet are, and all accounts and notes receivable arising from or otherwise relating to the business of the Company and its Subsidiaries as of the Closing Date are, valid and genuine, subject to normal and customary trade discounts, less any reserves for doubtful accounts recorded on the Balance Sheet. All accounts, notes receivable and other receivables arising out of or relating to such business of the Company and its Subsidiaries as of the Balance Sheet Date have been included in the Balance Sheet, and all accounts, notes receivable and other

58 receivables arising out of or relating to the business of the Company and its Subsidiaries as of the Closing Date will be included in the Closing Balance Sheet, in accordance with U.S. GAAP. Section 3.23. Finders’ Fees. Except for the financial advisor set forth in Section 3.23 of the Company Disclosure Schedule, whose fees and expenses will be paid by or on behalf of Sellers pursuant to this Agreement, there is no investment banker, broker, finder or other intermediary which has been retained by or is authorized to act on behalf of the Company or any of its Affiliates who might be entitled to any fee or commission in connection with the Transactions. Section 3.24. Employees. (a) Section 3.24(a) of the Company Disclosure Schedule sets forth, as of a date within five (5) days prior to the Closing Date, for each Company Employee, such employee’s name, employer, title, hire date, location, whether full- or part-time, whether active or on leave (and, if on leave, the nature of the leave and the expected return date), whether exempt from the Fair Labor Standards Act, annual salary or wage rate, most recent annual bonus received and current annual bonus opportunity. Section 3.24(a) of the Company Disclosure Schedule separately sets forth, as of a date within five (5) days prior to the Closing Date, for each natural person engaged by the Company or any of its Subsidiaries as an independent contractor whose annual compensation exceeds $100,000, such contractor’s name, duties and rate of compensation. (b) Section 3.24(b) of the Company Disclosure Schedule sets forth, as of a date within five (5) days prior to the Closing Date, for each equity award, the holder, type of award, grant date, number of shares, vesting schedule (including any acceleration provisions) and, if applicable, exercise price and expiration date. (c) To the knowledge of the Company or Sellers, no Company Employee has indicated in writing (including via electronic communication) to any Seller, the Company, or any of their respective Subsidiaries that he or she intends to resign or retire as a result of the transactions contemplated by this Agreement or otherwise within one year after the Closing Date. Section 3.25. Employee Benefit Plans. (a) Section 3.25(a) of the Company Disclosure Schedule lists each Employee Plan and specifies whether such plan is (i) a U.S. Plan or an International Plan and (ii) a Seller Employee Plan or an Employee Plan of the Company. (b) For each Employee Plan, each Seller has furnished to Buyer a copy of such plan (or a description, if such plan is not written) and all amendments thereto and, as applicable: (i) all trust agreements, insurance contracts or other funding arrangements and amendments thereto; (ii) the current prospectus or summary plan description and all summaries of material modifications; (iii) the most recent favorable determination or opinion letter from the IRS; (iv) the annual returns/reports (Form 5500) and accompanying schedules and attachments thereto for the three (3) most recently completed plan years; (v)

59 the three (3) most recently prepared actuarial reports and financial statements; (vi) all documents and correspondence relating thereto received from or provided to the IRS, the Department of Labor, the PBGC or any other Governmental Authority or the plan sponsor of any Multiemployer Plan during the past three (3) years; (vii) all current administrative and other service contracts and amendments thereto with third-party services providers; (viii) all current employee handbooks, manuals and policies; and (ix) if such plan is an International Plan, documents that are substantially comparable (taking into account differences in Applicable Law and practices) to the documents required to be provided in clauses (i) through (viii). (c) Each Employee Plan has been maintained in material compliance with its terms and all Applicable Law, including ERISA and the Code. No action, suit, investigation, audit, proceeding or claim (or any basis therefor) (other than routine claims for benefits) is pending against or involves, or to the knowledge of the Company or Sellers, is threatened against or threatened to involve, any Employee Plan before any arbitrator or Governmental Authority, including the IRS, the Department of Labor or the PBGC. (d) Each Employee Plan that is intended to be qualified under Section 401(a) of the Code has received a favorable determination or opinion letter from the IRS or has applied to the IRS for such a letter within the applicable remedial amendment period or such period has not expired and, to the knowledge of the Company or Sellers, no circumstances exist that would reasonably be expected to result in any such letter being revoked or not being issued or reissued or a penalty under the IRS Closing Agreement Program if discovered during an IRS audit or investigation. Each trust created under any such Employee Plan is exempt from Tax under Section 501(a) of the Code and has been so exempt since its creation. (e) Neither the Company, nor any of its ERISA Affiliates (nor any predecessor thereof of any such entity) contributes to, or has in the past contributed to, any Multiemployer Plan. Neither the Company nor any of its ERISA Affiliates has incurred any liability on account of a “complete withdrawal” or a “partial withdrawal” (within the meaning of Sections 4203 and 4205 of ERISA, respectively) from any Multiemployer Plan and, to the knowledge of the Company or Sellers, no circumstances exist that would reasonably be expected to give rise to any such withdrawal (including as a result of the transactions contemplated by this Agreement). Neither the Company nor any of its ERISA Affiliates has received notice of any Multiemployer Plan’s (i) failure to satisfy the minimum funding requirements of Section 412 of the Code or application for or receipt of a waiver of such minimum funding requirements, (ii) “endangered status” or “critical status” (within the meaning of Section 432 of the Code) or (iii) insolvency, “reorganization” (within the meaning of Section 4241 of ERISA) or proposed or, to the knowledge of the Company or Sellers, threatened termination. All contributions, surcharges and premium payments owed by the Company and its ERISA Affiliates with respect to each Multiemployer Plan have been paid when due. (f) Neither the Company nor any of its ERISA Affiliates (nor any predecessor thereof of any such entity) sponsors, maintains, administers or contributes to (or has any obligation to contribute to), or has in the past six (6) years sponsored, maintained,

60 administered or contributed to (or had any obligation to contribute to), or has or is reasonably expected to have any direct or indirect liability with respect to, any Title IV Plan. No Title IV Plan is in “at-risk status” (within the meaning of Section 303(i)(4) of ERISA), and no condition exists that could constitute grounds for termination of any Title IV Plan by the PBGC. None of the following events has occurred in connection with any Title IV Plan: (i) a “reportable event,” within the meaning of Section 4043 of ERISA, other than any such event for which the thirty (30) day notice period has been waived by the PBGC, or (ii) any event described in Section 4062 or 4063 of ERISA. Neither the Company nor any of its ERISA Affiliates (nor any predecessor of any such entity) has (i) engaged in any transaction described in Section 4069 or 4212(c) of ERISA or (ii) incurred, or reasonably expects to incur, any liability under (x) Title IV of ERISA arising in connection with the termination of any plan covered or previously covered by Title IV of ERISA or (y) Section 4971 of the Code. None of the assets of the Company and its Subsidiaries are now, nor will they after the passage of time be, subject to any lien imposed under Section 303(k) of ERISA or Section 430(k) of the Code by reason of a failure of the Company or any of its ERISA Affiliates (or any predecessor of any such entity) to make timely installments or other payments required under Section 412 of the Code. No plan sponsor of any Title IV Plan has elected to apply the alternative amortization schedule described in Section 430(c)(2)(D) of the Code for any plan year beginning after December 31, 2007 or intends to make such an election for the current plan year. (g) With respect to any Employee Plan covered by Subtitle B, Part 4 of Title I of ERISA or Section 4975 of the Code, no non-exempt prohibited transaction has occurred that has caused or would reasonably be expected to cause the Company or any of its Subsidiaries to incur any material liability under ERISA or the Code. (h) Neither the Company nor any of its Subsidiaries has any current or projected liability for, and no Employee Plan provides or promises, any post-employment or post- retirement medical, dental, disability, hospitalization, life or similar benefits (whether insured or self-insured) to any current or former Service Provider (other than coverage mandated by Applicable Law, including COBRA). (i) All contributions, premiums and payments that are due have been made for each Employee Plan within the time periods prescribed by the terms of such plan and Applicable Law, and all contributions, premiums and payments for any period ending on or before the Closing Date that are not due are properly accrued to the extent required to be accrued under applicable accounting principles and have been properly reflected on the Balance Sheet or disclosed in the notes thereto. (j) There has been no amendment to, written interpretation of or announcement (whether or not written) by the Company or any of its Affiliates relating to, or change in employee participation or coverage under, any Employee Plan that would increase the expense of maintaining such plan above the level of expense incurred in respect thereof for the most recent fiscal year ended prior to the date hereof.

61 (k) Neither the Company nor any of its Subsidiaries has any obligation to gross- up, indemnify or otherwise reimburse any current or former Service Provider for any Tax incurred by such Service Provider, including under Section 409A or 4999 of the Code. (l) Except as set forth in Section 3.25(l) of the Company Disclosure Schedule, neither the execution of this Agreement nor the consummation of the transactions contemplated hereby (either alone or together with any other event) will (i) entitle any current or former Service Provider to any payment or benefit, including any bonus, retention, severance, retirement or job security payment or benefit, (ii) accelerate the time of payment or vesting or trigger any payment or funding (through a grantor trust or otherwise) of compensation or benefits under, or increase the amount payable or trigger any other obligation under, any Employee Plan or (iii) limit or restrict the right of the Company or any of its Subsidiaries or, after the Closing, Buyer, to merge, amend or terminate any Employee Plan. (m) Each International Plan (i) has been maintained in material compliance with its terms and Applicable Law, (ii) if intended to qualify for special tax treatment, meets all the requirements for such treatment, and (iii) if required, to any extent, to be funded, book- reserved or secured by an insurance policy, is fully funded, book-reserved or secured by an insurance policy, as applicable, based on reasonable actuarial assumptions in accordance with applicable accounting principles. From and after the Closing Date, Buyer and its Affiliates will receive the full benefit of any funds, accruals and reserves under the International Plans. (n) No Employee Plan is a “nonqualified deferred compensation plan” within the meaning of Sections 409A or 457A of the Code. Each Employee Plan, and any award thereunder, that is or forms part of a “nonqualified deferred compensation plan” within the meaning of Sections 409A or 457A of the Code has been timely amended (if applicable) to comply and has been operated in compliance with, and the Company and its Subsidiaries have complied in practice and operation with, all applicable requirements of Sections 409A and 457A of the Code, and no amounts currently deferred or to be deferred under any such plan would be not determinable when otherwise includible in income under Section 457A of the Code. (o) Prior to the date hereof, with respect to any payments or benefits that, separately or in the aggregate, may constitute “parachute payments” (as each such term is defined in Section 280G of the Code and the applicable rulings and final regulations thereunder (“Section 280G Payments”)) to any “disqualified individual” (within the meaning of Section 280G of the Code, the Company or its applicable Affiliate has (i) obtained a waiver from each such disqualified individual of his or her right to receive any payment that could constitute a Section 280G Payment (collectively, the “Waived Payments”), (ii) submitted to the holders of shares of Company Common Stock entitled to vote for approval, meeting the requirements of Section 280G(b)(5)(B) of the Code and the applicable rulings and final regulations thereunder, (iii) provided all required disclosure to all Persons entitled to vote under Section 280G(b)(5)(B)(ii) of the Code, such that the deduction of the Waived Payments will not be limited by the application of Section 280G of the Code and the applicable rulings and final regulations thereunder and (iv) has

62 delivered Buyer certification that the shareholder vote was solicited in conformity with Section 280G(b)(5)(B) of the Code and the applicable rulings and final regulations thereunder and the requisite approval of holders of shares of Company Common Stock entitled to vote was obtained with respect to the Section 280G Payments. Section 3.26. Labor Matters. (a) The Company and its Subsidiaries are, and have been since January 1, 2019, in material compliance with all Applicable Law relating to labor and employment, including those relating to labor management relations, wages, hours, overtime, employee classification, discrimination, sexual harassment, civil rights, affirmative action, work authorization, immigration, safety and health, information privacy and security, workers compensation, continuation coverage under group health plans, wage payment and the payment and withholding of Taxes. Except as set forth in in Section 3.26(a) of the Company Disclosure Schedule, there are no, and since January 1, 2019 there have been no actions pending or, to the Company’s knowledge, threatened to be brought or filed, by or with any judicial, regulatory or administrative forum, under any private dispute resolution procedure or internally in connection with employment or labor matters, including, without limitation, any claim relating to unfair labor practices, employment discrimination, harassment, retaliation, equal pay or any other employment related matter arising under applicable Laws. (b) Neither the Company nor any of its Subsidiaries is a party to or subject to, or is currently negotiating in connection with entering into, any Collective Bargaining Agreement, and, to the knowledge of the Company or Sellers, there has not been since January 1, 2019 any organizational campaign, petition or other unionization activity seeking recognition of a collective bargaining unit relating to any Service Provider. Neither the Company nor any of its Subsidiaries has failed to comply with the provisions of any Collective Bargaining Agreement, and there are no grievances outstanding against the Company or any of its Subsidiaries under any such agreement. There are no unfair labor practice complaints pending or, to the knowledge of the Company or Sellers, threatened against the Company or any of its Subsidiaries before the National Labor Relations Board or any other Governmental Authority or any current union representation questions involving Service Providers. There is no labor strike, slowdown, stoppage, picketing, interruption of work or lockout pending or, to the knowledge of the Company or Sellers, threatened against or affecting the Company or any of its Subsidiaries. The consent or consultation of, or the rendering of formal advice by, any labor or trade union, works council or other employee representative body is not required for the Company to enter into this Agreement or to consummate any of the transactions contemplated hereby. (c) The Company and each of its Subsidiaries is, and has been since January 1, 2019, in material compliance with WARN and has no liabilities or other obligations thereunder. Neither the Company nor any of its Subsidiaries has taken any action that would reasonably be expected to cause Buyer or any of its Affiliates to have any liability or other obligation following the Closing Date under WARN. Section 3.27. Environmental Matters.

63 (a) Except as disclosed in Section 3.27 of the Company Disclosure Schedule: No notice, notification, demand, request for information, citation, summons or order has been received, no complaint has been filed, no penalty has been assessed and no investigation, action, claim, suit, proceeding or review is pending, or to Seller’s knowledge, threatened by any Governmental Authority or other Person with respect to any matters relating to the Company or any Subsidiary and relating to or arising out of any Environmental Law that would reasonably be expected to be material to the Company and its Subsidiaries, taken as a whole. (i) There are no material Liabilities of or relating to the Company or any Subsidiary arising under or relating to any Environmental Law. (ii) Except as would not reasonably be expected to result in material Liability to the Company or any Subsidiary, no polychlorinated biphenyls, radioactive material, lead, asbestos-containing material, incinerator, sump, surface impoundment, lagoon, landfill, septic, wastewater treatment or other disposal system or underground storage tank (active or inactive) is or has been present at, on or under any property now or previously owned, leased or operated by the Company or any Subsidiary. (iii) Except as would not reasonably be expected to result in material Liability to the Company or any Subsidiary, there has been no Release of any Hazardous Substance at, on, under, to, in or from (A) any location by or arising from the operations of, (B) any property or facility now or previously owned, leased or operated by, or (C) any property or facility to which any Hazardous Substance has been transported for disposal, recycling or treatment by or on behalf of, in each case, any Company or any Subsidiary (or any of their respective predecessors). (iv) The Company and its Subsidiaries are in material compliance with all Environmental Laws and have obtained and are in material compliance with all Environmental Permits; such Environmental Permits are valid and in full force and effect and will not be terminated or impaired or become terminable, in whole or in part, as a result of the transactions contemplated hereby. (b) There has been no material environmental investigation, study, audit, review or other report conducted of which any Seller has knowledge, that is in Seller’s possession, and that relates to the current or prior business of the Company or any Subsidiary or any property or facility now or previously owned, leased or operated by the Company or any Subsidiary which has not been made available to Buyer at least ten (10) days prior to the date hereof. (c) The consummation of the Transactions requires no filings or notifications to be made or actions to be taken pursuant to the New Jersey Industrial Site Recovery Act or the Connecticut Property Transfer Law. (d) For purposes of clauses (a)(ii) and (a)(iii) of this Section 3.27, “Liabilities” shall not include routine obligations to comply with Environmental Laws provided such

64 obligations do not arise from (x) actual or alleged non-compliance with or remedial or other corrective obligations under Environmental Laws, or (y) any requirement to investigate, remediate or perform any other response action with respect to any Release of Hazardous Substances. Section 3.28. Related Party Transactions. (a) Except as set forth in Section 3.28(a) of the Company Disclosure Schedule and for the Transaction Documents, no Seller nor Related Party (other than the Company or its Subsidiaries) thereof, as of the date hereof and since January 1, 2019, (i) provides any services to, or is owed any money by or owes any money to, the Company or its Subsidiaries, (ii) directly or indirectly owns, or otherwise has any right, title or interest in, to or under, any property, asset or right (whether tangible or intangible) that is used by the Company or its Subsidiaries, (iii) is party to any Contract or other arrangement or transaction with the Company or its Subsidiaries or (iv) has any claim or right against the Company or its Subsidiaries. (b) Since January 1, 2019, there has not been any material accrual of liability by the Company to any Seller or Related Party thereof (other than the Company or its Subsidiaries), except with respect to the period prior to the date of this Agreement, in the ordinary course of business. (c) On or prior to the date hereof, all Contracts and accounts between the Company, on the one hand, and any Seller, Related Party or Subsidiary of the Company, on the other hand, including the Contracts listed on Section 3.10(a)(xxi) of the Company Disclosure Schedule, have been terminated, released, canceled, paid or otherwise settled prior to or simultaneously with the Closing, without any Liability of the Company or any Subsidiary of the Company thereunder, excluding (i) any of the Transaction Documents and (ii) the Contracts set forth on Section 3.28(c) of the Company Disclosure Schedule. ARTICLE 4 REPRESENTATIONS AND WARRANTIES OF SELLERS Except as set forth in the Company Disclosure Schedule, each Seller, severally but not jointly, represents and warrants to Buyer, with respect to such Seller, as of the date hereof that: Section 4.01. Corporate Existence and Power. If such Seller is a natural person, such Seller is a resident of the jurisdiction set forth on Section 4.01 of the Company Disclosure Schedule. Such Seller, if an entity, is duly formed, validly existing and in good standing under the laws of its jurisdiction of formation and has all corporate powers and all governmental licenses, authorizations, permits, consents and approvals required to carry on its business as now conducted, except as would not materially impair or delay such Seller’s ability to perform its obligations under this Agreement or any other Transaction Document to which it is a party or to consummate the Transactions.

65 Section 4.02. Authorization. Such Seller has full power and authority and, if such Seller is a natural person, legal capacity, to execute and deliver this Agreement and each of the other Transaction Documents to which he, she or it is a party and to perform his, her or its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby. The execution, delivery and performance by such Seller of this Agreement and each of the other Transaction Documents to which he, she or it is a party, and the consummation by such Seller of the transactions contemplated hereby or thereby, have been duly authorized by all necessary actions on the part of such Seller. This Agreement and each of the other Transaction Documents to which such Seller is a party has been duly executed and delivered by such Seller and constitute the legal, valid and binding agreement of such Seller enforceable against such Seller in accordance with its and their terms (subject to applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other Applicable Laws affecting creditors’ rights generally and general principles of equity). Section 4.03. Governmental Authorization. No consent, waiver, approval, Order, license, or declaration, registration or filing with, or notification to, any Person or Governmental Authority is required on the part of such Seller in connection with the execution, delivery and performance of this Agreement or the other Transaction Documents to which he, she or it is a party or the compliance by such Seller with any of the provisions hereof or thereof, or the consummation of the Transactions, except for such consents, waivers, approvals, Orders, licenses or authorizations the failure of which to obtain would not, individually or in the aggregate, (a) be material to the Company and its Subsidiaries, taken as a whole, or (b) materially impair or delay such Seller’s ability to perform its obligations under this Agreement or any other Transaction Document to which it is a party or to consummate the Transactions. Section 4.04. Noncontravention. The execution, delivery and performance by such Seller of this Agreement and the consummation of the transactions contemplated hereby do not and will not (a) violate the Governing Documents of such Seller, (b) violate any Applicable Law, (c) require any consent or other action by any Person under, constitute a default or an event that, with or without notice or lapse of time or both, would constitute a default under, or give rise to any right of termination, cancellation or acceleration of any right or obligation of such Seller or the Company or any Subsidiary of the Company or to a loss of any benefit to which such Seller or the Company or any Subsidiary of the Company is entitled under any provision of any agreement or other instrument binding upon such Seller or the Company or any Subsidiary of the Company, except in the case of this clause (c), for such consents the failure of which to obtain, and such defaults, that would not, individually or in the aggregate, (x) be material to the Company and its Subsidiaries, taken as a whole, or (y) materially impair or delay such Seller’s ability to perform its obligations under this Agreement or any of the other Transaction Documents to which it is a party or to consummate the Transactions, or (d) result in the creation or imposition of any Lien (other than a Permitted Lien) on any asset of the Company or any Subsidiary of the Company. Section 4.05. Ownership of Shares. As of immediately prior to the Closing, such Seller is the legal and beneficial owner of the shares of Company Common Stock (and each other

66 Company Security, as applicable) listed opposite such Seller’s name on Section 4.05 of the Company Disclosure Schedule, free and clear of any Lien except Permitted Equity Liens. Such interests represent the only equity interests in the Company held by such Seller as of immediately prior to the Closing, and such Seller will transfer and deliver to Buyer at the Closing valid legal and beneficial title to such equity interests free and clear of any Lien (other than Permitted Liens). Section 4.06. Finders’ Fees. There is no investment banker, broker, finder or other intermediary which has been retained by or is authorized to act on behalf of any Seller or any of their respective Affiliates who might be entitled to any fee or commission in connection with the Transactions. ARTICLE 5 REPRESENTATIONS AND WARRANTIES OF BUYER Buyer represents and warrants to the Sellers as of the date hereof that: Section 5.01. Corporate Existence and Power. Buyer is a corporation duly incorporated, validly existing and in good standing under the laws of its jurisdiction of incorporation and has all corporate powers required to carry on its business as now conducted. Buyer is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction where such qualification is necessary, except for those jurisdictions where failure to be so qualified would not reasonably be expected to have, individually or in the aggregate, a material adverse effect on Buyer and its Subsidiaries, taken as a whole. Section 5.02. Authorization. (a) Buyer has full power and authority to execute and deliver this Agreement and each of the other Transaction Documents to which it is a party and to perform its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby. The execution, delivery and performance by Buyer of this Agreement and each of the other Transaction Documents to which it is a party, and the consummation by Buyer of the transactions contemplated hereby and thereby, have been duly authorized by all necessary actions on the part of Buyer. This Agreement and each of the other Transaction Documents to which Buyer is a party has been duly executed and delivered by Buyer and constitute the legal, valid and binding agreement of Buyer enforceable against Buyer in accordance with its and their terms (subject to applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other Applicable Laws affecting creditors’ rights generally and general principles of equity). (b) There are no votes, approvals, consents or other proceedings of the holders of Buyer’s capital stock necessary in connection with the execution and delivery of, or the performance by Buyer of its obligations under, this Agreement and the other Transaction Documents to which it is a party, or the consummation of the transactions contemplated hereby or thereby.

67 Section 5.03. Governmental Authorization. No consent, waiver, approval, Order, license, or declaration, registration or filing with, or notification to, any Person or Governmental Authority is required on the part Buyer in connection with the execution, delivery and performance of this Agreement or the other Transaction Documents to which it is a party or the compliance by Buyer with any of the provisions hereof or thereof, or the consummation of the Transactions, except for such consents, waivers, approvals, Orders, licenses or authorizations the failure of which to obtain would not, individually or in the aggregate, (a) be material to Buyer and its Subsidiaries, taken as a whole, or (b) materially impair or delay Buyer’s ability to perform its obligations under this Agreement or any other Transaction Document to which it is a party or to consummate the Transactions. Section 5.04. Noncontravention. The execution, delivery and performance by Buyer of this Agreement and the consummation of the transactions contemplated hereby do not and will not (a) violate the Governing Documents of Buyer, (b) violate any Applicable Law, (c) require any consent or other action by any Person under, constitute a default or an event that, with or without notice or lapse of time or both, would constitute a default under, or give rise to any right of termination, cancellation or acceleration of any right or obligation of Buyer or to a loss of any benefit to which Buyer is entitled under any provision of any agreement or other instrument binding upon Buyer or (d) result in the creation or imposition of any Lien on any asset of Buyer. Section 5.05. Financing. Buyer has sufficient cash, available lines of credit or other sources of immediately available funds to enable it to make the payment of the Purchase Price and any other amounts to be paid by it hereunder. Section 5.06. Litigation. As of the date hereof, there is no action, suit, investigation or proceeding pending against, or to the knowledge of Buyer threatened against or affecting, Buyer before any arbitrator or any Governmental Authority which in any manner challenges or seeks to prevent, enjoin, alter or materially delay the Transactions. Section 5.07. R&W Insurance Policy. Buyer has obtained a conditional binder to the R&W Insurance Policy, and confirms that a true and correct copy of the conditional binder agreement has been provided to the Holder Representative prior to the date hereof. Buyer has paid or shall pay, or cause to be paid, all costs and expenses related to the R&W Insurance Policy, including the total premium, underwriting costs, brokerage commission, and other fees and expenses of such policy. The R&W Insurance Policy shall expressly waive any claims of subrogation against any Seller and their respective Affiliates and Related Parties (except in the case of Fraud) and such subrogation provisions benefitting Sellers and their respective Affiliates shall not be amended or modified in any manner which is adverse to Sellers, including after the Closing, without the prior written consent of the Holder Representative. Section 5.08. Finders’ Fees. Except for Needham & Company, LLC, whose fees and expenses will be paid by Buyer, there is no investment banker, broker, finder or other intermediary which has been retained by or is authorized to act on behalf of Buyer or any of their Affiliates who might be entitled to any fee or commission in connection with the Transactions.

68 Section 5.09. Purchase for Investment. Buyer (a) is an informed, sophisticated entity with sufficient knowledge and experience in investment and financial matters so as to be capable of evaluating the risks and merits of its purchase of the Company Common Stock, (b) has determined that the Transactions are consistent with its general investment objectives, (c) understands that the Transactions involve certain business and other risks, (d) is financially able to bear the risks of purchasing the Company Common Stock, (e) has had an opportunity to discuss the business, management and financial affairs of the Company with the Holder Representative and the Company and, in entering into this Agreement, is relying on its informed conclusions of its own investigations of such businesses, (f) is acquiring the Company Common Stock for its own account for the purpose of investment and not with a view to or for sale in connection with any distribution thereof, (g) was not organized for the specific purpose of acquiring the Company Common Stock, (h) understands that the Company Common Stock has not been registered under the Securities Act of 1933, as amended, or the applicable securities or blue sky laws of any state and, accordingly, must be held indefinitely unless a subsequent disposition thereof is registered under the Securities Act of 1933, as amended, or is exempt from such registration, (i) is an “accredited investor” as defined in Rule 501(a) under the Securities Act and (j) understands that the exemptions from registration under the Securities Act relied upon by the Stockholders are based in part on the fact that Buyer is an “accredited investor” as defined in Rule 501(a) under the Securities Act. ARTICLE 6 COVENANTS OF BUYER AND SELLERS Buyer and the Sellers agree that: Section 6.01. Further Assurances. Buyer and each of the Sellers shall use its reasonable best efforts to promptly take, or cause to be taken, all actions, and to do promptly, or cause to be done promptly, all things necessary, proper or advisable to consummate and effectuate the transactions contemplated by this Agreement and the Transaction Documents. After the Closing, Sellers and Buyer shall, from time to time, at the request of the other Party, execute and deliver such other documents, certificates, agreements and other writings and to take such other actions as may be necessary or desirable, as such Party may reasonably request, in order to more effectively consummate the transactions contemplated by this Agreement and the other Transaction Documents (it being understood and agreed that in respect to any UCC-1 financing statements in the public record reflecting liens or other security interests with respect to the assets of the Company relating to Indebtedness incurred by the Company prior to the Closing (including any Indebtedness for which no outstanding agreement, document or other instrument exists or can be located or is identified to Buyer prior to the Closing), Sellers shall, at its sole cost and expense, promptly following Closing request that either Sellers or the applicable secured party file UCC termination statements in accordance with any applicable terms related to the agreements and payoff letters with respect to such Indebtedness). Section 6.02. Public Announcements. The Parties agree not to issue any press release or make any public statement with respect to this Agreement or the Transactions without the prior written consent of, in the case of an announcement by Buyer, the Holder

69 Representative or, in the case of an announcement by any Seller or any of their respective Affiliates, Buyer, such consent not to be unreasonably withheld, conditioned or delayed, except that Buyer may issue press releases and make public filings to the extent required by Applicable Law, regulation or any listing agreement with Nasdaq or any national securities exchange. Buyer and the Holder Representative will consult with each other before issuing, and provide each other, to the extent practicable, reasonable opportunity to review and comment upon any press release or public statement with respect to the Transaction Documents and the Transactions. Section 6.03. Confidentiality. (a) After the Closing, each Seller and its Affiliates will hold, and will use their best efforts to cause their respective officers, directors, employees, accountants, counsel, consultants, advisors and agents to hold, in confidence, unless compelled to disclose by judicial or administrative process or by other requirements of law, all confidential documents and information concerning the Company and the Subsidiaries, except to the extent that such information was or is (i) previously known on a nonconfidential basis by such Seller, (ii) in the public domain through no fault of such Seller or its Affiliates or (iii) later lawfully acquired by such Seller from sources other than those related to its prior ownership of Company Common Stock. The obligation of each Seller and its Affiliates to hold any such information in confidence shall be satisfied if they exercise the same care with respect to such information as they would take to preserve the confidentiality of their own similar information. (b) Notwithstanding the foregoing, (i) Sellers and their Affiliates may disclose such portion of information (and only such portion) as necessary to enforce this Agreement or any Transaction Document or perform any obligation under this Agreement or any Transaction Document, and (ii) Sellers and their Affiliates may furnish such portion (and only such portion) of such information as is necessary in connection with the filing of Tax Returns or claims for refund or in defending, prosecuting of otherwise conducting any examination, audit or administrative or judicial proceeding regarding any Tax Return or Taxes. Section 6.04. D&O Tail Policy. Effective at or before the Closing, in consultation with Buyer, the Holder Representative shall cause the Company to obtain a prepaid directors’ and officers’ liability insurance policy or policies (i.e., “tail coverage”) (the “D&O Tail”), which policy or policies cover(s) those persons who are currently covered by the Company’s directors’ and officers’ liability insurance policy, on terms with respect to coverage and amount no less favorable than those of such policy, for an aggregate period of not less than six (6) years from the Closing Date with respect to claims arising from facts or events that occurred at or before the Closing, including with respect to the transactions contemplated by this Agreement. The costs of such D&O Tail shall be split 50/50 by the Sellers and Buyer. Section 6.05. R&W Insurance Policy. Buyer shall cause the R&W Insurance Policy to (a) name the Buyer as the insured, (b) expressly provide that the insurer(s) issuing such policy shall waive or otherwise not pursue any subrogation rights against either Seller or

70 any of its Affiliates and/or any of their respective Representatives, except in the case of Fraud by a Seller (with the insurer(s) agreeing that the Fraud of any one Seller shall not be imputed to any other Seller), (c) provide that each Seller, its Affiliates and their respective Representatives are express third-party beneficiaries of such waiver of subrogation provision, and (d) not be amended, modified, or otherwise changed in a manner adverse to any Seller without the prior written consent of the Holder Representative. From and after the Closing, Buyer shall not (and shall cause its Affiliates to not) grant any right of subrogation or otherwise amend, modify, terminate, or waive any term or condition of the R&W Insurance Policy in a manner inconsistent with the immediately preceding sentence without the prior written consent of the Holder Representative. From and after issuance of the R&W Insurance Policy, Buyer shall not amend, modify, or otherwise change, terminate, or waive any provision of the R&W Insurance Policy in a manner adverse to any Seller, any of its Affiliates or any of their respective Representatives, including any rights of the insurer to subrogate or seek recovery from any Seller or any Affiliates or Representatives of a Seller, without the prior written consent of the Holder Representative. Buyer shall bear all costs and expenses related to the R&W Insurance Policy, including the total premium, underwriting costs, brokerage commission, and other fees and expenses of such policy. Section 6.06. Preservation of Books and Records; Access to Information. (a) Holder Representative and each Seller and its Affiliates, who shall be third- party beneficiaries under this Section 6.06, shall have the right to retain, at their sole cost and expense, copies of all books and records and all Tax Returns and other information and documents (i) relating to Tax matters of the Company applicable to such Seller, in each case, relating to periods ending on or prior to the Closing Date, and (ii) relating to any information such Seller is required to disclose in compliance with Applicable Law. (b) Subject to any retention requirements relating to the preservation of Tax records, for a period of six (6) years from the Closing Date or such longer time as may be required by Applicable Law, the Parties shall not, and shall cause their Affiliates not to, dispose of or destroy any of the books and records of the Company and its Subsidiaries relating to periods on and prior to the Closing, and each shall make such records reasonably available during regular business hours on reasonable notice to the other as may be reasonably requested in writing by each Party, at each Party’s expense; provided that any such access shall be done in such a manner so as not to unreasonably interfere with the normal conduct of the applicable Party’s business. For the avoidance of doubt, this shall include requests reasonably deemed necessary to determine any matter relating to a Party’s rights and obligations hereunder or otherwise in connection with tax, regulatory, litigation, contractual or other legitimate matters. Section 6.07. Reimbursements for Tenant Improvements. Buyer shall provide the Holder Representative with reasonably prompt notice of the receipt by Buyer or any of its Affiliates, including the Company following Closing, of any reimbursements received after the Closing with respect to tenant improvements paid for by the Company prior to the Closing Date pursuant to the Lease, dated April 17, 2023, by and between 55 West Property, LLC and the Company. Buyer shall pay, or cause to be paid, in accordance with the same

71 procedures set forth in Section 2.03(c), any such amounts to the Company Equityholders in accordance with their respective CBA Share and Pro Rata Share, as applicable. Notwithstanding anything to the contrary herein, Buyer shall not be required to make any payment pursuant to this Section 6.07 until the Holder Representative delivers to Buyer updated Payment Instructions reflecting the allocation of such amounts to the Company Equityholders. ARTICLE 7 TAX MATTERS Section 7.01. Pre-Closing Filing and Payment. (a) Holder Representative shall prepare and timely file, or shall cause to be prepared and timely filed, at its sole cost and expense, any Tax Return that is required to be filed by or with respect to the Company and its Subsidiaries for a Pre-Closing Tax Period, but excluding any Straddle Tax Period (a “Pre- Closing Tax Return”), and the Company shall timely pay (or cause to be paid) all Taxes shown as due on such Tax Returns. All Pre-Closing Tax Returns will be prepared in a manner consistent with the Company’s and its Subsidiaries’ past practices and this Agreement, except as otherwise required by Applicable Law. Holder Representative shall deliver, or cause to be delivered, to Buyer for its review and comment a draft of each Pre- Closing Tax Return that is an income Tax Return at least thirty (30) days prior to the due date for filing such Tax Return (taking into account applicable extensions), and the Holder Representative shall consider in good faith all changes reasonably requested by Buyer not later than five (5) days before the due date thereof (taking into account applicable extensions). (b) Except for any Tax Return required to be prepared by the Holder Representative pursuant to Section 7.01(a), Buyer shall prepare or cause to be prepared all other Tax Returns with respect to the Company and its Subsidiaries that are required to be filed after the Closing Date, including any Straddle Tax Period. Buyer shall deliver, or cause to be delivered, to the Holder Representative for its review and comment a draft of each such Tax Return that reflects Taxes that relate solely to the Company and its Subsidiaries in a Pre-Closing Tax Period at least thirty (30) days prior to the due date for filing such Tax Return (taking into account applicable extensions), and Buyer shall consider in good faith all changes requested by the Holder Representative with respect to such Tax Returns not later than five (5) days before the due date thereof (taking into account applicable extensions). The Company shall timely pay (or cause to be paid) all Taxes shown as due on such Tax Returns. Section 7.02. Straddle Tax Period Allocation. For purposes of this Agreement, in the case of a Straddle Tax Period, (x) property Taxes and any other periodic Taxes imposed on or with respect to the Company and its Subsidiaries (that are not based on income, receipts, services or transactions, including sales, use, withholding, payroll or other employment Taxes) allocable to the Pre-Closing Tax Period shall be deemed to be the amount of such Tax for the entire taxable period multiplied by a fraction the numerator of which is the number of days in the taxable period ending on the Closing Date and the denominator of which is the number of days in such Straddle Tax Period and (y) the amount of all other Taxes (other than Transfer Taxes) of the Company and its Subsidiaries for a Straddle Tax

72 Period allocable to the Pre-Closing Tax Period shall be computed as if such Tax Period ended as of the close of business on the Closing Date. For this purpose, the taxable year of a Company or any of its Subsidiaries (or any former Subsidiary of any Company or any of its Subsidiaries) that is a “controlled foreign corporation” (as defined in Section 957 of the Code) shall be deemed to have closed on the Closing Date, including for purposes of computing any inclusion under Sections 951 or 951A of the Code. Section 7.03. Cooperation. (a) Buyer and each of the Sellers shall, and shall cause their respective Affiliates to, cooperate fully as and to the extent reasonably requested by the other Party, in connection with any Tax matter or Tax claim and the filing of any Tax Returns of or relating to the Company and its Subsidiaries. (b) No provision of this Agreement shall be construed to require Buyer to provide to any Person any right to access or to review any Tax Return or Tax work papers of Buyer or any Affiliate of Buyer (including any consolidated, combined, affiliated or unitary Tax Return that includes Buyer or any Affiliate of Buyer, and any pro forma Tax Return used to create any such consolidated, combined, affiliated or unitary Tax Return), except, in each case, to the extent of any stand-alone Tax Returns of the Company or any of its Subsidiaries and supporting Tax data and records relating solely and exclusively thereto. Section 7.04. Termination of Tax Sharing Agreements. Notwithstanding any other provision in this Agreement to the contrary, all Tax Sharing Agreements between the Company and its Subsidiaries, on the one hand, and any Person (other than the Company and its Subsidiaries), on the other hand, shall be terminated prior to the Closing Date and, after the Closing, none of the Company or any of its Subsidiaries will be bound thereby or have any liability thereunder. Section 7.05. Tax Contests. Holder Representative shall be entitled to control the conduct, through counsel of its own choosing at its own expense, of any audit or administrative or judicial proceeding involving any asserted Tax Liability or claim for Tax Refund with respect to the Company or its Subsidiaries (any such audit or proceeding relating to an asserted Tax Liability referred to herein as a “Contest”) relating solely to a Pre-Closing Tax Period and for which Sellers are economically responsible pursuant to this Agreement, but Buyer shall have the right to participate in such Contest at its own expense; provided, however, that Holder Representative shall control any Contest pursuant to this Section only if (A) it acknowledges to Buyer that Sellers will be responsible (including via an indemnity payment to Buyer) for Taxes that are the subject of the Contest in the event such Taxes are or become due and (B) it demonstrates to Buyer’s reasonable satisfaction that Sellers will have the wherewithal to satisfy their obligations to Buyer in respect of such Taxes. Holder Representative shall not settle, compromise or concede such Contest without the prior written consent of Buyer, not to be unreasonably withheld, conditioned or delayed. In the case of a Contest that relates to Straddle Tax Periods of the Company or its Subsidiaries, Buyer shall control the conduct of such Contest at its own expense, but Holder Representative shall have the right to participate in such Contest at its own expense.

73 Section 7.06. Tax Refunds. Any Tax refunds that are received after the Closing by the Company and/or its Subsidiaries, any amounts credited against Taxes in lieu of a refund and any reductions or offsets actually used to reduce cash Taxes otherwise payable to which the Company and/or its Subsidiaries becomes entitled, that in either case are attributable to the Pre-Closing Tax Period, including any overpayment of Taxes (estimated or otherwise) made on or before the Closing Date, including any interest thereon (collectively, “Tax Refunds”), and relate to Taxes for which Sellers are economically responsible under this Agreement, other than amounts arising from losses, deductions, credits, expenses or other Tax items attributable to the operations of Buyer or any of its Affiliates after the Closing and other than amounts that were taken into account in the determination of Closing Net Working Capital, shall be for the accounts of Sellers. Buyer and its Affiliates shall pay over to Sellers the amount of any such Tax Refund within ten (10) days after receipt thereof or entitlement thereto, less any amount included in the determination of Closing Net Working Capital. At the reasonable request of Holder Representative, to the extent supported by Applicable Law, Buyer and its Affiliates shall apply for any Tax Refund available to the Company and its Subsidiaries for the Pre-Closing Tax Period or a Straddle Tax Period; provided, however, that Buyer and its Affiliates shall have no obligation to seek, or cooperate in seeking, any Tax Refund if it can reasonably be expected to materially increase the Taxes of Buyer or any of its Affiliates (including the Company and its Subsidiaries) for any taxable period (or portion thereof) beginning after the Closing Date unless the Sellers agree to indemnify such parties for such increased Taxes; and further provided, that, as a condition to the pursuit of any such Tax Refund, Sellers shall be required to fund the payment of any reasonable third-party expenses associated with such application for a Tax Refund under payment arrangements reasonably acceptable to Buyer. If the amount of any such Tax Refund is subsequently determined by any Governmental Authority to be less than the amount paid by the Buyer or its Affiliates pursuant to this Section 7.06, the Holder Representative shall promptly pay to the Buyer the amount of any such disallowed Tax Refund (including any interest and penalties in respect of such disallowed amount owed to any Governmental Authority). Section 7.07. Tax Deductions. Notwithstanding anything in this Agreement to the contrary and to the extent expenses or Taxes, as appropriate, described below are economically borne by Sellers, Buyer and Sellers agree as follows: (a) To the extent permitted under applicable Law at a “more likely than not” or higher level of comfort, to treat (i) any Transaction Expenses paid or accrued on or before the Closing Date, and (ii) any amounts paid to Optionholders and CBA Holder pursuant to Section 2.04 as deductible in a Pre-Closing Tax Period and that no Party shall apply the “next day rule” under Treasury Regulations Section 1.1502-76(b)(1)(ii)(B) to such deductions. (b) To properly make an election under Revenue Procedure 2011-29, 2011-18 IRB 746 to deduct seventy percent (70%) of any Transaction Expenses that are success- based fees as defined in Treasury Regulations Section 1.263(a)-5(f). (c) To treat any gains, income, deductions, losses or other items realized by the Company and its Subsidiaries for income Tax purposes with respect to any transaction not

74 permitted or required by this Agreement that is outside the ordinary course of business occurring after the Closing on the Closing Date as occurring on the day immediately following the Closing Date and to utilize the “next day rule” in Treasury Regulation Section 1.1502-76(b)(1)(ii)(B) (or any similar provision of state, local, or non-U.S. Law) for purposes of reporting such items on applicable Tax Returns. (d) That no election shall be made by any Party (or the Company or its Subsidiaries) to waive the carry back of any net operating loss or other Tax attribute or Tax credit incurred or realized in a Pre-Closing Tax Period by the Company or its Subsidiaries. (e) That no election shall be made by any Party (or the Company or its Subsidiaries) under Treasury Regulation Section 1.1502-76(b)(2) (or any similar provision of state, local, or non-U.S. Law) to ratably allocate items incurred by the Company. Section 7.08. Post-Closing Actions. Unless otherwise required by Applicable Law, neither Buyer nor the Company or its Subsidiary shall, to the extent such action would give rise to additional liability to Sellers under Section 9.02(a)(v) (i) file any amended Tax Return with respect to a Pre-Closing Tax Period, (ii) take any action that would extend the applicable statute of limitations for any Taxes or Tax Return of the Company or its Subsidiaries for any Pre-Closing Tax Period, (iii) file, amend or revoke any Tax election of the Company or its Subsidiaries for a Pre-Closing Tax Period, (iv) surrender any right to claim a refund of Taxes relating to the Company or its Subsidiaries relating to any Pre- Closing Tax Period, (v) make any election under Sections 338 or 336(e) of the Code with respect to the transactions contemplated by this Agreement, in each case without the written consent of Sellers, (vi) make any voluntary disclosure or enter into any voluntary disclosure program or agreement with respect to a Pre-Closing Tax Period, or (vii) take any action on the Closing Date after the Closing outside the ordinary course of business. Section 7.09. Transfer Taxes. All Transfer Taxes incurred in connection with this Agreement (notwithstanding the Party upon which such Transfer Taxes are otherwise imposed as a matter of Law) shall be borne 50% by Sellers and 50% by Buyer and all necessary Tax Returns and other documentation with respect to such Transfer Taxes shall be prepared and filed by the Party required to file such Tax Returns under applicable Law. Each Party agrees to use its commercially reasonable efforts to mitigate, reduce or eliminate any Transfer Taxes. Section 7.10. Survival. Notwithstanding anything in this Agreement to the contrary, the provisions of this Article 7 shall survive for the full period of all applicable statutes of limitations (giving effect to any waiver, mitigation or extension thereof). ARTICLE 8 EMPLOYEE BENEFITS Section 8.01. Employee Matters. For a period of at least twelve (12) months following the Closing (or such shorter period as the Continuing Employee (as defined below) remains employed by the Company or one of its Subsidiaries), Buyer shall, or shall cause the Company and its Subsidiaries to, provide those employees who are employed by the

75 Company and its Subsidiaries on the Closing Date (the “Continuing Employees”) with base salary or wage, target cash incentive opportunities, and severance compensation that are substantially comparable in the aggregate to those provided to such Continuing Employee immediately prior to the date hereof, and employee benefits (excluding defined benefit pension benefits, equity or equity-based awards and post-employment welfare benefits) that are substantially comparable in the aggregate to those being provided to such Continuing Employee immediately prior to the date hereof. Buyer agrees that, from and after the Closing Date, Buyer will grant (or cause to be granted) to each Continuing Employee credit for any service with the Company and its Subsidiaries earned prior to the Closing Date (a) for eligibility and vesting purposes and (b) for purposes of determining the level of vacation or severance benefits under any benefit plan, program or arrangement established or maintained by Buyer or one of its Affiliates (the “New Plans”) unless duplication of benefits would result. In addition, Buyer hereby agrees that Buyer (x) shall waive or cause to be waived all pre-existing condition exclusion and actively-at-work requirements and similar limitations, eligibility waiting periods and evidence of insurability requirements under any New Plans that are Employee Welfare Benefit Plans and (y) shall cause any covered expenses incurred on or before the Closing Date by any Continuing Employee (or dependent or beneficiary thereof) to be taken into account for purposes of satisfying applicable deductible, coinsurance and maximum out-of-pocket provisions after the Closing Date under any New Plan that is an Employee Welfare Benefit Plan as if such amounts had been paid with respect to any New Plan that is an Employee Welfare Benefit Plan. Nothing contained in this Section 8.01 (whether express or implied) shall (i) be considered or deemed to establish, amend or modify any Employee Plan or any other benefit or compensation plan, program, policy, agreement, arrangement or contract, (ii) confer any rights or benefits (including any third-party beneficiary rights) on any Person other than the parties to this Agreement or (iii) create any obligation on the part of Buyer or any of its Subsidiaries to employ or engage any employee (including any Continuing Employee) or independent contractor for any period following the Closing. ARTICLE 9 SURVIVAL; INDEMNIFICATION; R&W INSURANCE Section 9.01. Survival. The representations and warranties contained in this Agreement or in any certificate or other writing delivered pursuant hereto or in connection herewith shall survive the Closing for a period of twelve (12) months following the Closing Date (the “Survival Termination Date”); provided that the Fundamental Representations shall survive for a period of six (6) years following the Closing Date. The covenants and agreements of the Parties hereto contained in this Agreement or in any certificate or other writing delivered pursuant hereto or in connection herewith shall survive the Closing; indefinitely or for the shorter period explicitly specified therein, except that for such covenants and agreements that survive for such shorter period, breaches thereof shall survive indefinitely or until the latest date permitted by law. Notwithstanding the preceding sentences, any breach of a representation, warranty, covenant or agreement in respect of which indemnity may be sought under this Agreement shall survive the time at which it would otherwise terminate pursuant to the preceding sentences, if valid notice of the inaccuracy or breach thereof giving rise to such right of indemnity shall have been

76 given in accordance with Section 9.03 to the Party against whom such indemnity may be sought prior to such time. Section 9.02. Indemnification. (a) Subject to the limitations set forth in this Article 9, from and after the Closing, each Seller shall severally and not jointly, based on such, and not in excess of, Seller’s respective Pro Rata Indemnity Share, indemnify, defend and hold harmless Buyer and its Affiliates and their respective officers, directors and other Representatives (collectively, the “Buyer Indemnified Parties”) from and against all losses, claims, Liabilities, costs and expenses (including reasonable outside attorneys’ fees and disbursements, court costs and other out-of-pocket expenses but not including punitive or exemplary damages, except in the case of Fraud or to the extent such damages form a part of a Third-Party Claim), judgments, fines, penalties and amounts paid in settlement (subject to the conditions for settlements set forth in this Article 9) (collectively, “Losses”) incurred by or imposed on any of the Buyer Indemnified Parties to the extent resulting from, without duplication: (i) the failure of any representation or warranty made by the Company in Article 3 (in each case without giving effect to any limitation or qualification as to “materiality” (including the word “material”) or “Material Adverse Effect” set forth therein, other than (A) the phrase “Material Adverse Effect” in Section 3.08(a), (B) the use of the word “material” in Section 3.10 and (C) the defined term “Material Contract”) to be true and correct as of the date hereof; (ii) the breach of covenant or agreement made or to be performed by the Holder Representative pursuant to this Agreement after the Closing; (iii) any Transaction Expenses (including, for the avoidance of doubt, any Advisor Expenses that become due and payable following the Closing) or Indebtedness not taken into account in connection with the calculation of the Closing Purchase Price and/or any amount by which the Adjustment Holdback Amount is insufficient to satisfy any Overpayment Amount in full; (iv) any Action by or on behalf of any current or former Company Equityholder (or any of his, her or its respective Affiliates, successors or assignees or Representatives) with respect to any claims (A) of inaccuracies in the Payment Instructions or (B) that such Person is entitled to receive any amounts in excess of the amounts indicated in the Payment Instructions or as otherwise provided in this Agreement; (v) any Indemnified Taxes; and (vi) those matters set forth on Section 9.02(a)(vi) of the Company Disclosure Schedule. (b) Subject to the limitations set forth in this Article 9, from and after the Closing, each Seller, solely with respect to any breach by such Seller, shall severally with

77 respect to itself only and not jointly and severally, indemnify, defend and hold harmless the Buyer Indemnified Parties from and against all Losses incurred by or imposed on any of the Buyer Indemnified Parties to the extent resulting from, without duplication: (i) the failure of any representation or warranty made by such Seller in Article 4 (in each case without giving effect to any limitation or qualification as to “materiality” (including the word “material” or “Material Adverse Effect” set forth therein) to be true and correct as of the date hereof; and (ii) the breach of covenant or agreement made or to be performed by such Seller pursuant to this Agreement after the Closing. (c) With respect to claims by Buyer Indemnified Parties for indemnification for Losses pursuant to Section 9.02(a)(i) or Section 9.02(b)(i), other than in respect of Fundamental Representations or in the case of Fraud (each, a “Seller Warranty Breach”): (i) the Sellers shall not be liable for any claim or series of related claims arising out of the same or similar set of facts or circumstances where the Losses related thereto are less than $25,000 (each, a “De Minimis Loss”); (ii) the Sellers shall not be liable for any Losses unless and until the aggregate amount of Losses with respect to such Seller Warranty Breaches that are subject to indemnification after giving effect to Section 9.02(c)(i) exceeds $150,000 (the “Deductible”), and then only to the extent of such excess; (iii) the maximum aggregate liability of the Sellers shall be limited to the Indemnity Holdback Amount then remaining in the Holdback Fund (to the extent thereof and not including any portion of the Adjustment Holdback Amount) (the “Warranty Cap”); (iv) the Buyer Indemnified Parties shall (A) first, be required to satisfy all claims for Losses with respect to claims for Seller Warranty Breaches from the Indemnity Holdback Amount then remaining in the Holdback Fund and (B) to the extent that any amount of such Losses exceeds the Indemnity Holdback Amount, (1) the sole and exclusive recourse of the Buyer Indemnified Parties for any breach of a representation or warranty of the Sellers in this Agreement shall be to seek payment under the R&W Insurance Policy in accordance with its terms, and (2) notwithstanding anything contained herein to the contrary, the Buyer Indemnified Parties shall have no right to seek payment directly from any of the Sellers under any circumstances for such breaches. (d) With respect to claims by the Buyer Indemnified Parties for indemnification for Losses pursuant to Section 9.02(a)(ii) through Section 9.02(a)(vi) and Section 9.02(b)(ii), or pursuant to Section 9.02(a)(i) in the case of Company Fundamental Representations or Section 9.02(b)(i) in the case of Seller Fundamental Representations or in the case of Fraud (a “Specified Breach”):

78 (i) the Buyer Indemnified Parties shall (A) first, be required to satisfy all claims for Losses with respect to claims under such sections from amounts remaining of the Indemnity Holdback Amount, (B) next, to the extent that any amount of such Losses exceeds the Indemnity Holdback Amount, be required to seek payment under the R&W Insurance Policy in accordance with its terms and (C) only to the extent that any amount of such Losses either (i) in the case of Section 9.02(a)(ii) through Section 9.02(a)(vi), cannot be recovered from the R&W Insurance Policy, or (ii) in the case of a Specified Breach pursuant to Section 9.02(a)(i) or Section 9.02(b)(i) cannot be recovered from the R&W Insurance Policy as a result of the applicable policy limit being reached, shall the Buyer Indemnified Parties be entitled to seek indemnification directly from the applicable Seller(s) for such Losses; and (ii) each Seller’s maximum aggregate liability for a Specified Breach (other than claims based on Fraud) shall be limited to such Seller’s Pro Rata Indemnity Share of the Closing Purchase Price actually received by the Sellers, and for the avoidance of doubt,(x) the Sellers’ maximum aggregate liability shall be limited to the Purchase Price actually received by the Sellers and (y) in no event shall any Seller’s liability for any Specified Breach pursuant to Section 9.02(a) exceed such Seller’s Pro Rata Indemnity Share of such Specified Breach. (e) Subject to the limitations set forth in this Article 9, from and after the Closing, Buyer shall indemnify, defend and hold harmless the Sellers and their respective Affiliates and its and their respective officers and directors (in the case of Company Equityholders that are entities) and Representatives (collectively, the “Seller Indemnified Parties”) from and against all Losses incurred by or imposed on any of the Seller Indemnified Parties to the extent resulting from (i) the failure of any representation or warranty of Buyer contained in Article 5 to be true and correct as of date hereof or (ii) any breach of any covenant or agreement of Buyer contained in this Agreement that is required to be performed or complied with after the Closing. With respect to indemnification by Buyer for all matters hereunder, except in the case of Fraud, Buyer’s maximum aggregate liability shall be limited to the Purchase Price. Section 9.03. Independent Investigation; Waiver of Other Representations. (a) BUYER HEREBY ACKNOWLEDGES THAT (I) IT HAS MADE ITS OWN INDEPENDENT EXAMINATION, INVESTIGATION, ANALYSIS AND EVALUATION OF THE BUSINESS, OPERATIONS, ASSETS AND PROPERTIES, LIABILITIES, RESULTS OF OPERATIONS, FINANCIAL CONDITION, TECHNOLOGY AND PROSPECTS OF THE COMPANY, (II) IT HAS BEEN PROVIDED ACCESS TO PERSONNEL, PROPERTIES, PREMISES AND RECORDS OF THE COMPANY (INCLUDING THE BOOKS AND RECORDS OF THE COMPANY AND ITS SUBSIDIARIES) FOR SUCH PURPOSE AND HAS RECEIVED AND REVIEWED SUCH INFORMATION AND HAS HAD A REASONABLE OPPORTUNITY TO ASK QUESTIONS OF AND RECEIVE ANSWERS RELATING TO SUCH MATTERS AS IT DEEMED NECESSARY OR APPROPRIATE TO CONSUMMATE THE TRANSACTIONS CONTEMPLATED HEREIN, (III) IT HAS

79 SUCH KNOWLEDGE AND EXPERIENCE IN FINANCIAL AND BUSINESS MATTERS THAT IT IS CAPABLE OF EVALUATING THE MERITS AND RISKS OF THE COMPANY AND ITS SUBSIDIARIES AND AN INVESTMENT IN THE COMPANY AND (IV) THE HOLDER REPRESENTATIVE AND THE COMPANY HAVE DELIVERED OR MADE AVAILABLE TO BUYER OR ITS ADVISORS ALL INFORMATION WHICH BUYER OR SUCH ADVISORS HAVE REQUESTED FOR THE PURPOSE OF DECIDING WHETHER OR NOT TO ENTER INTO THIS AGREEMENT AND THE TRANSACTION DOCUMENTS. (b) IN ENTERING INTO THIS AGREEMENT, BUYER HAS RELIED UPON, AMONG OTHER THINGS, ITS OWN DUE DILIGENCE INVESTIGATION AND ANALYSIS OF THE COMPANY AND THE ASSETS AND PROPERTIES OF THE COMPANY AND ITS SUBSIDIARIES. WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, BUYER: (i) ACKNOWLEDGES AND AGREES THAT, EXCEPT AS OTHERWISE EXPRESSLY PROVIDED IN ARTICLE 3 OR ARTICLE 4, (A) THE COMPANY, HOLDER REPRESENTATIVE AND THE SELLERS, ON BEHALF OF THEMSELVES AND THEIR AFFILIATES, EXPRESSLY DISCLAIM ANY REPRESENTATIONS OR WARRANTIES OF ANY KIND OR NATURE, EXPRESS OR IMPLIED, AS TO (1) THE CONTENTS, CHARACTER OR NATURE OF ANY DESCRIPTIVE MEMORANDUM RELATING TO THE BUSINESS, THE COMPANY COMMON STOCK OR THE ASSETS AND PROPERTIES OF THE COMPANY AND ITS SUBSIDIARIES, (2) ANY ESTIMATES OF THE VALUE OF THE BUSINESS, THE COMPANY COMMON STOCK OR THE ASSETS AND PROPERTIES OF THE COMPANY AND ITS SUBSIDIARIES, OR FUTURE REVENUES GENERATED THEREBY, OR (3) THE MAINTENANCE, REPAIR, CONDITION, QUALITY, SUITABILITY, DESIGN, MARKETABILITY, PROSPECTS (FINANCIAL OR OTHERWISE) OR RISKS AND OTHER INCIDENTS OF THE BUSINESS, THE COMPANY COMMON STOCK OR THE ASSETS AND PROPERTIES OF THE COMPANY AND ITS SUBSIDIARIES AND FURTHER DISCLAIMS ANY REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED, OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE OR CONFORMITY TO MODELS OR SAMPLES; AND (ii) ACKNOWLEDGES AND AGREES THAT NEITHER THE COMPANY AND ITS SUBSIDIARIES NOR ANY OF THE SELLERS OR HOLDER REPRESENTATIVE NOR ANY OF THEIR RESPECTIVE AFFILIATES NOR ANY OF THEIR RESPECTIVE DIRECTORS, MANAGERS, OFFICERS, EQUITY HOLDERS, EMPLOYEES, CONTROLLING PERSONS, AGENTS, ADVISORS OR REPRESENTATIVES MAKES OR HAS MADE ANY REPRESENTATION OR WARRANTY, EITHER EXPRESS OR IMPLIED, AS TO THE ACCURACY OR COMPLETENESS OF ANY OF THE INFORMATION PROVIDED OR MADE AVAILABLE TO BUYER OR ITS AFFILIATES OR ITS OR THEIR RESPECTIVE DIRECTORS, MANAGERS,

80 OFFICERS, EQUITY HOLDERS, EMPLOYEES, CONTROLLING PERSONS, AGENTS, ADVISORS OR REPRESENTATIVES, INCLUDING ANY INFORMATION, DOCUMENT, OR MATERIAL PROVIDED OR MADE AVAILABLE, OR STATEMENTS MADE, TO BUYER OR ITS AFFILIATES OR ITS OR THEIR RESPECTIVE DIRECTORS, MANAGERS, OFFICERS, EQUITY HOLDERS, EMPLOYEES, CONTROLLING PERSONS, AGENTS, ADVISORS OR REPRESENTATIVES DURING SITE OR OFFICE VISITS, IN ANY “DATA ROOMS” (INCLUDING INTERNET-BASED DATA ROOMS), MANAGEMENT PRESENTATIONS OR SUPPLEMENTAL DUE DILIGENCE INFORMATION PROVIDED TO BUYER OR ITS AFFILIATES OR ITS OR THEIR RESPECTIVE DIRECTORS, MANAGERS, OFFICERS, EQUITY HOLDERS, EMPLOYEES, CONTROLLING PERSONS, AGENTS, ADVISORS OR REPRESENTATIVES IN CONNECTION WITH DISCUSSIONS OR ACCESS TO MANAGEMENT OF THE COMPANY OR IN ANY OTHER FORM IN EXPECTATION OF THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT, EXCEPT IN EACH CASE TO THE EXTENT EXPRESSLY SET FORTH IN THE REPRESENTATIONS AND WARRANTIES SET FORTH IN ARTICLE 3 OR ARTICLE 4 HEREIN. (iii) ACKNOWLEDGES AND AGREES THAT, EXCEPT AS OTHERWISE SET FORTH IN ARTICLE 3 OR ARTICLE 4 (EACH AS MODIFIED BY THE COMPANY DISCLOSURE SCHEDULE) OR THE OTHER TRANSACTION DOCUMENTS, IN ACQUIRING THE COMPANY COMMON STOCK, BUYER IS ACQUIRING THE ASSETS ON AN “AS IS, WHERE IS, WITH ALL FAULTS” BASIS. (c) THE STATEMENTS AND DISCLAIMERS MADE UNDER THIS Section 9.03 EXPRESSLY SURVIVE THE CLOSING DATE. Section 9.04. Third Party Claim Procedures. (a) The Party seeking indemnification under Section 9.02 (the “Indemnified Party”) agrees to give prompt notice in writing to the Party against whom indemnity is to be sought (the “Indemnifying Party”) of the assertion of any claim or the commencement of any Action by any third party (a “Third-Party Claim”) in respect of which indemnity may be sought under such Section. Such notice shall set forth in reasonable detail the facts and circumstances of such Third-Party Claim, the amount thereof (to the extent known) and the basis for indemnification in respect thereof, including the specific Section or Sections hereof that the Indemnified Party claims to have been breached (taking into account the information then available to the Indemnified Party). Subject to the survival limitation set forth in Section 9.01, the failure of the Indemnified Party to so notify the Indemnifying Party shall not relieve the Indemnifying Party of its obligations hereunder, except to the extent such failure shall have actually prejudiced the Indemnifying Party. (b) The Indemnifying Party shall be entitled to participate in the defense of any Third-Party Claim and, subject to the limitations set forth in this Section 9.04, shall be entitled to control and appoint lead counsel of its choice for such defense (so long as such

81 counsel is reasonably acceptable to the Indemnified Party), in each case at its own expense, if it gives notice of its intention to do so to the Indemnified Party within thirty (30) days after receipt of such notice in accordance with Section 9.04(a) from the Indemnified Party; provided that, if such Third-Party Claim relates to or arises out of any criminal enforcement action against the Indemnified Party or seeks as a remedy equitable or injunctive relief against the Indemnified Party, which, if granted, would reasonably be expected to have a material and adverse effect on the Indemnified Party, then the Indemnified Party shall be entitled to control the defense of the Third-Party Claim and appoint lead counsel of its choice for such defense (so long as such counsel is reasonably acceptable to the Indemnifying Party), in each case at the Indemnifying Party’s expense subject to the other limitations in this Article 9, if it gives notice of its intention to do so to the Indemnifying Party within thirty (30) days after the Indemnifying Party’s notice to the Indemnified Party that either of the above circumstances exists with respect to the Third-Party Claim. (c) If the Indemnifying Party shall assume the control of the defense of any Third-Party Claim in accordance with the provisions of this Section 9.04, (i) the Indemnifying Party shall obtain the prior written consent of the Indemnified Party (which shall not be unreasonably withheld, delayed or conditioned) before entering into any compromise or settlement of such Third-Party Claim, if the settlement (A) does not release the Indemnified Party and its Affiliates from all liabilities and obligations with respect to such Third-Party Claim, or (B) imposes injunctive or other equitable relief on the Indemnified Party or any of its Affiliates that in any way limits the operation of the business of such Persons, (C) if such compromise or settlement would reasonably be likely to cause any Buyer Indemnified Person to lose coverage under the R&W Insurance Policy, and (ii) the Indemnified Party shall be entitled to participate in the defense of any Third-Party Claim and to employ separate counsel of its choice and at its own expense. The Indemnified Party shall not settle any Third-Party Claim without the prior written consent of the Indemnifying Party (which shall not be unreasonably withheld, delayed or conditioned) to the extent the Indemnifying Party would be liable for indemnification for such claim hereunder. (d) Each Party shall reasonably cooperate, and cause its Affiliates to reasonably cooperate, in the defense or prosecution of any Third-Party Claim, and shall furnish or cause to be furnished such records, information and testimony, and attend such conferences, discovery proceedings, hearings, trials or appeals, as may be reasonably requested in connection therewith. Section 9.05. Direct Claim Procedures. If an Indemnified Party has a claim for indemnity under Section 9.02 against an Indemnifying Party that does not involve a Third-Party Claim (a “Direct Claim”), the Indemnified Party agrees to give prompt notice thereof in writing to the Indemnifying Party. Such notice shall set forth in reasonable detail the facts and circumstances of such Direct Claim, the amount thereof (to the extent known) and the basis for indemnification in respect thereof, including the specific Section or Sections hereof that the Indemnified Party claims to have been breached (taking into account the information then available to the Indemnified Party). Subject to the survival limitations set forth in Section 9.01, the failure of the Indemnified Party to so notify the Indemnifying Party shall

82 not relieve the Indemnifying Party of its obligations hereunder, except to the extent such failure shall have actually prejudiced the Indemnifying Party. Section 9.06. R&W Insurance Policy Process. Notwithstanding anything herein to the contrary, all claims by any Buyer Indemnified Party shall be asserted and resolved in compliance with the procedures set forth in the R&W Insurance Policy. Any objections by the provider under the R&W Insurance Policy for any indemnification claim brought by a Buyer Indemnified Party, as well as the resolution of any disputes related thereto, shall also proceed in accordance with the procedures set forth in the R&W Insurance Policy. The Buyer Indemnified Party will provide to the Holder Representative, concurrently with delivery to the requisite parties under the R&W Insurance Policy, copies of any indemnification claim submitted by a Buyer Indemnified Party. Section 9.07. Purchase Price Adjustment. Buyer and the Holder Representative agree to treat any indemnification payment pursuant to Section 9.02 as an adjustment to the Purchase Price for all Tax purposes unless otherwise required by Applicable Law. Section 9.08. Certain Limitations. (a) Except for claims based upon Fraud (and without limitation to Section 11.12), the indemnification provisions set forth in this Article 9 shall be the sole and exclusive remedy of the Buyer Indemnified Parties against the Company Equityholders and their respective Affiliates and the Seller Indemnified Parties against Buyer and its Affiliates, as applicable, for Losses under this Agreement. (b) Any Indemnified Party shall take commercially reasonable steps to mitigate any Loss after such Indemnified Party becomes aware of any event which does, or could reasonably be expected to, give rise to any such Loss. The amount of Losses for which indemnification is available under this Article 9 shall be calculated net of any amounts actually recovered by an Indemnified Party under insurance policies or otherwise from third parties with respect to such Losses (subject to compliance by the Indemnified Party with this Article 9 and to the other limitations of this Article 9); provided that the Indemnified Party shall be under no obligation to seek recovery under insurance policies (other than pursuant to the R&W Insurance Policy) or from third parties (pursuant to indemnification agreements or otherwise). In the event that any Indemnifying Party required to provide indemnification under this Article 9 makes any payment hereunder in respect of any Losses, such Indemnifying Party shall (to the extent permitted by Applicable Law or contractual right) be subrogated, to the extent of such payment, to the rights of such Indemnified Party against any insurer (but, for the avoidance of doubt, not against any other commercial or business counterpart) with respect to such Losses and solely to the extent of the Losses to which the satisfaction of such Losses relates (and the Indemnified Parties shall not take any actions to adversely affect such subrogation rights without the consent of the Indemnifying Parties). (c) The amount of any Losses for which indemnification is available under this Article 9 will be reduced to the extent of any net Tax benefit actually realized in cash or as a reduction in cash tax payable (determined on a with-and-without basis and taking into

83 account the effects of any associated indemnification payment) by the indemnified Party or its Affiliates in the taxable year in which such Loss is incurred or in the immediately succeeding tax year and arising in connection with the accrual, incurrence or payment of any such Loss. If any Indemnified Party or its Affiliates realizes a net Tax benefit in such taxable years but after an indemnification payment is made to it, such Indemnified Party or its applicable Affiliate shall promptly pay to the Indemnifying Party the amount of such net Tax benefit at such time or times as and to the extent that such net Tax benefit is realized by such Indemnified Party. (d) With respect to “Losses” payable directly from the Sellers, “Losses” do not include special damages, exemplary damages, consequential damages, indirect or incidental damages, or punitive damages (including any damages on account of diminution in value, lost profits or opportunities, or lost or delayed business based on valuation methodologies ascribing a decrease in value to the company member, on the basis of a multiple of a reduction in a multiple based or yield-based measure of financial performance), whether based on contract, tort, strict liability, other law or otherwise and whether or not arising from the other party’s or any of its Affiliates’ or representatives’ sole, joint or concurrent negligence, strict liability or other fault, except in the case of Fraud or to the extent they form a part of a Third-Party Claim. ARTICLE 10 HOLDER REPRESENTATIVE Section 10.01. Designation of Holder Representative. Effective upon and by virtue of the approval and adoption by the Sellers of this Agreement and the transactions contemplated hereby, and without any further act of any of the Sellers, and the Holder Representative will be hereby irrevocably appointed as the exclusive representative of the Company Equityholders and as the exclusive attorney-in-fact and agent for and on behalf of each such Company Equityholder for purposes of this Agreement and the other Transaction Documents and will be empowered to take such actions contemplated to be taken by the Holder Representative under this Agreement and the other Transaction Documents and such other actions on behalf of such Company Equityholders as it may deem necessary or appropriate in connection with or to consummate the Transactions, including (i) taking all actions, and making all filings on behalf of such Company Equityholders with any Governmental Authority or other Person, necessary to effect the consummation of the Transactions, (ii) making or receiving notices and other communications pursuant to this Agreement and the other Transaction Documents and service of process in any action arising out of this Agreement or the other Transaction Documents, (iii) agreeing to, negotiating, entering into settlements and compromises of, complying with orders of courts with respect to, and otherwise administering and handling any claims under this Agreement or the other Transaction Documents on behalf of such Company Equityholders, (iv) negotiating and executing any waivers, consents or amendments of this Agreement or the other Transaction Documents and (v) taking all other actions that are either necessary or appropriate in its judgment for the accomplishment of the foregoing or contemplated by the terms of this Agreement or the Transaction Documents, including providing updated Payment Instructions pursuant to this Agreement; provided that for the avoidance of doubt, for Payment Instructions delivered after Closing, the Holder Representative shall be

84 entitled to rely upon the payment delivery instructions provided by each Company Equityholder with respect to the Estimated CBA Consideration or Estimated Per Share Closing Consideration, as applicable, unless such Company Equityholder subsequently provides updated instructions in writing to the Holder Representative that are acknowledged in writing by the Holder Representative. The Holder Representative hereby accepts such appointment. Section 10.02. Decisions Binding. A decision, act, consent or instruction of the Holder Representative hereunder will constitute a decision, act, consent or instruction of all Company Equityholders and will be final, binding and conclusive upon each of such Company Equityholders and Buyer may rely upon any such decision, act, consent or instruction of the Holder Representative as being the decision, act, consent or instruction of each and every Company Equityholder. Buyer will be relieved from any Liability to any Person for any acts done by them in accordance with such decision, act, consent or instruction of the Holder Representative. Section 10.03. Liability of the Holder Representative. The Holder Representative will incur no Liability with respect to any action taken or suffered by any Party in reliance upon any notice, direction, instruction, consent, statement or other document believed in good faith by such Holder Representative to be genuine and to have been signed by the proper person (and the Holder Representative will have no responsibility to determine the authenticity thereof), nor for any other action or inaction, except his, her or its own gross negligence, bad faith or willful misconduct. In all questions arising under this Agreement, the Holder Representative may rely on the advice of outside counsel, and the Holder Representative will not be liable to any Company Equityholder for anything done, omitted or suffered in good faith by the Holder Representative based on such advice. Section 10.04. Indemnification of the Holder Representative. The Company Equityholders will severally (each based on and limited to the portion of the Purchase Price actually received by such Company Equityholder) but not jointly indemnify the Holder Representative and hold the Holder Representative harmless against any Losses or Liabilities incurred without bad faith or willful misconduct, on the part of the Holder Representative and arising out of or in connection with the acceptance or administration of the Holder Representative’s duties hereunder, including the reasonable fees and expenses of any legal counsel or other agents retained by the Holder Representative. Section 10.05. Replacement of Holder Representative. (a) At any time, a majority in interest of the Company Equityholders according to each Company Equityholder’s Pro Rata Share (the “Majority Company Equityholders”) may, by written consent, appoint a new representative as the Holder Representative, who shall be reasonably acceptable to Buyer. Notice together with a copy of the written consent appointing such new representative and bearing the signatures of Company Equityholders constituting the Majority Company Equityholders must be delivered to Buyer prior to such appointment. Such appointment will be effective upon the later of the date indicated in the consent or the date such consent is received by Buyer.

85 (b) In the event that the Holder Representative becomes unable or unwilling to continue in its capacity as Holder Representative, or if the Holder Representative resigns as a Holder Representative, the Majority Company Equityholders shall, by written consent, appoint a new representative as the Holder Representative, who shall be reasonably acceptable to Buyer. Notice and a copy of the written consent appointing such new representative and bearing the signature(s) of the Majority Company Equityholders (based on their pro rata share of Company Common Stock). Such appointment will be effective upon the later of the date indicated in the consent or the date such consent is received by Buyer. Section 10.06. Holder Representative Fund. (a) Notwithstanding anything to the contrary contained in this Agreement, there shall be established a fund in the amount of $100,000 (the “Holder Representative Fund”) to be included in the Transaction Expenses. At the Closing, Buyer shall deliver the Holder Representative Fund to a bank account designated by Holder Representative. The Holder Representative Fund may be used by the Holder Representative to (i) make any payment required to be made by the Holder Representative on behalf of Sellers pursuant to this Agreement and (ii) pay all costs and expenses incurred by or on behalf of Holder Representative in its capacity as such, including all costs and expenses incurred in connection with any pending or threatened dispute or claim with respect to this Agreement, any agreement, document or instrument entered into pursuant to this Agreement, or the transactions contemplated hereby or thereby. ARTICLE 11 MISCELLANEOUS Section 11.01. Notices. All notices, requests and other communications to any Party hereunder shall be in writing (including electronic mail (“e-mail”) transmission, so long as a receipt of such e-mail is received) and shall be given, if to Buyer, to: Ultra Clean Holdings, Inc. 26462 Corporate Avenue Hayward, California 94545 Attention: Paul Cho, General Counsel E-mail: PCho@uct.com with a copy to: Davis Polk & Wardwell LLP 1600 El Camino Real Menlo Park, California 94025 Attention: Alan Denenberg E-mail: alan.denenberg@davispolk.com

86 if to any Company Equityholder or the Holder Representative, to: c/o Sapient Law 425 NW 10th Ave. Suite 200 Attention: Jason Frank E-mail: Jason@lvl3.com with a copy to: Locke Lord LLP 600 Travis, Suite 2800 Houston, Texas 77002 E-mail: gheath@lockelord.com Attention: Greg Heath and Sapient Law 425 NW 10th Avenue, Suite 200 Portland, Oregon 97209 E-mail: Ben@sapientlaw.com Attention: Ben Stoller or such other address or facsimile number as such Party may hereafter specify for the purpose by notice to the other Parties hereto. All such notices, requests and other communications shall be deemed received on the date of receipt by the recipient thereof if received prior to 5:00 p.m. Pacific Time in the place of receipt and such day is a Business Day in the place of receipt. Otherwise, any such notice, request or communication shall be deemed not to have been received until the next succeeding Business Day in the place of receipt. Section 11.02. Amendments and Waivers. (a) Any provision of this Agreement may be amended or waived if, but only if, such amendment or waiver is in writing and is signed, in the case of an amendment, by Buyer, on the one hand, and by the Holder Representative, on the other hand, or in the case of a waiver, by the Party against whom the waiver is to be effective (provided that the Holder Representative may waive any provision on behalf of all or any Company Equityholder). (b) No failure or delay by any Party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law. Section 11.03. Expenses. Except as otherwise provided herein, all costs and expenses incurred in connection with this Agreement by Buyer shall be paid by Buyer; all costs and expenses incurred in connection with this Agreement by the Company or its Subsidiaries

87 shall be paid by the Company; all costs and expenses incurred in connection with this Agreement by the Sellers or Holder Representative shall be paid by the Sellers. Section 11.04. Disclosure Schedule References. The Parties hereto agree that the Company Disclosure Schedule is arranged in sections corresponding to those contained in this Agreement merely for convenience, and any reference in a particular Section of the Company Disclosure Schedule as an exception to (or, as applicable, a disclosure for purposes of) any particular covenant, representation or warranty shall be deemed adequately disclosed as an exception with respect to all other covenants, representations or warranties, notwithstanding the presence or absence of an appropriate section or subsection of such schedules with respect to such other covenants, representations or warranties or an appropriate cross-reference thereto, in each case, only to the extent the relevance of that reference as an exception to (or a disclosure for purposes of) such representations and warranties is reasonably apparent on the face of such disclosure. By listing matters on the Company Disclosure Schedule, the Company shall not be deemed, solely as a result of such listing, to have established any materiality standard, admitted any liability or that such item actually constitutes noncompliance with, or a violation of, any Applicable Law, Governmental Authority or Contract or other topic to which such disclosure is applicable or that such item is outside the ordinary course of business, admitted or acknowledged that such information is required to be listed in such Section of the Company Disclosure Schedule or that such item (or any non-disclosed item or information of comparable or greater significance) represents a material exception or fact, event or circumstance, that such item has had, or is expected to result in, a Material Adverse Effect, or expanded in any way the scope or effect of the representations and warranties of Company contained in this Agreement. The specification of any dollar amount in the representations and warranties contained in this Agreement or the inclusion of any specific item in the Company Disclosure Schedule is not intended to imply that such amounts (or higher or lower amounts) are or are not material, and no Party shall use the fact of the setting of such amounts or the fact of the inclusion of any such item in the Company Disclosure Schedules in any dispute or controversy between the parties as to whether any obligation, item, or matter not described herein or included in a Section of the Company Disclosure Schedule is or is not material for purposes of this Agreement. Capitalized terms used in the Company Disclosure Schedules, unless otherwise defined therein, shall have the meanings assigned to them in this Agreement. Section 11.05. Successors and Assigns. The provisions of this Agreement shall be binding upon and inure to the benefit of the Parties hereto and their respective successors and assigns; provided that no Party may assign, delegate or otherwise transfer any of its rights or obligations under this Agreement without the consent of each other Party hereto; except that Buyer may transfer or assign its rights and obligations under this Agreement, in whole or from time to time in part, to (i) one or more of its Affiliates at any time and (ii) after the Closing Date, to any Person; provided that no such transfer or assignment shall relieve Buyer of its obligations hereunder or enlarge, alter or change any obligation of any other Party hereto or due to Buyer.

88 Section 11.06. Governing Law. This Agreement shall be governed by and construed in accordance with the law of the State of Delaware, without regard to the conflicts of law rules of such state. Section 11.07. Jurisdiction. The Parties hereto agree that any suit, action or proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement or the transactions contemplated hereby (whether brought by any Party or any of its Affiliates or against any Party or any of its Affiliates) shall be brought in the Delaware Chancery Court or, if such court shall not have jurisdiction, any federal court located in the State of Delaware or other Delaware state court, and each of the parties hereby irrevocably consents to the jurisdiction of such courts (and of the appropriate appellate courts therefrom) in any such suit, action or proceeding and irrevocably waives, to the fullest extent permitted by law, any objection that it may now or hereafter have to the laying of the venue of any such suit, action or proceeding in any such court or that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum. Process in any such suit, action or proceeding may be served on any Party anywhere in the world, whether within or without the jurisdiction of any such court. Without limiting the foregoing, each party agrees that service of process on such party as provided in Section 11.01 shall be deemed effective service of process on such party. Section 11.08. WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. Section 11.09. Counterparts; Effectiveness. This Agreement may be signed in any number of counterparts (including by electronic means), each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. Counterparts may be delivered via electronic mail (including .pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000 (e.g., www.docusign.com)) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective as delivery of a manually executed counterpart of this Agreement. Each of the Parties hereto represents that it has undertaken commercially reasonable steps to verify the identity of each individual person executing any such counterparts via electronic signature on behalf of such Party and has and will maintain sufficient records of the same. This Agreement shall become effective when each Party hereto shall have received a counterpart hereof signed by all of the other Parties hereto. Until and unless each Party has received a counterpart hereof signed by each other Party hereto, this Agreement shall have no effect and no Party shall have any right or obligation hereunder (whether by virtue of any other oral or written agreement or other communication). Section 11.10. Entire Agreement. This Agreement and the other Transaction Documents constitute the entire agreement between the parties with respect to the subject matter of this Agreement and supersede all prior agreements and understandings, both oral and written, between the parties with respect to the subject matter of this Agreement and the other Transaction Documents.

89 Section 11.11. Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other Governmental Authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any Party. Upon such a determination, the parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the fullest extent possible. Section 11.12. Specific Performance. The Parties hereto agree that irreparable damage would occur if any provision of this Agreement were not performed in accordance with the terms hereof and that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement or to enforce specifically the performance of the terms and provisions hereof in the courts set forth in Section 11.07, in addition to any other remedy to which they are entitled at law or in equity. Section 11.13. Conflict Waiver; Attorney-Client Privilege. Each of the Parties hereto acknowledges and agrees, on its own behalf and on behalf of its directors, members, shareholders, partners, officers, employees and Affiliates, that: (a) Each of Locke Lord LLP and Sapient Law has acted as counsel to the Holder Representative and the Company in connection with the negotiation, preparation, execution and delivery of this Agreement and the consummation of the transactions contemplated hereby. Buyer agrees, and shall cause the Company to agree, that, following consummation of the transactions contemplated hereby, such representation and any prior representation of the Company by Locke Lord LLP and/or Sapient Law (or any successor) (either, a “Sellers Group Law Firm”) shall not preclude either Sellers Group Law Firm from serving as counsel to any Seller (including the Holder Representative) or any director, member, shareholder, partner, officer or employee of any Seller, in connection with any litigation, claim or obligation arising out of or relating to this Agreement or the transactions contemplated hereby. (b) Buyer shall not, and shall cause the Company not to, seek or have either Sellers Group Law Firm disqualified from any such representation based upon the prior representation of the Company by either Sellers Group Law Firm. Each of the Parties hereto hereby consents thereto and waives any conflict of interest arising from such prior representation, and each of such Parties shall cause any of its Affiliates to consent to waive any conflict of interest arising from such representation. Each of the Parties acknowledges that such consent and waiver is voluntary, that it has been carefully considered, and that the Parties have consulted with counsel or have been advised they should do so in connection herewith. The covenants, consent and waiver contained in this Section 11.13 shall not be deemed exclusive of any other rights to which either Sellers Group Law Firm is entitled whether pursuant to law, contract or otherwise.

90 (c) All communications between the Sellers, Holder Representative or the Company, on the one hand, and either or both Sellers Group Law Firms, on the other hand, relating to the negotiation, preparation, execution and delivery of this Agreement and the consummation of the transactions contemplated hereby (the “Privileged Communications”) shall be deemed to be attorney-client privileged and the expectation of client confidence relating thereto shall belong solely to the Sellers or Holder Representative and shall not pass to or be claimed by Buyer or the Company post-Closing. Accordingly, Buyer and the Company shall not have access to any Privileged Communications or to the files of either Sellers Group Law Firm relating to such engagement from and after Closing. Without limiting the generality of the foregoing, from and after the Closing, (i) the Sellers (and not Buyer or the Company) shall be the sole holders of the attorney-client privilege with respect to such engagement, and none of Buyer or the Company shall be a holder thereof, (ii) to the extent that files of either Sellers Group Law Firm in respect of such engagement constitute property of the client, only the Sellers or Holder Representative (and neither Buyer nor the Company) shall hold such property rights and (iii) neither Sellers Group Law Firm shall have any duty whatsoever to reveal or disclose any such attorney-client communications or files to Buyer or the Company by reason of any attorney-client relationship between either Sellers Group Law Firm and the Company or otherwise. Notwithstanding the foregoing, in the event that a dispute arises between Buyer or its Affiliates (including the Company), on the one hand, and a third party other than any of the Sellers or Holder Representative, on the other hand, Buyer and its Affiliates (including the Company) may assert the attorney-client privilege to prevent disclosure of confidential communications to such third party; provided, however, that neither Buyer nor any of its Affiliates (including the Company) may waive such privilege without the prior written consent of the Holder Representative, which consent shall not be unreasonably withheld, conditioned or delayed. In the event that Buyer or any of its Affiliates (including the Company) is legally required by an order or otherwise legally required to access or obtain a copy of all or a portion of the Privileged Communications, to the extent permitted by Applicable Law, then Buyer shall promptly (and, in any event, within five (5) Business Days) notify the Holder Representative in writing so that the Holder Representative can seek a protective order. (d) This Section 11.13 is intended for the benefit of, and shall be enforceable by, each Sellers Group Law Firm. This Section 11.13 shall be irrevocable, and no term of this Section 11.13 may be amended, waived or modified, without the prior written consent of each Sellers Group Law Firm, which consent shall not be unreasonably withheld, conditioned or delayed. Section 11.14. Affiliate Liability. Each of the following is herein referred to as a “Non- Recourse Party”: (a) any direct or indirect holder of equity interests or securities in any Seller (whether limited or general partners, members, stockholders or otherwise), any investment fund organized by or managed by any of the foregoing Persons or any Affiliate of any of the foregoing Persons, (b) any director, officer, employee, representative or agent of any Seller or any Person who controls any such Seller, all as prior to the date of this Agreement, or (c) any portfolio company of any Person described in clauses (a) or (b). No Non-Recourse Party shall have any liability or obligation to Buyer of any nature whatsoever in connection with or under this Agreement, or the transactions contemplated

91 herein or therein, and Buyer hereby waives and releases all claims of any such liability and obligation. Each Non-Recourse Party is expressly intended as a third-party beneficiary of this Section 11.14. Section 11.15. No Third Party Beneficiaries. Except for the provisions of Section 6.06, Section 11.13 and Section 11.14 which are intended to be enforceable by the Persons respectively referred to therein, nothing in this Agreement shall confer any rights upon any Person that is not a Party or a successor or permitted assignee of a Party to this Agreement. Section 11.16. Release of Claims. (a) Effective as of the Closing, Sellers, on behalf of themselves and their Affiliates and their respective successors and assigns (collectively, the “Seller Releasing Parties”), hereby irrevocably waive, acquit, remise, discharge and forever release Buyer, the Company and their respective predecessors, successors and Subsidiaries and, both individually and in their capacities as such, the directors, officers, employees, consultants, attorneys, agents and assigns of the foregoing (collectively, the “Buyer Released Parties”), from any Action or liability to the Seller Releasing Parties of any kind or nature whatsoever, in each case whether absolute or contingent, liquidated or unliquidated, known or unknown, matured or unmatured or determined or determinable, and whether arising under any Applicable Law, Contract, agreement, arrangement, commitment, undertaking or understanding, whether written or oral, or otherwise at law or in equity, to the extent arising out of or relating to (x) the Company or any of its Subsidiaries or the operation of the Company’s or its any of its Subsidiaries’ businesses, in each case in respect of any cause, matter or thing occurring or arising on or prior to the Closing Date or (y) this Agreement, the other Transaction Documents or any of the transactions contemplated hereby or thereby (including, for the avoidance of doubt, dissenters’, appraisal or similar rights with respect to the transactions contemplated by this Agreement or any of the other Transaction Documents under Applicable Law) (collectively, the “Seller Released Matters”); provided that nothing contained herein shall operate to release, waive or discharge any obligation of the Buyer Released Parties or any other Person, or otherwise restrict or limit any rights of the Seller Releasing Parties or any other Person (1) subject to Section 2.02(e), expressly arising under this Agreement or any documents or instruments delivered in connection herewith (including the Transaction Documents), (2) arising under, or in connection with, any Seller’s employment relationship, if any, with the Company after the Closing Date, if any, (3) subject to the limitations set forth in Section 6.04, in connection with any claim or right to indemnification that a Seller may have against the Company in accordance with the terms of the Company Organizational Documents with respect to acts or omissions occurring prior to the Closing in the Seller’s capacity as an officer, director or manager of the Company, including claims pursuant to the D&O Tail obtained pursuant to Section 6.04, or (4) in the case of Fraud. Sellers, on behalf of themselves and the other Seller Releasing Parties, hereby agree that they shall not seek to recover any amounts in connection with the Seller Released Matters from any of the Buyer Released Parties, except (a) as expressly provided for in this Agreement or any of the other Transaction Documents, including Sellers’ rights or remedies pursuant to Section 2.06, (b) for rights to earned but unpaid wages or compensation, unpaid vacation and unreimbursed business expenses, (c) for any right to advancement or indemnification or similar right pursuant to the Company

92 Organizational Documents or the Governing Documents of any of the Company’s Subsidiaries or (d) in the case of Fraud. (b) Sellers expressly waives all rights afforded by any Applicable Law which limits the effect of a release with respect to unknown claims and, without limiting the generality of the foregoing, waives all rights under, and acknowledges and agrees that it has read and understands and has been fully advised by its attorneys as to the contents of, Section 1542 of the Civil Code of the State of California, which provides: “A general release does not extend to claims that the creditor or releasing party does not know or suspect to exist in his or her favor at the time of executing the release and that, if known by him or her, would have materially affected his or her settlement with the debtor or released party.” (c) Each Seller understands the significance of this release of unknown claims and waiver of statutory protection against a release of unknown claims and acknowledges and agrees that this waiver is an essential and material term of this Agreement and an inducement for Buyer to enter into the Transaction Documents and consummate the transactions contemplated thereby. Each Seller hereby acknowledges and agrees that if such Party should hereafter make any claim or demand or commence or threaten to commence any action against any other Party with respect to any claims released by this Section 11.16, this Section 11.16 may be raised as a complete bar to any such action, and the applicable party may recover from such Party all damages incurred in connection with such action. (d) The rights and claims waived and released by the Seller Releasing Parties hereunder include claims for damages, indemnification, contribution and other rights of recovery arising out of or relating to any breach of contract, misrepresentation or breach of warranty, negligent misrepresentation, all other claims for breach of duty and all other claims arising under Applicable Law. No Seller Releasing Party shall bring any Action against Buyer or any of their respective Affiliates, whether at law or in equity, with respect to any of the rights or claims waived and released by such Seller Releasing Party hereunder. [Signature Page Follows]

[Signature Page to Stock Purchase Agreement] and year first above ULTRA CLEAN HOLDINGS, INC. By: Name: Title: BUYER:

COMPANY: HOFFMAN INSTRUMENTATION SUPPLY, INC. By: Name: Jason Frank Title: Chief Executive Officer HOLDER REPRESENTATIVE: LVL3 INSTRUMENTATION LLC By: Name: Jason Frank Title: Manager [Signature Page to Stock Purchase Agreement]

COMPANY: HOFFMAN INSTRUMENTATION SUPPLY, INC. By: Name: Jason Frank Title: Chief Executive Officer HOLDER REPRESENTATIVE: LVL3 INSTRUMENTATION LLC By: -- � Name: Jason Frank Title: Manager [Signature Page to Stock Purchase Agreement]

SELLERS:

LVL3 INSTRUMENTATION LLC

By: ______________________
Name: Jason Frank
Title: Manager

LVL3, LLC

By: ______________________
Name: Jason Frank
Title: Manager

LVL3 HOLDINGS, LLC

By: ______________________
Name: Jason Frank
Title: Manager

BULLDOG PARTNERS, LLC

By: ______________________
Name:
Title:

SCHWAB INVESTMENTS, LLC

By: ______________________
Name:
Title:

[*Signature Page to Stock Purchase Agreement*]

[Signature Page to Stock Purchase Agreement] SELLERS: LVL3 INSTRUMENTATION LLC By: Name: Title: LVL3, LLC By: Name: Title: LVL3 HOLDINGS, LLC By: Name: Title: BULLDOG PARTNERS, LLC By: Name: Title: SCHWAB INVESTMENTS, LLC By: Name: Title: Manager Omar Marquez

DocuSign Envelope ID: F740DB76-53F0-4CE5-BB9A-FBA8BAFD2EA9 SELLERS: LVL3 INSTRUMENTATION LLC By: Name: Title: LVL3,LLC By: Name: Title: LVL3 HOLDINGS, LLC By: Name: Title: BULLDOG PARTNERS, LLC By: Name: Title: SCHWAB INVESTMENTS, LLC By: Name: Inna Schwab Title: Manager [Signature Page to Stock Purchase Agreement]

DocuSign Envelope ID: F740DB76-53F0-4CE5-BB9A-FBA8BAFD2EA9 SCHWAB FAMILY HOLDINGS, LLC By: Name: Inna Schwab Title: Manager ROMEO INVESTMENT GROUP, LLC By: Name: Title: ROMEO FAMILY INVESTMENTS, LLC By: Name: Title: BJORN SKJORTA, LLC By: Name: Title: MARK K. ROMEO COREY HOFFMAN NEIL TUNMORE [Signature Page to Stock Purchase Agreement]

DocuSign Envelope ID: 41DAD90F-AD82-49B4-9307-7621616322AE

SCHWAB FAMILY HOLDINGS, LLC

By: ______________________________
Name:
Title:

ROMEO INVESTMENT GROUP, LLC

DocuSigned by:
By: Mark Romeo
EDEDA783D016404...
Name: Mark Romeo
Title: Member

ROMEO FAMILY INVESTMENTS, LLC

DocuSigned by:
By: Mark Romeo
EDEDA783D016404...
Name: Mark Romeo
Title: Member

BJORN SKJORTA, LLC

By: ______________________________
Name:
Title:

DocuSigned by:
Mark Romeo
EDEDA783D016404...
MARK K. ROMEO

____
COREY HOFFMAN

____
NEIL TUNMORE

[*Signature Page to Stock Purchase Agreement*]

[Signature Page to Stock Purchase Agreement] SCHWAB FAMILY HOLDINGS, LLC By: Name: Title: ROMEO INVESTMENT GROUP, LLC By: Name: Title: ROMEO FAMILY INVESTMENTS, LLC By: Name: Title: BJORN SKJORTA, LLC By: Name: Title: MARK K. ROMEO COREY HOFFMAN NEIL TURNMORE NMORE Nicholas J. Slinde Manager

SCHWAB FAMILY HOLDINGS, LLC By: Name: Title: ROMEO INVESTMENT GROUP, LLC By: Name: Title: ROMEO FAMILY INVESTMENTS, LLC By: Name: Title: BJORN SKJORTA, LLC By: Name: Title: MARK K. ROMEO COREY HOFFMAN NEIL TUNMORE [Signature Page to Stock Purchase Agreement]

[Signature Page to Stock Purchase Agreement] SCHWAB FAMILY HOLDINGS, LLC By: Name: Title: ROMEO INVESTMENT GROUP, LLC By: Name: Title: ROMEO FAMILY INVESTMENTS, LLC By: Name: Title: BJORN SKJORTA, LLC By: Name: Title: MARK K. ROMEO COREY HOFFMAN NEIL TURNMORE NMORE

) [Signature Page to Stock Purchase Agreement]

Exhibit A Form of Optionholder Letter

Final Form OPTION TERMINATION AGREEMENT This Option Termination Agreement (this “Agreement”), dated effective as of the 25th day of October, 2023 (the “Effective Date”), is entered into by and between Hoffman Instrumentation Supply, Inc., an Oregon corporation (the “Company”), and Mark Romeo (the “Optionee”). Capitalized terms not defined in this Agreement shall have the meanings given to them in the Purchase Agreement (as defined below). Recitals WHEREAS, the Company previously granted to the Optionee options to purchase 807 shares of common stock of the Company (the “Options”), subject to the terms of the Hoffman Instrumentation Supply, Inc. 2019 Omnibus Equity Incentive Plan (the “Plan”), and the Stock Option Award Agreement, dated October 18, 2023, by and between the Company and Optionee (the “Option Agreement”); WHEREAS, that certain Stock Purchase Agreement, dated as of October 25, 2023 (the “Purchase Agreement”), by and among Ultra Clean Holdings, Inc., a Delaware corporation (“Buyer”), the Company, the stockholders of the Company listed on Schedule I thereto (collectively, the “Sellers”), and LVL3 Instrumentation LLC, an Oregon limited liability company, solely in its capacity as representative of the Company Equityholders (as defined therein) (the “Holder Representative”), has been negotiated by the Sellers and Holder Representative on the one hand, and Buyer, on the other hand; WHEREAS, the terms of the Purchase Agreement provide that the Holder Representative will deliver to Buyer on or before the Closing Date executed agreements of holders of Options providing for the cancellation of such Options; WHEREAS, the Board of Directors of the Company has elected, contingent on the Closing of the transactions contemplated by the Purchase Agreement (the “Transaction”), to enter into this Agreement with the Optionee to cancel the Options; WHEREAS, the Transaction constitutes a Change of Control (as defined under the Plan) and the Committee (as defined under the Plan) has determined, in accordance with Section 14.1(c) of the Plan, that each Option outstanding immediately prior to the Change of Control and not previously exercised or settled shall be cancelled in exchange for a payment with respect to each Option in accordance with the Plan and this Agreement; and WHEREAS, the Company and the Optionee have agreed that, contingent on the Closing of the Transaction, the Options will be cancelled pursuant to the terms of this Agreement. NOW, THEREFORE, in consideration of the mutual covenants hereinafter set forth and for other good and valuable consideration, the Company and the Optionee hereby agree as follows: 1. Cancellation of Options. The Optionee’s right, title and interest in and to the Options (and all portions thereof, and all rights from being a holder thereof) are hereby cancelled 1 and terminated, are rendered null and void and have no further force and effect as of the Closing Date. The Optionee acknowledges and agrees that the Optionee and his estate, heirs, legatees, predecessors, successors, representatives, agents and assigns shall have no right whatsoever to acquire any shares of common stock under the Option Agreement and further acknowledges on behalf of all such parties that the consideration provided in this Agreement shall be in full satisfaction of any and all rights the Optionee may have with respect to the Options and the Option Agreement. 2. Payment. In exchange for the surrender, relinquishment and cancellation of Optionee’s right, title and interest in and to the Options (and all portions thereof and all rights arising from being a holder thereof), the Company shall pay or cause to be paid in accordance with the applicable Payment Instructions as set forth in the remainder of this Section 2, subject in all respects to any conditions to earn the payments and payment mechanics, in each case, as described in the Purchase Agreement: (a) the Estimated Option Consideration as set forth in Section 2.03(c)(ii) and Section 2.04 of the Purchase Agreement; (b) a portion of the Underpayment Amount, if any, in accordance with the Optionee’s Pro Rata Share with respect to the Options, pursuant to Section 2.06(a)(ii) of the Purchase Agreement; (c) a portion of the Adjustment Holdback Amount, if any, in accordance with the Optionee’s Pro Rata Share with respect to the Options, pursuant to Section 2.07 of the Purchase Agreement; (d) a portion of the Indemnity Holdback Amount, if any, in accordance with the Optionee’s Pro Rata Share with respect to the Options, pursuant to Section 2.07 of the Purchase Agreement; (e) a portion of the Contingent Installment Payment, if any, in accordance with the Optionee’s Pro Rata Share with respect to the Options, pursuant to Section 2.08(a) and Section 2.08(e) of the Purchase Agreement; (f) a portion of the Earnout Payments, if any, in accordance with the Optionee’s Pro Rata Share with respect to the Options, pursuant to Section 2.08(b) and Section 2.08(e) of the Purchase Agreement; (g) a portion of the reimbursement amount for tenant improvements, if any, in accordance with the Optionee’s Pro Rata Share with respect to the Options, pursuant to Section 6.07 of the Purchase Agreement; and (h) a portion of the Holder Representative Fund, if any, in accordance with Optionee’s Pro Rata Share with respect to the Options, that may be distributed to the Company Equityholders in the discretion of the Holder Representative. 2

With respect to each payment under this Section 2, the Company shall pay to the Optionee the payment required, or portion thereof, in the form of a lump sum cash payment via the Company’s payroll system at the time described in the applicable provisions of the Purchase Agreement (including with respect to any applicable withholdings). Nothing in this Agreement shall cause the Optionee to release the right to such payment. 3. Acknowledgement. The Optionee hereby acknowledges that he has read and understands this Agreement, is fully aware of its legal effect, has not acted in reliance upon any representations or promises made by the Buyer, the Sellers, the Company or the Holder Representative other than those contained in writing herein, and has entered into this Agreement freely based on his own judgment. By executing this Agreement, the Optionee expressly represents that he has read this Agreement, understands its terms and has had an opportunity to seek legal counsel regarding this Agreement. The Optionee further acknowledges that he has received a copy of the Purchase Agreement. 4. Withholding. The Optionee acknowledges that the payments made to the Optionee pursuant to the Purchase Agreement and this Agreement will be subject to all applicable required withholding taxes and any other deductions consented to in writing by the Optionee. 5. Representation. The Optionee hereby represents that (i) the Optionee has ownership and good title to the Options and has not transferred or attempted to transfer such Options to any other party, (ii) the Options include all options granted by the Company to the Optionee to acquire common stock of the Company, (iii) the Optionee has full power and authority to enter into and deliver this Agreement, (iv) the Optionee has not assigned any rights under the Option Agreement or the Plan, and (v) this Agreement is enforceable against the Optionee in accordance with its terms, except as may be limited by applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other Applicable Laws affecting creditors’ rights generally and general principles of equity. 6. Release of Claims. The Optionee, on behalf of himself and, as applicable, his estate, executors, administrators, legal representatives, successors, heirs, legatees and assigns, hereby forever fully and irrevocably releases and discharges each of the Company, Buyer, Sellers, Holder Representative and each of their respective predecessors, successors and past and present members, directors, managers, officers, employees, agents, and other representatives (collectively, the “Released Parties”) from any and all actions, suits, claims, demands, debts, promises, judgments, liabilities or obligations of any kind whatsoever in law or equity and causes of action of every kind and nature, or otherwise (including claims for damages, costs, expense, and attorneys’, brokers’ and accountants’ fees and expenses) in each case related to the Optionee’s ownership of the Options, the Plan, any ownership and/or operation of the Company or Buyer, or the assets, business, operations conduct, services, products and/or employees (including former employees) of the Company (and any predecessor), Holder Representative, Sellers or Buyer, related to any period of time before the Closing Date, which Optionee can, shall or may have against the Released Parties, whether known or unknown, and that now exist or may hereinafter accrue based on matters now known or unknown (collectively, the “Released 3

Claims”), and hereby irrevocably agrees to refrain from directly or indirectly asserting any claim or demand or commencing (or causing to be commenced) any proceeding of any kind before any Governmental Authority, against any Released Party based upon any Released Claim; provided, that the Released Claims shall not include Optionee’s rights under this Agreement or, solely with respect to any payments relating to the cancellation of the Options pursuant to this Agreement, the Purchase Agreement. 7. Severability. If any provision of this Agreement is held invalid or unenforceable by any court of competent jurisdiction, the other provisions of this Agreement will remain in full force and effect. Any provision of this Agreement held invalid or unenforceable only in part or degree will remain in full force and effect to the extent not held invalid or unenforceable. 8. Governing Law. This Agreement shall be governed, construed and interpreted in accordance with the internal substantive laws of the State of Oregon, without giving effect to the principles of conflicts of law. 9. Further Assurances. The Optionee, upon request, will execute and deliver any additional documents deemed by the Company or Buyer, in its sole discretion, to be reasonably necessary or desirable to fulfill the intent of this Agreement and complete the transactions contemplated hereby. 10. Binding Effect. This Agreement shall be binding on and inure to the benefit of the Company and the Optionee and, in the case of the Optionee, shall also be binding upon the Optionee’s successors and assigns and is not intended to confer upon any other Person any rights or remedies hereunder. 11. Third-Party Beneficiaries. Each Released Party that is not a signatory hereto shall be a third-party beneficiary of Optionee’s covenants, warranties, representations, and release of claims set forth in this Agreement and entitled to enforce such provisions as if it was a party hereto. 12. Other Agreements. This Agreement represents the final agreement between the parties with respect to the subject matter hereof and supersedes all other prior agreements and understandings, both written and oral, between the parties with respect to the subject matter hereof, including but not limited to the Option Agreement, and may not be contradicted by evidence of prior, contemporaneous or subsequent oral agreements of the parties. There are no unwritten agreements between the parties as to the subject matter hereof. 13. Option Agreement. The Option Agreement shall be automatically cancelled, terminated and extinguished as of the Closing Date with no further obligations of the Company thereunder. The Optionee hereby waives all requirements under the Option Agreement in respect of any action otherwise required thereunder by the Company and, by execution of this Agreement, hereby waives and relinquishes any and all rights to receive consideration for the Options other than as provided in this Agreement, in each case contingent on the completion of the acquisition of the Company by Buyer pursuant to the Purchase Agreement. 4

5 14. Modification. This Agreement may be modified only by a written agreement signed by both parties. 15. Multiple Counterparts. This Agreement may be executed in two counterparts, each of which for all purposes is to be deemed an original, but all of which shall constitute, collectively, one agreement. 16. Holder Representative. The Parties agree that the Holder Representative and Buyer are each an express third party beneficiary of this Agreement and can enforce this Agreement in accordance with its terms. Optionee hereby acknowledges and consents to the appointment of LVL3 Instrumentation LLC, an Oregon limited liability company as the Holder Representative pursuant to Article 10 of the Purchase Agreement, including the Holder Representative Fund. 17. Incorporation by Reference. Optionee hereby acknowledges and agrees that the provisions of Section 6.02 (Public Announcements) and Section 6.03 (Confidentiality) of the Purchase Agreement are incorporated by reference herein and shall be binding on Optionee as if he was a party to the Purchase Agreement, mutatis mutandis. [Signature Page Follows]

6 IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date written above. HOFFMAN INSTRUMENTATION SUPPLY, INC. By: Name: Title: OPTIONEE MARK ROMEO

Exhibit B Form of Warrant Termination Agreement

Final Form 1 WARRANT TERMINATION AGREEMENT This Warrant Termination Agreement (this “Agreement”), dated effective as of the 25th day of October, 2023 (the “Effective Date”), is entered into by and between Hoffman Instrumentation Supply, Inc., an Oregon corporation (the “Company”), and Bulldog Partners, LLC (the “Warrantholder”). Capitalized terms not defined in this Agreement shall have the meanings given to them in the Purchase Agreement (as defined below). Recitals WHEREAS, the Company previously granted to the Warrantholder the option to purchase 234 shares of common stock of the Company (the “Warrant Shares”), subject to the terms of the Warrant No. W-1, dated September 22, 2023, issued by the Company to the Warrantholder (the “Warrant”); WHEREAS, that certain Stock Purchase Agreement, dated as of October 25, 2023 (the “Purchase Agreement”), by and among Ultra Clean Holdings, Inc., a Delaware corporation (“Buyer”), the Company, the stockholders of the Company listed on Schedule I thereto (collectively, the “Sellers”), and LVL3 Instrumentation LLC, an Oregon limited liability company, solely in its capacity as representative of the Company Equityholders (as defined therein) (the “Holder Representative”), has been negotiated by the Sellers and Holder Representative, on the one hand, and Buyer, on the other hand; WHEREAS, the terms of the Purchase Agreement provide that the Holder Representative will deliver to Buyer on or before the Closing Date executed agreements of holders of Warrants providing for the cancellation of such Warrants; WHEREAS, the Board of Directors of the Company has elected, contingent on the Closing of the transactions contemplated by the Purchase Agreement (the “Transaction”), to enter into this Agreement with the Warrantholder to cancel the Warrant; WHEREAS, the Transaction constitutes a Liquidity Event (as defined under the Warrant), and in lieu of the Warrant being exercised in accordance with Section 2 of the Warrant, the Warrant shall be cancelled in exchange for a payment with respect to each Warrant Share in accordance with the Warrant, this Agreement and the Purchase Agreement; and WHEREAS, the Company and the Warrantholder have agreed that, contingent on the Closing of the Transaction, the Warrant will be cancelled pursuant to the terms of this Agreement. NOW, THEREFORE, in consideration of the mutual covenants hereinafter set forth and for other good and valuable consideration, the Company and the Warrantholder hereby agree as follows: 1. Cancellation of the Warrant. The Warrantholder’s right, title and interest in and to the Warrant Shares (and all portions thereof, and all rights from being a holder thereof) are hereby cancelled and terminated, are rendered null and void and have no further force and effect

2 as of the Closing Date. The Warrantholder acknowledges and agrees that the Warrantholder and its predecessors, successors, representatives, agents and assigns shall have no right whatsoever to acquire any shares of common stock under the Warrant and further acknowledges on behalf of all such parties that the consideration provided in this Agreement shall be in full satisfaction of any and all rights the Warrantholder may have with respect to the Warrant Shares and the Warrant. 2. Payment. In exchange for the surrender, relinquishment and cancellation of Warrantholder’s right, title and interest in and to the Warrant and Warrant Shares (and all portions thereof and all rights arising from being a holder thereof), the Company shall pay or cause to be paid in accordance with the applicable Payment Instructions as set forth in the remainder of this Section 2, subject in all respects to any conditions to earn the payments and payment mechanics, in each case, as described in the Purchase Agreement: (a) the Estimated Warrant Consideration as set forth in Section 2.03(c)(iv) of the Purchase Agreement (which amount, for the avoidance of doubt, is $0); (b) a portion of the Underpayment Amount, if any, in accordance with the Warrantholder’s Pro Rata Share (if any) with respect to the Warrant Shares, pursuant to Section 2.06(a)(ii) of the Purchase Agreement; (c) a portion of the Adjustment Holdback Amount, if any, in accordance with the Warrantholder’s Pro Rata Share (if any) with respect to the Warrant Shares, pursuant to Section 2.07 of the Purchase Agreement; (d) a portion of the Indemnity Holdback Amount, if any, in accordance with the Warrantholder’s Pro Rata Share (if any) with respect to the Warrant Shares, pursuant to Section 2.07 of the Purchase Agreement; (e) a portion of the Contingent Installment Payment, if any, in accordance with the Warrantholder’s Pro Rata Share (if any) with respect to the Warrant Shares, pursuant to Section 2.08(a) and Section 2.08(e) of the Purchase Agreement; (f) a portion of the Earnout Payments, if any, in accordance with the Warrantholder’s Pro Rata Share (if any) with respect to the Warrant Shares, pursuant to Section 2.08(b) and Section 2.08(e) of the Purchase Agreement; (g) a portion of the reimbursement amount for tenant improvements, if any, in accordance with the Warrantholder’s Pro Rata Share (if any) with respect to the Warrant Shares, pursuant to Section 6.07 of the Purchase Agreement; and (h) a portion of the Holder Representative Fund, if any, in accordance with the Warrantholder’s Pro Rata Share (if any) with respect to the Warrant Shares, that may be distributed to the Company Equityholders in the discretion of the Holder Representative.

3 With respect to each payment under this Section 2, Buyer or the Company shall pay to the Warrantholder the payment required, or portion thereof, in the form of a lump sum cash payment at the time described in the applicable provisions of the Purchase Agreement (including with respect to any applicable withholdings). Nothing in this Agreement shall cause the Warrantholder to release the right to such payment. 3. Acknowledgement. The Warrantholder hereby acknowledges that he has read and understands this Agreement, is fully aware of its legal effect, has not acted in reliance upon any representations or promises made by the Buyer, the Sellers, the Company or the Holder Representative other than those contained in writing herein, and has entered into this Agreement freely based on its own judgment. By executing this Agreement, the Warrantholder expressly represents that he has read this Agreement, understands its terms and has had an opportunity to seek legal counsel regarding this Agreement. The Warrantholder further acknowledges that he has received a copy of the Purchase Agreement. 4. Withholding. The Warrantholder acknowledges that the payments made to the Warrantholder pursuant to the Purchase Agreement and this Agreement will be subject to all applicable required withholding taxes and any other deductions consented to in writing by the Warrantholder. 5. Representation. The Warrantholder hereby represents that (i) the Warrantholder has ownership and good title to the Warrant and has not transferred or attempted to transfer such Warrant to any other party, (ii) the Warrant includes all options granted by the Company to the Warrantholder to acquire common stock of the Company, (iii) the Warrantholder has full power and authority to enter into and deliver this Agreement, (iv) the Warrantholder has not assigned any rights under the Warrant, and (v) this Agreement is enforceable against the Warrantholder in accordance with its terms, except as may be limited by applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other Applicable Laws affecting creditors’ rights generally and general principles of equity. 6. Release of Claims. The Warrantholder, on behalf of itself and, as applicable, its administrators, legal representatives, successors and assigns, hereby forever fully and irrevocably releases and discharges each of the Company, Buyer, Sellers, Holder Representative and each of their respective predecessors, successors and past and present members, directors, managers, officers, employees, agents, and other representatives (collectively, the “Released Parties”) from any and all actions, suits, claims, demands, debts, promises, judgments, liabilities or obligations of any kind whatsoever in law or equity and causes of action of every kind and nature, or otherwise (including claims for damages, costs, expense, and attorneys’, brokers’ and accountants’ fees and expenses) in each case related to the Warrantholder’s ownership of the Warrant, any ownership and/or operation of the Company or Buyer, or the assets, business, operations conduct, services, products and/or employees (including former employees) of the Company (and any predecessor), Holder Representative, Sellers or Buyer, related to any period of time before the Closing Date, which Warrantholder can, shall or may have against the Released Parties, whether known or unknown, and that now exist or may hereinafter accrue based on matters now known or unknown (collectively, the “Released Claims”), and hereby irrevocably agrees to refrain from directly or indirectly asserting any claim or demand or

4 commencing (or causing to be commenced) any proceeding of any kind before any Governmental Authority, against any Released Party based upon any Released Claim; provided, that the Released Claims shall not include Warrantholder’s rights under this Agreement or, solely with respect to any payments relating to the cancellation of the Warrant pursuant to this Agreement, the Purchase Agreement. 7. Severability. If any provision of this Agreement is held invalid or unenforceable by any court of competent jurisdiction, the other provisions of this Agreement will remain in full force and effect. Any provision of this Agreement held invalid or unenforceable only in part or degree will remain in full force and effect to the extent not held invalid or unenforceable. 8. Governing Law. This Agreement shall be governed, construed and interpreted in accordance with the internal substantive laws of the State of Oregon, without giving effect to the principles of conflicts of law. 9. Further Assurances. The Warrantholder, upon request, will execute and deliver any additional documents deemed by the Company or Buyer, in its sole discretion, to be reasonably necessary or desirable to fulfill the intent of this Agreement and complete the transactions contemplated hereby. 10. Binding Effect. This Agreement shall be binding on and inure to the benefit of the Company and the Warrantholder and, in the case of the Warrantholder, shall also be binding upon the Warrantholder’s successors and assigns and is not intended to confer upon any other Person any rights or remedies hereunder. 11. Third-Party Beneficiaries. Each Released Party that is not a signatory hereto shall be a third-party beneficiary of Warrantholder’s covenants, warranties, representations, and release of claims set forth in this Agreement and entitled to enforce such provisions as if it was a party hereto. 12. Other Agreements. This Agreement represents the final agreement between the parties with respect to the subject matter hereof and supersedes all other prior agreements and understandings, both written and oral, between the parties with respect to the subject matter hereof, including but not limited to the Warrant, and may not be contradicted by evidence of prior, contemporaneous or subsequent oral agreements of the parties. There are no unwritten agreements between the parties as to the subject matter hereof. 13. Warrant. The Warrant shall be automatically cancelled, terminated and extinguished as of the Closing Date with no further obligations of the Company thereunder. The Warrantholder hereby waives all requirements under the Warrant in respect of any action otherwise required thereunder by the Company and, by execution of this Agreement, hereby waives and relinquishes any and all rights to receive consideration for the Warrant and the Warrant Shares other than as provided in this Agreement, in each case contingent on the completion of the acquisition of the Company by Buyer pursuant to the Purchase Agreement.

5 14. Modification. This Agreement may be modified only by a written agreement signed by both parties. 15. Multiple Counterparts. This Agreement may be executed in two counterparts, each of which for all purposes is to be deemed an original, but all of which shall constitute, collectively, one agreement. 16. Holder Representative. The Parties agree that the Holder Representative and Buyer are each an express third party beneficiary of this Agreement and can enforce this Agreement in accordance with its terms. Warranholder hereby acknowledges and consents to the appointment of LVL3 Instrumentation LLC, an Oregon limited liability company, as the Holder Representative pursuant to Article 10 of the Purchase Agreement, including the Holder Representative Fund. 17. Incorporation by Reference. Warranholder hereby acknowledges and agrees that the provisions of Section 6.02 (Public Announcements) and Section 6.03 (Confidentiality) of the Purchase Agreement are incorporated by reference herein and shall be binding on Warrantholder as if he was a party to the Purchase Agreement, mutatis mutandis. [Signature Page Follows]

6 IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date written above. HOFFMAN INSTRUMENTATION SUPPLY, INC. By: Name: Title: BULLDOG PARTNERS, LLC By: Name: Title:

Exhibit C Form of CBA Holder Letter

Final Form CASH-BASED AWARD TERMINATION AGREEMENT This Cash-Based Award Termination Agreement (this “Agreement”), dated effective as of the 25th day of October, 2023 (the “Effective Date”), is entered into by and between Hoffman Instrumentation Supply, Inc., an Oregon corporation (the “Company”), and John Saefke (the “Grantee”). Capitalized terms not defined in this Agreement shall have the meanings given to them in the Purchase Agreement (as defined below). Recitals WHEREAS, the Company previously granted to the Grantee a right to receive a cash- based award upon the occurrence of a Triggering Event (as defined in the Plan) (the “Award”), subject to the terms of the Hoffman Instrumentation Supply, Inc. 2019 Omnibus Equity Incentive Plan (the “Plan”) and the Cash Based Award Agreement, dated September 22, 2023, by and between the Company and Grantee (the “Grant Agreement”); WHEREAS, that certain Stock Purchase Agreement, dated as of October 25, 2023 (the “Purchase Agreement”), by and among Ultra Clean Holdings, Inc., a Delaware corporation (“Buyer”), the Company, the stockholders of the Company listed on Schedule I thereto (collectively, the “Sellers”), and LVL3 Instrumentation LLC, an Oregon limited liability company, solely in its capacity as representative of the Company Equityholders (as defined therein) (the “Holder Representative”), has been negotiated by the Sellers and Holder Representative, on the one hand, and Buyer, on the other hand; WHEREAS, the terms of the Purchase Agreement provide that the Holder Representative will deliver to Buyer on or before the Closing Date executed agreements of holders of Awards providing for the cancellation of such Awards; WHEREAS, the Board of Directors of the Company has elected, contingent on the Closing of the transactions contemplated by the Purchase Agreement (the “Transaction”), to enter into this Agreement with the Grantee to cancel the Award; WHEREAS, the Transaction constitutes a Triggering Event (as defined in the Grant Agreement) and, in accordance with Section 2.3 of the Grant Agreement, the Award will fully vest and be deemed to have been fully earned by the Grantee immediately prior to the Transaction; and WHEREAS, the Company and the Grantee have agreed that, contingent on the Closing of the Transaction, the Award will be cancelled pursuant to the terms of this Agreement. NOW, THEREFORE, in consideration of the mutual covenants hereinafter set forth and for other good and valuable consideration, the Company and the Grantee hereby agree as follows: 1. Cancellation of Award. The Grantee’s right, title and interest in and to the Award (and all portions thereof, and all rights from being a holder thereof) are hereby cancelled and 1

2 terminated, are rendered null and void and have no further force and effect as of the Closing Date. The Grantee acknowledges and agrees that the Grantee and his estate, heirs, legatees, predecessors, successors, representatives, agents and assigns shall have no right whatsoever to a payment under the Grant Agreement and further acknowledges on behalf of all such parties that the consideration provided in this Agreement shall be in full satisfaction of any and all rights the Grantee may have with respect to the Award and the Grant Agreement. 2. Payment. In exchange for the surrender, relinquishment and cancellation of Grantee’s right, title and interest in and to the Award (and all portions thereof and all rights arising from being a holder thereof), the Company shall pay or cause to be paid in accordance with the applicable Payment Instructions as set forth in the remainder of this Section 2, subject in all respects to any conditions to earn the payments and payment mechanics, in each case, as described in the Purchase Agreement: (a) the Estimated CBA Consideration as set forth in Section 2.03(c)(iii) and Section 2.04 of the Purchase Agreement (which such amount, for the avoidance of doubt, is $0); (b) to the extent the CBA Threshold has been achieved at the time of such payment, a portion of the Underpayment Amount, if any, in accordance with the Grantee’s CBA Share, pursuant to Section 2.06(a)(ii) of the Purchase Agreement; (c) to the extent the CBA Threshold has been achieved at the time of such payment, a portion of the Adjustment Holdback Amount, if any, in accordance with the Grantee’s CBA Share, pursuant to Section 2.07 of the Purchase Agreement; (d) to the extent the CBA Threshold has been achieved at the time of such payment, a portion of the Indemnity Holdback Amount, if any, in accordance with the Grantee’s CBA Share, pursuant to Section 2.07 of the Purchase Agreement; (e) to the extent the CBA Threshold has been achieved at the time of such payment, a portion of the Contingent Installment Payment, if any, in accordance with the Grantee’s CBA Share, pursuant to Section 2.08(a) and Section 2.08(e) of the Purchase Agreement; (f) to the extent the CBA Threshold has been achieved at the time of such payment, a portion of the Earnout Payments, if any, in accordance with the Grantee’s CBA Share, pursuant to Section 2.08(b) and Section 2.08(e) of the Purchase Agreement; (g) to the extent the CBA Threshold has been achieved at the time of such payment, a portion of the reimbursement amount for tenant improvements, if any, in accordance with the Grantee’s CBA Share, pursuant to Section 6.07 of the Purchase Agreement; and (h) to the extent the CBA Threshold has been achieved at the time of such payment, a portion of the Holder Representative Fund, if any, in accordance with Grantee’s CBA Share, that may be distributed to the Company Equityholders in the discretion of the Holder Representative.

3 With respect to each payment under this Section 2, the Company shall pay to the Grantee the payment required, or portion thereof, in the form of a lump sum cash payment via the Company’s payroll system at the time described in the applicable provisions of the Purchase Agreement (including with respect to any applicable withholdings). Nothing in this Agreement shall cause the Grantee to release the right to such payment. 3. Acknowledgement. The Grantee hereby acknowledges that he has read and understands this Agreement, is fully aware of its legal effect, has not acted in reliance upon any representations or promises made by the Buyer, the Sellers, the Company or the Holder Representative other than those contained in writing herein, and has entered into this Agreement freely based on his own judgment. By executing this Agreement, the Grantee expressly represents that he has read this Agreement, understands its terms and has had an opportunity to seek legal counsel regarding this Agreement. The Grantee further acknowledges that he has received a copy of the Purchase Agreement. 4. Withholding. The Grantee acknowledges that the payments made to the Grantee pursuant to the Purchase Agreement and this Agreement will be subject to all applicable required withholding taxes and any other deductions consented to in writing by the Grantee. 5. Representation. The Grantee hereby represents that (i) the Grantee has ownership and good title to the Award and has not transferred or attempted to transfer such Award to any other party, (ii) the Award include all awards granted by the Company to the Grantee entitling the Grantee to receive a cash-based award, (iii) the Grantee has full power and authority to enter into and deliver this Agreement, (iv) the Grantee has not assigned any rights under the Grant Agreement or the Plan, and (v) this Agreement is enforceable against the Grantee in accordance with its terms, except as may be limited by applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other Applicable Laws affecting creditors’ rights generally and general principles of equity. 6. Release of Claims. The Grantee, on behalf of himself and, as applicable, his estate, executors, administrators, legal representatives, successors, heirs, legatees and assigns, hereby forever fully and irrevocably releases and discharges each of the Company, Buyer, Sellers, Holder Representative and each of their respective predecessors, successors and past and present members, directors, managers, officers, employees, agents, and other representatives (collectively, the “Released Parties”) from any and all actions, suits, claims, demands, debts, promises, judgments, liabilities or obligations of any kind whatsoever in law or equity and causes of action of every kind and nature, or otherwise (including claims for damages, costs, expense, and attorneys’, brokers’ and accountants’ fees and expenses) in each case related to the Grantee’s ownership of the Award, the Plan, any ownership and/or operation of the Company or Buyer, or the assets, business, operations conduct, services, products and/or employees (including former employees) of the Company (and any predecessor), Holder Representative, Sellers or Buyer, related to any period of time before the Closing Date, which Grantee can, shall or may have against the Released Parties, whether known or unknown, and that now exist or may hereinafter accrue based on matters now known or unknown (collectively, the “Released Claims”), and hereby irrevocably agrees to refrain from directly or indirectly asserting any claim or demand or commencing (or causing to be commenced) any proceeding of any kind before any

4 Governmental Authority, against any Released Party based upon any Released Claim; provided, that the Released Claims shall not include Grantee’s rights under this Agreement or, solely with respect to any payments relating to the cancellation of the Options pursuant to this Agreement, the Purchase Agreement. 7. Severability. If any provision of this Agreement is held invalid or unenforceable by any court of competent jurisdiction, the other provisions of this Agreement will remain in full force and effect. Any provision of this Agreement held invalid or unenforceable only in part or degree will remain in full force and effect to the extent not held invalid or unenforceable. 8. Governing Law. This Agreement shall be governed, construed and interpreted in accordance with the internal substantive laws of the State of Oregon, without giving effect to the principles of conflicts of law. 9. Further Assurances. The Grantee, upon request, will execute and deliver any additional documents deemed by the Company or Buyer, in its sole discretion, to be reasonably necessary or desirable to fulfill the intent of this Agreement and complete the transactions contemplated hereby. 10. Binding Effect. This Agreement shall be binding on and inure to the benefit of the Company and the Grantee and, in the case of the Grantee, shall also be binding upon the Grantee’s successors and assigns and is not intended to confer upon any other Person any rights or remedies hereunder. 11. Third-Party Beneficiaries. Each Released Party that is not a signatory hereto shall be a third-party beneficiary of Grantee’s covenants, warranties, representations, and release of claims set forth in this Agreement and entitled to enforce such provisions as if it was a party hereto. 12. Other Agreements. This Agreement represents the final agreement between the parties with respect to the subject matter hereof and supersedes all other prior agreements and understandings, both written and oral, between the parties with respect to the subject matter hereof, including but not limited to the Grant Agreement, and may not be contradicted by evidence of prior, contemporaneous or subsequent oral agreements of the parties. There are no unwritten agreements between the parties as to the subject matter hereof. 13. Award Agreements. The Grant Agreement shall be automatically cancelled, terminated and extinguished as of the Closing Date with no further obligations of the Company thereunder. The Grantee hereby waives all requirements under the Grant Agreement and the Plan in respect of any action otherwise required thereunder by the Company and, by execution of this Agreement, hereby waives and relinquishes any and all rights to receive consideration for the Award other than as provided in this Agreement, in each case contingent on the completion of the acquisition of the Company by Buyer pursuant to the Purchase Agreement. 14. Modification. This Agreement may be modified only by a written agreement signed by both parties.

5 15. Multiple Counterparts. This Agreement may be executed in two counterparts, each of which for all purposes is to be deemed an original, but all of which shall constitute, collectively, one agreement. 16. Holder Representative. The Parties agree that the Holder Representative and Buyer are each an express third party beneficiary of this Agreement and can enforce this Agreement in accordance with its terms. Grantee hereby acknowledges and consents to the appointment of LVL3 Instrumentation LLC, an Oregon limited liability company as the Holder Representative pursuant to Article 10 of the Purchase Agreement, including the Holder Representative Fund. 17. Incorporation by Reference. Grantee hereby acknowledges and agrees that the provisions of Section 6.02 (Public Announcements) and Section 6.03 (Confidentiality) of the Purchase Agreement are incorporated by reference herein and shall be binding on Grantee as if he was a party to the Purchase Agreement, mutatis mutandis. [Signature Page Follows]

6 IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date written above. HOFFMAN INSTRUMENTATION SUPPLY, INC. By: Name: Title: GRANTEE JOHN SAEFKE

Schedule I Stockholders • LVL3 Instrumentation LLC • LVL3 Holdings, LLC • LVL3, LLC • Bulldog Partners, LLC • Neil Tunmore • Corey Hoffman • Romeo Investment Group, LLC • Mark K. Romeo • Romeo Family Investments, LLC • Schwab Investments, LLC • Schwab Family Holdings, LLC • John Gianotti • Bjorn Skorta, LLC

Schedule II Estimated Closing Statement See attached.

ESTIMATED CLOSING STATEMENT

Estimated Working Capital	$7,972,556.71
Estimated Cash	$1,005,625.00
Estimated Indebtedness	$19,154,070.66
Estimated Transaction Expenses	$2,383,773.04
Estimated Purchase Price	$27,484,516.09
Estimated Closing Consideration	$26,834,516.09
Estimated Share Consideration	$26,801,034.31
Estimated Option Consideration	$33,481.78
Estimated CBA Consideration	$0.00
Estimated Warrant Consideration	$0.00
Estimated Per Share Closing Consideration	$294.17
Per Option Share Closing Consideration	$41.49
Per Warrant Share Closing Consideration	$0.00

Calculation of Estimated Working Capital

(USD) - CALENDAR YEAR BASIS	10/25/2023
ASSETS	
Current Assets	
Cash	1,005,625
Accounts Receivable, net	6,051,000
Inventory - Raw Materials	9,740,000
Inventory - Work in Progress	1,205,000
Inventory - Finished Goods	555,000
Inventory Reserve	(1,393,443)
Prepaid Expenses & Other Current Assets	615,000
Total Current Assets	**17,778,182**
Long-Term Assets	
Property, Plant, & Equipment, net	6,437,804
Intangible Assets, net	4,035,249
Right of Use Asset	14,503,268
Total Long-Term Assets	**24,976,321**
TOTAL ASSETS	**42,754,503**
LIABILITIES	
Current Liabilities	
Accounts Payable	7,600,000
Line of Credit	8,829,330
Current Portion of Long Term Debt	459,933
CPLT Debt Seller Notes	4,340,469
Other Current Liabilities	1,200,000
Total Current Liabilities	**22,429,732**
Long-Term Liabilities	
Senior Debt	1,684,432
Lease Liabilities	14,788,642
Subordinated Debt	-
Contingent Liabilities	1,489,059
Total Long-Term Liabilities	**17,962,133**
TOTAL LIABILITIES	**40,391,864**
EQUITY	
Common Stock	-
Additional Paid in Capital	10,103,432
Distributions	(9,415)
Retained Earnings	(9,389,547)
Net Income/(Loss)	1,658,169
TOTAL EQUITY	**2,362,639**
TOTAL LIABILITIES & EQUITY	**42,754,503**
Net Working Capital	7,972,557
Net Working Capital Peg	9,955,822
Purchase Price Adjustment	**(1,983,265)**

Calculation of Estimated Indebtedness

Seller Notes	$4,359,793
Alterna Capital Solutions	$8,829,330
Intech Funding Corp. Equipment Financing	$149,106
Intech Funding Equipment Financing	$388,814
Trinity PR Equipment Financing	$216,528
Old National Bank Equipment Financing	$79,809
Verdant Capital Equipment Financing	$361,413
First-Citizens Bank & Trust Co. Equipment Financing	$21,887
Manufacturer's Capital Equipment Financing	$1,037,313
Credit for Equiment Finance Prepayment Fees	-$82,697
Ford Motor Credit Equipment Financing	$0
Corey Hoffman Earnout Payment	$1,787,484
LVL3 Payment	$516,000
Edwards Settlement Payment	$1,489,291
Mark Romeo Settlement Payment	$0
Indebtedness	**$19,154,071**

Calculation of Estimated Transaction Expenses

John Saelke Transaction Bonus	$250,000
Brian Keegan Transaction Bonus	$250,000
Jeff Schwab Stay Bonus	$25,000
Matt Howard Stay Bonus	$25,000
Payroll Tax on Transaction Bonuses	$17,625
50% of D&O Tail	$27,000
Menaitc Financial Advisory Fees	$1,181,756
Locke Lord Legal Fees	$375,000
Sapient Legal Fees	$197,192
Moss Adams Fees	$35,200
Transaction Expenses	**$2,383,773**

Calculation of Estimated Purchase Price

Base Cash Consideration	$50,000,000
Closing Cash	$1,005,625
Difference between Working Capital and Target Working Capital	($1,983,265)
Indebtedness	($19,154,071)
Transaction Expenses	($2,383,773)
Purchase Price	**$27,484,516**

Calculation of Closing Consideration

Purchase Price	$27,484,516
Adjustment Holdback Amount	($500,000)
Indemnity Holdback Amount	($150,000)
Closing Consideration	**$26,834,516**

Calculation of Per Share Closing Consideration

Closing Consideration	$26,834,516
Aggregate exercise price in respect of all Company Stock Options	$203,916.80
Aggregate exercise price in respect of all Company Warrants	$0.00
Fully Diluted Number	91,913
Per Share Closing Consideration	**$294.17**
Share Closing Consideration	**$26,801,034.31**

Calculation of Per Option Share Closing Consideration

Estimated Per Share Closing Consideration	$294
Option Exercise Price	$252.69
Per Option Share Closing Consideration	**$41.49**
Option Share Closing Consideration	**$33,481.78**

Calculation of Per Warrant Share Closing Consideration

Estimated Per Share Closing Consideration	$294
Exercise Price	$396.74
Per Warrant Share Closing Consideration	**$0.00**
Warrant Share Closing Consideration	**$0.00**

Calculation of CBA Share Consideration

CBA Share Consideration	**$0.0000**

Company Common Stock	91,106
Company Stock Options	807
Company Warrants	234
and (c)	**92,147**
Fully Diluted Number	
Company Common Stock	91,106
Company Stock Options	807
Company Warrants	0
Fully Diluted Number	**91,913**

Schedule III Payment Instructions See attached.

Sources / Uses & Flow of Funds x Sources / Uses Sources Closing Purchase Price - Buyer Cash 49,132,056.95$ NWC Holdback Amount (500,000.00)$ R&W Holdback Amount (150,000.00)$ Edwards Settlement Indebtedness Reduction (1,489,291.37)$ Jeff Schwab Retention Bonus Reduction (25,000.00)$ Matt Howard Retention Bonus Reduction (25,000.00)$ Payroll Tax Deduction on Transaction Bonuses (17,625.00)$ Total Sources 46,925,140.58$ Uses Indebtedness: Alterna Line of Credit (8,829,329.96)$ Indebtedness: Seller Notes & Earn-Out Payments (6,147,276.95)$ Indebtedness: Intech Funding Corp. (149,105.76)$ Indebtedness: Intech Funding (388,813.77)$ Indebtedness: Trinity PR (216,528.38)$ Indebtedness: Intech Funding (79,808.77)$ Indebtedness: Verdant Commercial Capital, LLC (361,412.82)$ Indebtedness: First-Citizens Bank & Trust Co (21,887.17)$ Indebtedness: Manufacturer's Capital (1,037,312.87)$ Indebtedness: Ford Motor Credit -$ Indebtedness: LVL3 Payment (516,000.00)$ Indebtedness: Mark Romeo Settlement Payment -$ Transaction Expense: John Saefke Transaction Bonus (250,000.00)$ Transaction Expense: Brian Keegan Transaction Bonus (250,000.00)$ Transaction Expense: Menalto Advisors (1,181,756.04)$ Transaction Expense: Locke Lord (375,000.00)$ Transaction Expense: Sapient (197,192.00)$ Transaction Expense: Moss Adams (35,200.00)$ Transaction Expense: D&O Policy (54,000.00)$ Transaction Expense: Other -$ CBA Payment: John Saefke -$ Payments to Shareholders & Optionholders (26,734,516.09)$ Shareholder Representative Fund (100,000.00)$ Total Uses (46,925,140.58)$ - Payment Instructions / Flow of Funds Account Holder's Name Invoice # Bank Bank Address Account Number Routing Number Contact Person Phone Number E-mail Other Flow of Funds: Indebtedness Payments Flow of Funds: Indebtedness Payments Alterna 8,829,329.96$ Alterna Capital Solutions LLC Wells Fargo Bank, N.A. 420 Montgomery Street San Francisco CA 94104 4533379988 121000248 Erik Recinos (407) 267-6003 Erecinos@alternaCS.com Corey Hoffman 6,147,276.95$ Corey Hoffman US Bank, N.A 800 Nicollett Mall Minneapolis MN 55402 153150280771 124302150 Corey Hoffman (503) 804-8719 coreymhoffman@gmail.com Intech Funding Corp. 149,105.76$ Intech Funding Corp. 001-0017581-700; 001-0017581-701; 001-0017581-702; 001-0017581-703; 001-0017581-704; 001-0017581-705 Wells Fargo Bank, N.A. 420 Montgomery Street San Francisco CA 94104 4175553957 121000248 Kayla Moyer (855) 249-9681 efcustomercare2@financialservicing.net Intech Funding 388,813.77$ INTECH FUNDING 552-0015122-000; 552-0018220-000 US Bank, N.A 800 Nicollett Mall Minneapolis MN 55402 153600018292 123000220 Naomi Williams (800) 828-8246 ext. 1533316 naomi.williams@onlinecomment.com Trinity PR 216,528.38$ Trinity PR Settlement Account 375-2575048-002; 375-2575048-003; 375-2575048-004; 375-2575048-005; 375-2575048-006 BMO HARRIS BANK, N.A. 320 South Canal Street Chicago IL 60606 1091446 71000288 Anne Rodriguez (415) 760-6314 anne.rodriguez@bmo.com Old National Bank 79,808.77$ Old National Bank 79838-001 Old National Bank 300 North Hunt Club Road Gurnee IL 60031 8100187676 086300012 Joleen Williams (224) 570-6796 Joleen.williams@oldnational.com Verdant Commercial Capital, LLC 361,412.82$ Verdant Commercial Capital, LLC 902-8144121-000; 884-8144121-502; 969-8144121-003; 884-8144121-004; 884-8144121-005; 878-8142831-110; 902-8144121-001; 969-8142831-008 Wells Fargo Bank, N.A. 420 Montgomery Street San Francisco CA 94104 4170605778 121000248 Kim Nunnemaker (513) 538-1096 clientcare@mycontractcenter.com First-Citizens Bank & Trust Co 21,887.17$ First-Citizens Bank & Trust Co 097-0115664-000 Wells Fargo Bank, N.A. 420 Montgomery Street San Francisco CA 94104 4122366719 121000248 William Willette (800) 253-0157 service@firstcitizens.com Manufactuer's Capital 1,037,312.87$ Commerical Credit Group, Inc. 7M01282002; 7M02262102; 7M06172002; 7M12171905 Wells Fargo Bank, N.A. 420 Montgomery Street San Francisco CA 94104 2000026298881 121000248 Summer Willis (704) 731-0031 swillis@commercialcreditgroup.com 59786.35 -$ LVL3, LLC 516,000.00$ LVL3 LLC (FKA Inflection Point Advisors) Bank of America, N.A. 222 Broadway New York, New York 10038 485016661498 026009593 Jason Frank (503) 828-6096 jasonfrank@hisoregon.com Mark Romeo -$ Total Indebtedness Payments 17,747,476.45$ Account Holder's Name Invoice # Bank Bank Address Account Number Routing Number Contact Person Phone Number E-mail Other Flow of Funds: Transaction Expenses Flow of Funds: Transaction Expenses HIS Payroll for John Saefke and Brian Keegan Payroll Expense 500,000.00$ Hoffman Instrumentation Supply, Inc. N/A Key Bank 4735 SW Hall Boulevard, Beaverton, OR 97005 379681110209 123002011 John Saefke (503) 407-6780 JohnSaefke@hisoregon.com Menalto Advisors 1,181,756.04$ Menalto Advisors, LLC 1311 US Bank, N.A 800 Nicollett Mall Minneapolis MN 55402 158215113800 122235821 Kendra Borrego (650) 714-9115 kborrego@menaltoadvisors.com Locke Lord 375,000.00$ Locke Lord LLP 0031114.00001 JPMorgan Chase Bank NA 712 Main Street, Houston, TX 77002 101203546 021000021 Greg Heath (713) 226-1531 gheath@lockelord.com Sapient 197,192.00$ Slinde & Nelson LLC Banner Bank 101 SW Main St., Suite 154 Portland OR 97204 7606037524 323371076 Ben Stoller (971) 266-8030 ben@sapientlaw.com Moss Adams 35,200.00$ Moss Adams LLP 102504675 JPMorgan Chase Bank NA 270 Park Avenue, New York, NY 10017 791533875 021000021 Melissa Spain (503) 784-8337 melissa.spain@mossadams.com Wesco Insurance Company 54,000.00$ Kibble & Prentice Holding Company AKA USI Northwest Regional Trust Bank of America, NA 222 Broadway New York, New York 10038 8188440786 026009593 Jake McCauley (309) 825-9239 jake.mccauley@usi.com Other -$ Total Indebtedness Payments 2,343,148.04$ Account Holder's Name Invoice # Bank Bank Address Account Number Routing Number Contact Person Phone Number E-mail Other Flow of Funds: Shareholder, Optionholder, CBA Payments, and Shareholder Representativ Flow of Funds: Shareholder, Optionholder, CBA Payments, and Shareholder Representative Fund LVL3i, LLC 21,801,109.83$ LVL3 Instumentation LLC Umpqua Bank 8822181858 123205054 Jason Frank (503) 828-6096 jasonfrank@hisoregon.com LVL3i, LLC - Shareholder Representative Fund 100,000.00$ LVL3 Instumentation LLC Umpqua Bank 8822181858 123205054 Jason Frank (503) 828-6096 jasonfrank@hisoregon.com LVL3 Holdings, LLC 412,580.14$ LVL3 Holdings LLC (FKA LVL3 LLC) Umpqua Bank 4863416709 123205054 Jason Frank (503) 828-6096 jasonfrank@hisoregon.com LVL3, LLC 123,363.81$ LVL3 LLC (FKA Inflection Point Advisors) Bank of America, N.A. 222 Broadway New York, New York 10038 485016661498 026009593 Jason Frank (503) 828-6096 jasonfrank@hisoregon.com Bulldog Partners, LLC 1,075,990.26$ Bulldog Partners LLC First Citizens Bank 009660107314 053100300 Neil Tunmore (503) 317-3766 neiltunmore@gmail.com Neil Tunmore 232,076.33$ Neil and Claire Tunmore First Tech Federal Credit Union 9341374800 321180379 Neil Tunmore (503) 317-3766 neiltunmore@gmail.com Corey Hoffman 1,159,795.60$ Corey Hoffman US Bank, N.A 800 Nicollett Mall Minneapolis MN 55402 153150280771 124302150 Corey Hoffman (503) 804-8719 coreymhoffman@gmail.com Romeo Investment Group, LLC 972,259.17$ Romeo Investment Group, LLC JPMorgan Chase Bank NA 270 Park Avenue, New York, NY 10017 583038671 021000021 Mark Romeo (503) 849-9365 mark.k.romeo@gmail.com Mark K. Romeo 195,181.18$ Mark K Romeo JPMorgan Chase Bank NA 270 Park Avenue, New York, NY 10017 3773909792 021000021 Mark Romeo (503) 849-9365 mark.k.romeo@gmail.com Romeo Family Investments, LLC 60,656.31$ Romeo Family Investments, LLC JPMorgan Chase Bank NA 270 Park Avenue, New York, NY 10017 697267372 021000021 Mark Romeo (503) 849-9365 mark.k.romeo@gmail.com Schwab Investments, LLC 259,327.72$ Schwab Investments, LLC JPMorgan Chase Bank NA 270 Park Avenue, New York, NY 10017 588769577 021000021 Jeff Schwab (503) 969-9194 jeffanddinna@gmail.com Schwab Family Holdings, LLC 125,121.96$ Schwab Family Holdings, LLC JPMorgan Chase Bank NA 270 Park Avenue, New York, NY 10017 697316120 021000021 Jeff Schwab (503) 969-9194 jeffanddinna@gmail.com John Gianotti 251,416.02$ John P Gianotti OnPoint Credit Union 11186566 323075880 John Gianotti (503) 997-1985 gianotti4@gmail.com Bjorn Skjorta, LLC 65,637.75$ Bjorn Skjorta LLC Pacific West Bank 23004740 123206943 Nick Slinde (503) 863-1505 nick@sapientlaw.com John Saefke -$ Total Payment 26,834,516.09$ Check -

Schedule IV Key Employees • Jason Frank • Brian Keegan • John Saefke • John Gianotti • Jeff Schwab • Matt Howard

Schedule V Accounting Principles See attached.

Accounting Principles (i) Section 1 – Accounting Hierarchy The Estimated Closing Statement and Closing Statement (together “the Statements”) shall be calculated and prepared in accordance with the following: (a) the Specific Accounting Principles set forth below; (b) U.S. GAAP as in effect as of Closing Date. (c) the same accounting principles, practices, procedures, policies and methods, with consistent classifications, judgments, inclusions, exclusions and methodologies, estimation and valuation techniques (including with respect to the calculation of reserves and accruals), as used in the preparation of the reviewed Annual Financial Statements (“Management’s Practices”). For the avoidance of doubt, paragraph (a) shall take precedence over the paragraphs (b) and (c), and paragraph (b) shall take precedence over paragraph (c) to the extent paragraph (c) is inconsistent with paragraph (b). All capitalized terms used herein and not otherwise defined herein shall have the meaning set forth in the Agreement. (ii) Section 2 – Specific Accounting Principles The “Specific Accounting Principles” means the specific principles, practices, procedures, policies and methods, with consistent classifications, judgments, inclusions, exclusions and methodologies, estimation and valuation techniques (including with respect to the calculation of reserves and accruals) set forth below: General preparation policies 1. The Statements shall be calculated on the basis that the Company is a going concern. 2. All of the provisions of this Section and the calculation of Net Working Capital and Indebtedness shall be interpreted so as to avoid double counting (whether positive or negative) of any item. 3. The classifications of assets and liabilities as current or noncurrent shall be consistent with historical application on the June 30, 2023, Financial Statements. 4. The Statements shall not include (i) any changes in assets or liabilities as a result of any purchase accounting or other adjustment arising out of the consummation of the Agreement or (ii) the effects of any post-Closing reorganizations undertaken by Buyer. 5. No adjustment to the Statement will be made for any matter arising out of the operation of the Company after the Closing and such matters will be ignored for the purposes of preparing the Statements or any item therein, except to the extent they occur prior to the date the Buyer delivers the Closing Statement to Seller, as in accordance with this Agreement, and Buyer provides evidence about conditions that existed at the Closing, including the estimates inherent in the process of preparing such calculations. For the avoidance of doubt, evidence received after Closing related to assets or liabilities in existence at Closing shall be included in the Statements. 6. The Statements shall be prepared in USD. Assets and liabilities to be included in the Statements that are denominated in a currency other than USD shall be converted into USD at the exchange rate, on any particular date, equal to the rate at which Dollars may be exchanged into any other currency as set forth at on such date on the applicable [Bloomberg Currency Page]. 7. Intercompany payables & receivables shall be settled prior to Closing. Specific asset/liability policies 1. Notwithstanding the application of U.S. GAAP or Management’s Practices, the reserve for aged inventory will be $1,393,443.29 and recorded as part of Net Working Capital, including for purposes of both the Estimated Working Capital and Closing Net Working Capital. The reserve shall be allocated to aged inventory, oldest to newest, until satisfied. 2. Accruals, including bonuses, income taxes, legal settlements, and any other accruals typically only booked at year-end, shall be recorded to reflect unpaid costs incurred, consistent with the application of U.S. GAAP. 3. Unpaid obligations related to employment legal matters shall be accrued. 4. Bonus accruals shall be recorded at an amount equal to the pro rata share of the expected full payout for the annual period. 5. Royalty accruals shall be excluded from Net Working Capital and included in Indebtedness. 6. Operating lease assets and liabilities accounted for in accordance with ASC 842 shall be excluded from both Net Working Capital and Indebtedness.

Illustrative Example Introduction The Illustrative Example attached hereto is an illustrative calculation of Closing Net Working Capital as of the close of Company on June 30, 2023. For the avoidance of doubt, the Accounting Principles included within this Exhibit shall take precedence over the illustrative calculation. Net Working Capital US$000 Jun-23 Cash 1,108 Accounts receivable 6,071 Inventory 10,442 Prepaid expenses & other current assets 579 Current assets 18,200 Accounts payable (5,744) Line of credit (8,072) Current portion of long term debt (6,109) Other current liabilities (1,853) Current liabilities (21,777) Net working capital, reported (per trial balance) (3,577) Definitional adjustments Closing Cash (1,108) Line of credit 8,072 Current portion of long term debt 6,109 Accrued Interest 111 Income Taxes payable (receivable) (6) Intercompany payables (receivables) (102) Royalty accrual 91 Deferred tax assets - Deferred tax l iabil ities - Accrued Company Transaction Expenses - Founder payment due to HIS (146) LVL3 Accounts payable 516 Reserve for aged inventory (1,393) Net Working Capital, definitional 8,566

Schedule VI Adjusted EBITDA Calculation See attached.

Adjusted EBITDA US$000 LTM Jun-23 Net income 2,695 Interest, net 1,646 Depreciation and amortization 1,536 Income tax 217 Reported EBITDA 6,094 Management adjustments Litigation expenses 1,062 Royalties expense 364 Reorganization expenses 322 LVL3 mgmt fees, board fees & earnout 200 Miscellaneous income (109) Bad debt expense 67 Other (income)/expense 11 PPP funding - MetFab Costs (Jul & Aug 2023) - Total management adjustments 1,917 Management adjusted EBITDA 8,012 Additional adjustments Reverse Management fees addback (120) Reverse bad debt expense addback (67) Reverse MetFab Costs addback - Bonus normalization (342) Former president compensation costs 90 Non-recurring professional services (Q4-22 Israel startup costs) 88 Stock compensation 86 Intercompany elimination (24) Additional adjustments (289) Adjusted EBITDA 7,723

Schedule VII Operating Profit Calculation See attached.

Actual Operating Profit US$000 LTM Jun-23 Net income 2,695 Interest, net 1,646 Depreciation and amortization 1,536 Income tax 217 Reported EBITDA 6,094 Management adjustments Litigation expenses 1,062 Royalties expense 364 Reorganization expenses 322 LVL3 mgmt fees, board fees & earnout 200 Miscellaneous income (109) Bad debt expense 67 Other (income)/expense 11 PPP funding - MetFab Costs (Jul & Aug 2023) - Total management adjustments 1,917 Management adjusted EBITDA 8,012 Additional adjustments Reverse Management fees addback (120) Reverse bad debt expense addback (67) Reverse MetFab Costs addback - Bonus normalization (342) Former president compensation costs 90 Non-recurring professional services (Israel startup costs) 88 Stock compensation 86 Intercompany elimination (24) Additional adjustments (289) Adjusted EBITDA 7,723 Include: depreciation (785) Actual Operating Profit 6,938